UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
⌧	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

TO THE OWNERS OF OUR COMPANY:

We will look back on 2022 as a pivotal year in the history of Transocean. Geopolitical events raised global awareness of the delicate state of worldwide energy supply and after eight years of underinvestment in oil and gas exploration and production, the general public gained a new appreciation for the role our industry plays in meeting the world’s need for affordable, reliable, abundant and transportable energy. This altered the mainstream narrative to one of “energy security” rather than “energy transition.” As a consequence, oil prices sharply increased in the first half of 2022 and have since maintained the stability needed to support incremental investment.

Over the past 12 months, offshore drilling contracting activity rapidly increased as our customers renewed their commitment to invest in oil and gas exploration, development, and production. And, in the coming years, we believe more capital will be directed to the offshore industry and Transocean, in particular. Some of the largest and most economical hydrocarbon reserves are found offshore in deepwater, specifically, the Gulf of Mexico, Brazil, and West Africa, and in harsh environments, such as Norway.

Meanwhile, over the last eight years, our industry has driven significant and sustainable efficiencies into offshore projects, significantly reducing project costs and compressing the time to first oil. Additionally, the carbon intensity of offshore production is frequently lower than that of onshore production; and, because of the sustained efficiencies realized during the downturn, the economic returns of offshore projects are highly competitive with, and in many cases superior to, onshore projects.

Source: Rystad Energy - Upstream Analytics, October 2022

Accordingly, global demand for the highest-specification floaters, such as those that Transocean owns and operates, has accelerated significantly. And, since availability of these assets was conspicuously scarce, throughout 2022, we were able to obtain significant increases in contract dayrates and contract duration for our assets. Transocean has an acute understanding of the market, and the value of our assets and our operational performance; as such, we are proud to have secured contracts in the back half of the year with leading-edge dayrates in excess of $400,000 for our most capable seventh generation drillships.

LETTER TO SHAREHOLDERS

Across the global fleet on a year-over-year basis, the dayrate on the average drillship fixture in the fourth quarter of 2022 was 63% higher. In addition to leading the industry in dayrates, Transocean was also awarded approximately 31% of the 81 floater rig years contracted during the year, adding approximately $4 billion in incremental backlog. This is additional evidence that our customers recognize and appreciate the value that Transocean creates and validates our strategy of operating the most desirable, high-specification fleet in the industry with highly trained crews and exceptional and experienced shore-based support. As such, we ended 2022 with a total backlog of approximately $8.3 billion – more than twice that of our nearest competitor. Our momentum has carried into 2023 with another multi-year, high dayrate contract in Brazil signed in January.

In addition, we are extremely proud that our financial discipline and strategic operational decisions over the past several years have combined to preserve the equity of our shareholders, a claim that none of our competitors can make. As our fleet transitions to newer contracts with higher dayrates and longer terms, the increase in, and predictability of, future cash flows will help support our efforts to improve our capital structure.

On that strategic imperative, we have made considerable progress. First, in July 2022, we extended our revolving credit facility, which remains undrawn, through June 2025. In September 2022, we conducted an exchange of securities that provided the company with an incremental $175 million in liquidity. In January 2023, when favorable market conditions arose, we executed two more transactions: a $525 million secured financing of the Deepwater Titan, and a $1.175 billion refinancing of four of our senior secured notes. With these transactions, we materially improved our medium-term liquidity and set the stage to opportunistically pursue additional transactions that will help de-lever and improve the flexibility of our balance sheet.

Operationally, we delivered another strong year of safe, reliable, and efficient operations. Our total recordable incident rate of 0.21 beat our 2022 target of 0.24, with 18 of our rigs operating incident-free throughout the year. In our constant pursuit of operational excellence, we endeavor to meet our goal of operating recordable incident-free on all our rigs in 2023. We also saw a 22% reduction in serious near hit dropped objects year-over-year. Along with our strong safety record, we delivered fleetwide uptime performance of 97%, resulting in year-end revenue efficiency of 96.4%.

As yet another highlight in 2022, we enhanced our fleet when we took delivery of the Deepwater Atlas in June and the Deepwater Titan in December, which are indisputably the two highest specification drillships in the world. These eighth generation drillships have an industry-leading net three-million-pound hookload, purpose-

LETTER TO SHAREHOLDERS

built completions deck, and will both be outfitted with 20,000 psi well control equipment. No other offshore rigs in the world have these characteristics. Also, in November 2022, we announced our investment in a joint venture to purchase the Deepwater Aquila, one of only a dozen 1400 short ton hookload drillships in the world. As part of our participation in the joint venture, we maintain the exclusive right to market and manage operations of the rig. Of the remaining 1400 short ton drillships, we own and operate seven.

Despite financial constraints, we also continued to invest in our existing fleet and deploy technologies that support safe, reliable, and efficient operations and our emissions reduction initiatives. One of these technologies, robotic riser bolting, incorporates the latest developments in robotics technology, including vision and tactile control, and is another step in increasing automation offshore. This system eliminates the need for personnel to continuously be present on the drill floor during riser operations, which results in safer, more efficient, and more consistent operations. This system is now operational on two of our drillships operating in the U.S. Gulf of Mexico and is garnering significant attention from multiple customers.

Our crane anti-sway rotator is another technology that we introduced into our fleet last year that increases the safety of our personnel and efficiency of our operations. The tool can automatically arrest a swinging load without the need for crane operator intervention and can rotate 360 degrees for proper positioning on the deck. It is currently operational on one of our drillships operating in the U.S. Gulf of Mexico.

We also began using a fuel additive on eight of our rigs that optimizes fuel consumption, supporting our goal of reducing emissions. To date, field tests utilizing the additive suggest fuel consumption can be reduced by up to six percent depending on engine loads. With the aid of our proprietary Smart Equipment Analytics “SEA” platform, we continue to track operational statistics to better analyze operational savings. SEA provides real time equipment data and analytics to our operations team with the goal of driving higher uptime and lower maintenance costs. By transmitting essential information from our various rig systems in real time, SEA enables our team to immediately evaluate the condition of the equipment and the performance of the systems.

Needless to say, we are incredibly proud of the entire Transocean team for the tremendous work and dedication in 2022. As a result of the collective effort, Transocean is well-positioned to prosper and deliver shareholder value as we continue through what we expect to be a multi-year sustained recovery. We thank all our shareholders for your continued confidence in our company and we look forward to continuing to earn your trust and support in 2023 and beyond.

ChaDWICK C. Deaton	Jeremy D. Thigpen
Chair of the Board of Directors	Chief Executive Officer

March [ ], 2023

CONTENTS

P-1	NOTICE TO SHAREHOLDERS
P-4	PROXY STATEMENT SUMMARY
P-9	GOVERNANCE HIGHLIGHTS
P-10	SUSTAINABILITY HIGHLIGHTS
P-12	INVITATION TO 2023 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.
P-18	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
P-19	INFORMATION ABOUT THE MEETING AND VOTING
P-25	AGENDA ITEM 1. REALLOCATION OF CHF 9.5 BILLION OF FREE CAPITAL RESERVES FROM CAPITAL CONTRIBUTION TO STATUTORY CAPITAL RESERVES FROM CAPITAL CONTRIBUTION
P-26

AGENDA ITEM 2     APPROVAL OF (A) THE 2022 ANNUAL REPORT, INCLUDING THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF TRANSOCEAN LTD. FOR FISCAL YEAR 2022 AND THE AUDITED STATUTORY FINANCIAL STATEMENTS OF TRANSOCEAN LTD. FOR FISCAL YEAR 2022 AND (B) THE SWISS STATUTORY COMPENSATION REPORT FOR FISCAL YEAR 2022

P-28	AGENDA ITEM 3 DISCHARGE OF THE MEMBERS OF THE BOARD OF DIRECTORS AND THE EXECUTIVE MANAGEMENT TEAM FROM LIABILITY FOR ACTIVITIES DURING FISCAL YEAR 2022
P-29	AGENDA ITEM 4 APPROPRIATION OF THE ACCUMULATED LOSS FOR FISCAL YEAR 2022
P-30	AGENDA ITEM 5 APPROVAL OF SHARES AUTHORIZED FOR ISSUANCE
P-31	AGENDA ITEM 6 ELECTION OF 11 DIRECTORS, EACH FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-46	SKILLS & EXPERIENCE MATRIX FOR INDEPENDENT DIRECTORS
P-48	AGENDA ITEM 7 REELECTION OF THE CHAIR OF THE BOARD OF DIRECTORS FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-49	AGENDA ITEM 8 REELECTION OF THE MEMBERS OF THE COMPENSATION COMMITTEE, EACH FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-50	AGENDA ITEM 9 REELECTION OF THE INDEPENDENT PROXY FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-51

AGENDA ITEM 10    APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023 AND REELECTION OF ERNST & YOUNG LTD, ZURICH, AS THE COMPANY’S AUDITOR FOR A FURTHER ONE-YEAR TERM

P-53	AGENDA ITEM 11 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 2023
P-55	AGENDA ITEM 12 ADVISORY VOTE TO APPROVE FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION VOTE
P-56	AGENDA ITEM 13 PROSPECTIVE VOTE ON THE MAXIMUM COMPENSATION OF (A) THE BOARD OF DIRECTORS AND (B) THE EXECUTIVE MANAGEMENT TEAM
P-60	AGENDA ITEM 14 APPROVAL OF (A) AMENDMENT AND RESTATEMENT OF TRANSOCEAN LTD. 2015 LONG-TERM INCENTIVE PLAN AND (B) CAPITAL AUTHORIZATION FOR SHARE-BASED INCENTIVE PLANS
P-69	AGENDA ITEM 15 APPROVAL OF AMENDMENTS TO ARTICLES OF ASSOCIATION TO REFLECT NEW SWISS CORPORATE LAW AND MAKE CERTAIN RELATED CHANGES
P-71	CORPORATE GOVERNANCE
P-80	BOARD MEETINGS AND COMMITTEES
P-88	2022 DIRECTOR COMPENSATION
P-89	AUDIT COMMITTEE REPORT
P-91	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
P-92	SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Transocean 2023    i    Proxy Statement

P-93	COMPENSATION DISCUSSION AND ANALYSIS
P-112	COMPENSATION COMMITTEE REPORT
P-113	EXECUTIVE COMPENSATION
P-127	EQUITY COMPENSATION PLAN INFORMATION
P-128	OTHER MATTERS
AP-1	APPENDIX A
AP-1	APPENDIX B
AN-1	ANNEX A
AN-1	ANNEX B
AN-1	ANNEX C

Transocean 2023    ii    Proxy Statement

NOTICE TO SHAREHOLDERS

The 2023 Annual General Meeting of the shareholders (the “2023 Annual General Meeting”) of Transocean Ltd. (the “Company”) will be held:

WHEN	WHERE
Thursday, May 11, 2023	Parkhotel Zug
6:30 p.m., Swiss time	Industriestrasse 14
6304 Zug, Switzerland

Information regarding the matters to be acted upon at the meeting is set forth in the attached invitation to the 2023 Annual General Meeting and the proxy statement, which is available at: www.deepwater.com by selecting Financial Reports, then Annual and Quarterly Reports in the dropdown menu of the Investors section.

At the 2023 Annual General Meeting, we will ask you to vote on the following items:

AGENDA ITEM	DESCRIPTION	BOARD RECOMMENDATION		FOR MORE INFORMATION, SEE PAGE
1	Reallocation of CHF 9.5 Billion of Free Capital Reserves from Capital Contribution to Statutory Capital Reserves from Capital Contribution	✓	FOR	P-25
2

Approval of (A) the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022 and (B) the Swiss Statutory Compensation Report for Fiscal Year 2022

		✓	FOR	P-26
3	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2022	✓	FOR	P-28
4	Appropriation of the Accumulated Loss for Fiscal Year 2022	✓	FOR	P-29
5	Approval of Shares Authorized for Issuance	✓	FOR	P-30
6	Election of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-31
7	Reelection of the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-48
8	Reelection of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-49
9	Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-50
10	Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023 and Reelection of Ernst & Young Ltd,	✓	FOR	P-51

Transocean 2023   P-1    Proxy Statement

NOTICE TO SHAREHOLDERS

Zurich, as the Company’s Auditor for a Further One-Year Term
11	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2023	✓	FOR	P-53
12	Advisory Vote to Approve Frequency of Named Executive Officer Compensation Vote	✓	FOR	P-55
13	Prospective Vote on the Maximum Compensation of the (A) Board of Directors and (B) the Executive Management Team	✓	FOR	P-56
14	Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans	✓	FOR	P-60
15	Approval of Amendments to Articles of Association to Reflect New Swiss Corporate Law and Make Certain Related Changes	✓	FOR	P-69

It is important that your shares be represented and voted at the meeting. If you are a shareholder registered in our share register, you may submit voting instructions electronically over the internet, by telephone or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee for submitting voting instructions, including whether you may submit voting instructions by mail, telephone or over the internet.

Under rules of the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders as of the close of business on March 21, 2023. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the internet, by telephone or via mail. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in the proxy statement.

A copy of the proxy materials, including a proxy card or voting instruction form, will also be sent to any additional shareholders who are registered in our share register as shareholders with voting rights, or who become beneficial owners through a nominee registered in our share register as a shareholder with voting rights, as of the close of business on April 24, 2023, and who were not registered as of March 17, 2023. The Notice or proxy statement and form of proxy, as appropriate, are first being mailed or sent, as appropriate, to shareholders on or about March 21, 2023.

A note to Swiss and other European investors: Transocean Ltd. is incorporated in Switzerland, has issued registered shares and trades on the New York Stock Exchange; however, unlike some Swiss incorporated companies, share blocking and re-registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date.

Thank you in advance for your vote.

Transocean 2023    P-2    Proxy Statement

NOTICE TO SHAREHOLDERS

Sincerely,

ChaDWICK C. Deaton	Jeremy D. Thigpen
Chair of the Board of Directors	Chief Executive Officer

March [ ], 2023

Transocean 2023    P-3    Proxy Statement

PROXY STATEMENT SUMMARY

2023 ANNUAL GENERAL MEETING DETAILS

WHEN	WHERE	RECORD DATE
Thursday, May 11, 2023	Parkhotel Zug	April 24, 2023
6:30 p.m., Swiss time	Industriestrasse 14
6304 Zug, Switzerland

VOTING INFORMATION

	BY PHONE	BY INTERNET	BY MAIL	BY MOBILE DEVICE

Registered Holders (shares are registered in your own name)

On a touch-tone telephone, call toll-free:
+1 (800) 690-6903 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instructions form that is sent to you.

You will be able to confirm that the telephonic system has properly recorded your votes.

Go to www.proxyvote.com 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instructions form that is sent to you.

The internet system allows you to confirm that the system has properly recorded your voting instructions.

			Complete, date, sign and return your proxy card in the postage-paid envelope. Do not mail the proxy card if you are submitting voting instructions over the internet or by telephone.	Scan the QR code, which can be found on your voting instructions form that is sent to you.

Beneficial Owners (shares are held “in street name” in a stock brokerage account or by a bank, nominee or other holder of record)

On a touch-tone telephone, call toll-free:
+1 (800) 690-6903 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instructions form that is sent to you.

You will be able to confirm that the telephonic system has properly recorded your votes.

Go to www.proxyvote.com 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instruction form that is sent to you.

The internet system allows you to confirm that the system has properly recorded your voting instructions.

			Complete, date, sign and return your voting information form. Do not mail the voting instruction form if you are submitting voting instructions over the internet or by telephone.	Scan the QR code, which can be found on your voting instructions form that is sent to you.

Transocean 2023   P-4    Proxy Statement

PROXY STATEMENT SUMMARY

YOUR VOTE IS IMPORTANT

Even if you plan to attend the 2023 Annual General Meeting, you are encouraged to submit your voting instructions over the internet, by telephone or by mail as soon as possible prior to the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL GENERAL MEETING TO BE HELD ON MAY 11, 2023

Our proxy statement and 2022 Annual Report are available at www.proxyvote.com or on our website investor.deepwater.com under “Financial Reports ― Annual and Quarterly Reports.” Information contained on or accessible from our website is not incorporated by reference into this proxy statement and should not be considered a part of this report or any other filing that we make with the SEC. Furthermore, references to our website URLs are intended to be inactive textual references only.

Shareholders registered in our share register on the record date have the right to vote their shares at the 2023 Annual General Meeting. Such shareholders may designate proxies to vote their shares by submitting their proxy electronically over the internet, by telephone or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials. Please review the voting instructions in the proxy statement for each of these methods.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

All dollar figures in this proxy statement are in U.S. dollars unless otherwise denoted.

Transocean 2023    P-5    Proxy Statement

PROXY STATEMENT SUMMARY

COMPANY OVERVIEW AND 2022 STRATEGY AND PERFORMANCE

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. We specialize in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services. Our drilling fleet is one of the most versatile fleets in the world, consisting of drillships and semisubmersible floaters.

Transocean’s fleet of 37 mobile offshore drilling units consists of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, as of February 9, 2023, Transocean was constructing one ultra-deepwater drillship and held a noncontrolling ownership interest in a company that is constructing one ultra-deepwater drillship. The below graphic shows the global market presence of our operating fleet as of our Fleet Status Report issued on February 9, 2023.

OUR GLOBAL MARKET PRESENCE
Ultra-Deepwater 27
Harsh Environment 10

With the offshore industry’s largest high-specification floating fleet, and a steadfast focus on incident-free operations and superior well construction, we believe that we are best-positioned to support our customers in the delivery of their operational and business objectives, which will ultimately translate into superior returns for our shareholders.

In 2022, we delivered exceptional operational performance. Importantly, we delivered a total recordable incident rate of 0.21, beating our target of 0.24. We also delivered uptime of 97% across our global fleet. We delivered this result with a fleet of floaters that are focused exclusively on ultra-deepwater and harsh environment operations, which present the most challenging operational conditions.

We believe demand for hydrocarbons will continue to play an important role in supplying the world’s energy for the foreseeable future. The ongoing energy expansion will require all sources of energy, including hydrocarbons and renewables, to meet growing global energy demand.

Transocean 2023    P-6    Proxy Statement

PROXY STATEMENT SUMMARY

NOMINEES TO THE BOARD OF DIRECTORS

As the market leader in offshore drilling, Transocean has attracted the most qualified Board of Directors and leadership team in the industry. The current terms of all of our directors will expire at the 2023 Annual General Meeting.

In recent years, we have added new members to our Board of Directors, each of whom contributes to the diversity of experience and background of our Board of Directors. This year, Domenic J. “Nick” Dell’Osso, Jr. the President and Chief Executive Officer of Chesapeake Energy, has been nominated for election to the Company’s board. Diane de Saint Victor, ABB Ltd’s former General Counsel and Company Secretary, is leaving the Company’s board. She was first elected as a director in 2020 and the Company appreciates her years of service.

Each of our director nominees has a proven record of success and high integrity, and is committed to advancing our stakeholders’ interests and enhancing the Company’s sustainability goals and objectives. The diversity of our non-executive directors is reflected below.

During 2022, each of our directors attended at least 75% of the Board of Directors meetings and meetings of committees on which they served.

Additional information regarding the director nominees for election is provided below and under Agenda Item 6.

Transocean 2023    P-7    Proxy Statement

PROXY STATEMENT SUMMARY

				COMMITTEES					OTHER CURRENT PUBLIC COMPANY BOARDS
DIRECTORS FOR ELECTION	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	COMPENSATION	FINANCE	CORPORATE GOVERNANCE	HEALTH, SAFETY, ENVIRONMENTAL AND SUSTAINABILITY
Glyn A. Barker Former Vice Chair-U.K., PwC LLP	69	2012	✓						3
Vanessa C.L. Chang Former Director and Shareholder of EL & EL Investments	70	2012	✓						1
Frederico F. Curado Former CEO, Ultrapar S.A.	61	2013	✓						2
Chadwick C. Deaton Former Executive Chair and CEO, Baker Hughes Incorporated	70	2012	✓						1
Domenic J. “Nick” Dell’Osso, Jr. President and Chief Executive Officer, Chesapeake Energy	46	Nominee	✓						1
Vincent J. Intrieri Founder and CEO, VDA Capital Management LLC	66	2014	✓						1
Samuel J. Merksamer Partner, Softbank Investment Advisers	42	2013	✓						2
Frederik W. Mohn Owner and Managing Director, Perestroika AS; former Director and Chair, Songa Offshore SE	46	2018	✓						1
Edward R. Muller Former Chair and CEO, GenOn Energy, Inc.; former Vice Chair, NRG Energy, Inc.	70	2008	✓						1
Margareth Øvrum Former Executive Vice President for Equinor Development and Production Brazil	64	2021	✓						3
Jeremy D. Thigpen CEO, Transocean Ltd.	48	2015							0
MEETINGS IN 2022: BOARD: 4 BOARD AND COMMITTEES: 28				8	4	4	4	4

Committee Chair	Committee Member	Audit Committee financial expert (SEC and NYSE)	✓	Independent, as determined by the Board of Directors in accordance with applicable rules and regulations

Transocean 2023    P-8    Proxy Statement

PROXY STATEMENT SUMMARY

GOVERNANCE HIGHLIGHTS

Our Board of Directors believes that strong corporate governance practices promote long-term shareholder interests and strengthen Board and management accountability. The Board continues to monitor evolving governance standards and enhance our governance practices to serve Transocean shareholders. Key features of the Company’s corporate governance program include:

■   Independent Board Chair

■   Highly independent Board

■   Independent Committees

■   Annual director elections

■   One share, one vote – no dual-class stock

■   Shareholder right to call special meetings

■   Shareholder proxy access

■   Annual performance evaluations of the Board of Directors, the Committees and individual directors

■   Retirement age and term limits

■   No poison pill

■   No hedging or pledging company stock by directors or executives

■   No blank check preferred stock

ACTIVE SHAREHOLDER ENGAGEMENT PROGRAM

As part of our ongoing shareholder engagement program, our Board of Directors and management team are committed to meeting with our shareholders and incorporating their feedback into our decision-making processes. During 2022, in addition to ongoing investor engagement through direct one-on-one meetings and non-deal road shows with equity analysts, we participated in nine conferences. Our Chief Executive Officer, Chief Financial Officer, General Counsel, Treasurer and Investor Relations team participated in many of these engagements. We also continued our long-standing, proactive shareholder engagement program to discuss recent developments and to solicit investor feedback on our corporate governance and sustainability practices. During 2022, we engaged with shareholders representing more than 20% of our outstanding shares. All feedback received during our engagements is shared directly with the Board of Directors and has helped inform disclosures and policies on governance, compensation, sustainability and information security.

KEY FEATURES OF EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program reflects our commitment to retain and attract highly qualified executives and align our executives’ pay with performance. The elements of our program are designed to motivate our executives to achieve our overall business objectives, create sustainable shareholder value in a cost-effective manner and reward our management team for delivering superior financial, safety and operational performance, each of which is important to the long-term success of the Company. Our executive compensation program

Transocean 2023    P-9    Proxy Statement

PROXY STATEMENT SUMMARY

includes features that align the interests of our senior management with those of our shareholders and does not include features that may result in misalignment.

WHAT WE DO	WHAT WE DON’T DO

✓    Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile

✓    Mandate meaningful share ownership requirements for our executives

✓    Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation (cash and equity) in cases of financial restatement or violations of our Code of Integrity

✓    Base annual and long-term incentive performance on quantitative, formulaic metrics

✓    Maintain compensation plans that are weighted significantly toward variable pay to align our executive compensation with long-term shareholder interests

✓    Link long-term incentive compensation to relative performance metrics

✓    Deliver at least 50% of long-term incentives in performance-based awards

✓    Cap the earning of PSUs at target if the Company’s absolute TSR is less than negative 15%

✓    Cap the overall PSU payouts to prevent unintended windfalls

✓    Retain an independent consultant who reports only to our Compensation Committee (not management)

✓    Maintain double trigger change-in-control provisions

✕   Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than derivative instruments issued by us)

✕   Allow our executives or directors to pledge Company shares

✕   Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, to the extent permitted under Swiss law, our executives are eligible for severance and change-in-control provisions pursuant to our policies, in exchange for covenants that protect the Company

✕   Provide gross-ups for severance payments

✕   Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation

✕   Provide any payments or reimbursements for tax equalization

✕   Pay dividends or dividend equivalents on performance-based equity that has not vested

✕   Offer executive perquisites

SUSTAINABILITY HIGHLIGHTS

The development of traditional oil and gas resources in tandem with renewables – what we term the “energy expansion” – has gained importance in light of growing global energy needs. We are committed to doing our part – delivering safe, efficient, reliable and responsible operations. To that end, we prioritize recruitment and retention of skilled, qualified and capable personnel and invest in the training and development of our teams. Further, we continue to fund our innovation and technology programs to enhance the value of our services through improvements to safety, equipment performance, and fuel efficiency. Additionally, we have invested in two companies pursuing the exploration of deep-sea polymetallic nodules containing metals critical to the growing renewable energy market.

Highlights of our sustainability efforts over the past year include:

Transocean 2023    P-10    Proxy Statement

PROXY STATEMENT SUMMARY

■   We took delivery of two eighth-generation drillships, outfitted with state-of-the-art, energy-efficient equipment and capable of drilling and completing wells that were previously infeasible from either a technical or commercial standpoint.

■   We successfully launched an offshore robotic riser system on two of our rigs, eliminating the need for personnel to be present on the drill floor during riser operations, increasing safety and efficiency.

■   We incorporated sustainability – with a 20% weighting – into our 2022 annual bonus plan, with metrics tied to personal safety globally and emissions intensity reductions in our Norway fleet. We surpassed our target for both measures. Bolstered by strong local government and customer support, we invested a significant portion of our emissions reduction budget across our Norway fleet and aligned our bonus plan goal accordingly. The sustainability objectives in our 2023 bonus plan are expanded to our global fleet.

■   We launched a new behavior safety observation program that enables near real-time data collection to evaluate the effectiveness of each location’s safe work practices.

■   We operate a 24-hour, seven day a week Critical Operations Monitoring and Verification Center in Houston. The center provides remote verifications required during critical key offshore activities in real-time. The verification process reduces the likelihood of human error while conducting critical operations and supports the Company's effort to drive Operational Discipline, reduce the likelihood of process safety events and drive consist, repeatable, reliable operations across our fleet.

■   We invested in a company pursuing exploration of polymetallic seabed nodules containing minerals needed to support the growing renewable energy market.

■   We included a module on Human Rights in our annual Legal, Compliance and Ethics Training to ensure all employees, including management, are equipped with a fundamental understanding of protecting human rights, including taking all reasonable measures to avoid contributing to adverse human rights impacts, and how to identify and report potential issues encountered in work and personal lives.

■   Our 36-month offshore development program that focuses on building drilling skills and competencies, especially among underrepresented groups, had its first graduate during the past year with 10 other participants enrolled in the global program.

■   As pandemic restrictions eased, we introduced a hybrid work schedule for our onshore teams, promoting collaboration and employee engagement while continuing to promote flexibility and work-life balance.

■   We continued to diligently monitor the COVID-19 pandemic and implemented safety protocols necessary to safeguard our workforce and to minimize operational disruptions.

Transocean 2023    P-11    Proxy Statement

INVITATION TO 2023 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

WHEN	WHERE
Thursday, May 11, 2023 6:30 p.m., Swiss time	Parkhotel Zug Industriestrasse 14 6304 Zug, Switzerland

AGENDA ITEMS

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS	BOARD RECOMMENDATION
1	Reallocation of CHF 9.5 Billion of Free Capital Reserves from Capital Contribution to Statutory Capital Reserves from Capital Contribution	The Board of Directors proposes that CHF 9.5 billion of free capital reserves from capital contribution be reallocated to statutory capital reserves from capital contribution.	✓	FOR

2

Approval of (A) the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022 and (B) the Swiss Statutory Compensation Report for Fiscal Year 2022

2A

Approval of the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022

The Board of Directors proposes that the 2022 Annual Report, including the audited consolidated financial statements of Transocean Ltd. for fiscal year 2022 and the audited statutory financial statements of Transocean Ltd. for fiscal year 2022, be approved.

			✓	FOR
2B	Advisory Vote to Approve Swiss Statutory Compensation Report for Fiscal Year 2022	The Board of Directors proposes that the Company’s Swiss Statutory Compensation Report for the fiscal year ended December 31, 2022, be approved on an advisory (non-binding) basis.	✓	FOR
3	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2022

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, Mark L. Mey and Keelan I. Adamson, who served as members of our Executive Management Team in 2022, be discharged from liability for activities during fiscal year 2022.

			✓	FOR

Transocean 2023   P-12    Proxy Statement

INVITATION TO 2023 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS		BOARD RECOMMENDATION
4	Appropriation of the Accumulated Loss for Fiscal Year 2022	The Board of Directors proposes that the accumulated loss of the Company be carried forward.		✓	FOR
		APPROPRIATION OF ACCUMULATED LOSS	IN CHF THOUSANDS
		Balance brought forward from previous years	(11,411,447)
		Net loss of the year	(49,091)
		Total accumulated loss	(11,460,538)

APPROPRIATION OF ACCUMULATED LOSS
		Balance to be carried forward on this account	(11,460,538)

5	Approval of Shares Authorized for Issuance

The Board of Directors proposes that its authority to issue shares using a general capital authorization be approved and any share issuances thereunder be limited to [ ] shares, representing approximately 20% of the Company’s issued shares as of March [ ], 2023, for a one-year period expiring on May 11, 2024.

				✓	FOR

6	Election of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	The Board of Directors has nominated the following candidates for election to the Board of Directors of the Company, each for a term extending until completion of the next annual general meeting.		✓	FOR

		6A	Election of Glyn A. Barker as a director.
		6B	Election of Vanessa C.L. Chang as a director.
		6C	Election of Frederico F. Curado as a director.
		6D	Election of Chadwick C. Deaton as a director.
		6E	Election of Domenic J. “Nick” Dell’Osso, Jr. as a director.
		6F	Election of Vincent J. Intrieri as a director.
		6G	Election of Samuel J. Merksamer as a director.
		6H	Election of Frederik W. Mohn as a director.
		6I	Election of Edward R. Muller as a director.
		6J	Election of Margareth Øvrum as a director.
		6K	Election of Jeremy D. Thigpen as a director.

7	Reelection of the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting

The Board of Directors proposes that Chadwick C. Deaton be reelected as the Chair of the Board of Directors for a term extending until completion of the next annual general meeting, subject to his election as a member of the Board of Directors.

				✓	FOR

8	Reelection of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting

The Board of Directors proposes that the following three candidates be reelected as members of the Compensation Committee, each for a term extending until completion of the next annual general meeting,

				✓	FOR
Each Nominee

Transocean 2023    P-13    Proxy Statement

INVITATION TO 2023 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS		BOARD RECOMMENDATION
subject in each case to such candidate’s election as a member of the Board of Directors:
		8A	Reelection of Glyn A. Barker as a member of the Compensation Committee.
		8B	Reelection of Vanessa C.L. Chang as a member of the Compensation Committee.
		8C	Reelection of Samuel J. Merksamer as a member of the Compensation Committee.

9	Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting

The Board of Directors proposes that Schweiger Advokatur / Notariat be reelected to serve as independent proxy at (and until completion of) the 2024 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2024 Annual General Meeting.

				✓	FOR

10

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One-Year Term

The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2023 and that Ernst & Young Ltd, Zurich, be elected as Transocean Ltd.’s auditor pursuant to the Swiss Code of Obligations (the “Swiss Code”) for a further one-year term, commencing on the day of election at the 2023 Annual General Meeting and terminating on the day of the 2024 Annual General Meeting.

				✓	FOR

11	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2023

Pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders are entitled to cast an advisory vote on the Company’s executive compensation program for the Company’s Named Executive Officers. Detailed information regarding the Company’s compensation program for its Named Executive Officers is set forth in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this proxy statement. The Board of Directors believes the Company’s compensation program is designed to reward performance that creates long term value for the Company’s shareholders. The Board of Directors has proposed a resolution that provides shareholders with the opportunity to endorse or not endorse the Company’s Named Executive Officer compensation program as described in the proxy statement for the Company’s 2023 Annual General Meeting.

				✓	FOR

12	Advisory Vote to Approve Frequency of Named Executive Officer Compensation Vote

As required by Section 14A of the Exchange Act, the Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of the Company’s Named Executive Officers should occur every year, every two years or every three years.

				✓	FOR
Every Year
13	Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team

Transocean 2023    P-14    Proxy Statement

INVITATION TO 2023 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS	BOARD RECOMMENDATION
13A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2023 Annual General Meeting and the 2024 Annual General Meeting

The Board of Directors proposes that the shareholders ratify an amount of $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2023 Annual General Meeting and the 2024 Annual General Meeting.

			✓	FOR
13B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2024	The Board of Directors proposes that the shareholders ratify an amount of $26,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2024.	✓	FOR
14	Approval of (A) Amendment to Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Authorization for Share-Based Incentive Plans
14A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan	The Board of Directors proposes that shareholders approve the Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan.	✓	FOR
14B	Approval of Capital Authorization for Share-Based Incentive Plans	The Board of Directors proposes that shareholders approve a Capital Authorization for Share-Based Incentive Plans.	✓	FOR
15	Approval of Amendments to Articles of Association to Reflect New Swiss Corporate Law and Make Certain Related Changes

The Board of Directors proposes that shareholders approve amendments to the Company’s Articles of Association regarding shareholder rights, general meeting matters and related matters to align them with the changes introduced to Swiss corporate law effective on January 1, 2023 and make certain other changes.

			✓	FOR

ORGANIZATIONAL MATTERS

A copy of the Notice is being sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 17, 2023. Any additional shareholders who are registered in Transocean Ltd.’s share register as of the close of business on April 24, 2023, will receive after that date a copy of the proxy materials, including a proxy card. Shareholders not registered in Transocean Ltd.’s share register as of April 24, 2023, will not be entitled to vote or grant proxies to vote at the 2023 Annual General Meeting. While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 24, 2023, and the opening of business on the day following the 2023 Annual General Meeting, share blocking and re-registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Shareholders registered in Transocean Ltd.’s share register as of April 24, 2023, have the right to vote their shares at the 2023 Annual General Meeting, or may grant a proxy to vote on each of the proposals in this invitation and any modification to any agenda item or proposal identified in this invitation or other matter on which voting is permissible under Swiss law and which is properly presented at the 2023 Annual General Meeting for consideration. Such shareholders may designate proxies to vote their shares electronically over the internet, by telephone or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials at the 2023 Annual General Meeting.

Transocean 2023    P-15    Proxy Statement

INVITATION TO 2023 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

We urge you to submit your voting instructions electronically over the internet, by telephone or return the proxy card as soon as possible. All electronic voting instructions or proxy cards must be received no later than 11:59 p.m. Eastern Daylight Time on Wednesday, May 10, 2023 (5:59 a.m. Swiss time on Thursday, May 11, 2023) unless extended by the Company.

If you have timely submitted electronic voting instructions, telephone instructions or a properly executed proxy card, your shares will be voted by the independent proxy in accordance with your instructions. Holders of shares who have timely submitted their proxy, but have not specifically indicated how to vote their shares, will be deemed to have instructed the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting. If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2023 Annual General Meeting for consideration, you will be deemed to have instructed the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters proposed to come before the 2023 Annual General Meeting.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

Shareholders may grant proxies to any third party. Such third party need not be a shareholder.

Information concerning the 2023 Annual General Meeting can be obtained by contacting:

OUR CORPORATE SECRETARY AT OUR REGISTERED OFFICE	Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland	INVESTOR RELATIONS AT OUR OFFICES IN THE UNITED STATES	Transocean Ltd. Attention: Investor Relations 1414 Enclave Parkway Houston, Texas 77077 USA

TELEPHONE NUMBER	+41 (41) 749-0500	TELEPHONE NUMBER	+1 (713) 232-7500

ANNUAL REPORT, CONSOLIDATED FINANCIAL STATEMENTS, STATUTORY FINANCIAL STATEMENTS

A copy of the 2022 Annual Report (including the consolidated financial statements for fiscal year 2022, the statutory financial statements of Transocean Ltd. for fiscal year 2022 and the audit reports on such consolidated and statutory financial statements) and the 2022 Swiss Compensation Report is available for physical inspection at our registered office:

Transocean Ltd. Turmstrasse 30 6312 Steinhausen, Switzerland

Copies of these materials may be obtained without charge by contacting:

OUR CORPORATE SECRETARY AT OUR REGISTERED OFFICE	Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland	INVESTOR RELATIONS AT OUR OFFICES IN THE UNITED STATES	Transocean Ltd. Attention: Investor Relations 1414 Enclave Parkway Houston, Texas 77077 USA

Transocean 2023    P-16    Proxy Statement

INVITATION TO 2023 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

TELEPHONE NUMBER	+41 (41) 749-0500	TELEPHONE NUMBER	+1 (713) 232-7500

On behalf of the Board of Directors,

CHADWICK C. DEATON Chair of the Board of Directors

Steinhausen, Switzerland

March [ ], 2023

Transocean 2023    P-17    Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

YOUR VOTE IS IMPORTANT

You may designate a proxy to vote your shares by submitting your voting instructions electronically over the internet, by calling the toll-free number or, if you requested a printed copy of the proxy materials, by completing, signing and returning by mail the proxy card you will receive in response to your request. Please review the instructions in the Notice of Internet Availability of Proxy Materials and the proxy statement.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL GENERAL MEETING TO BE HELD ON MAY 11, 2023

Our proxy statement and 2022 Annual Report are available at www.proxyvote.com or on our website investor.deepwater.com under “Financial Reports ― Annual and Quarterly Reports.” Information contained on or accessible from our website is not incorporated by reference into this proxy statement and should not be considered a part of this report or any other filing that we make with the SEC. Furthermore, references to our website URLs are intended to be inactive textual references only.

Transocean 2023   P-18    Proxy Statement

PROXY STATEMENT

WHEN	WHERE	RECORD DATE
Thursday, May 11, 2023 6:30 p.m., Swiss time	Parkhotel Zug Industriestrasse 14 6304 Zug, Switzerland	April 24, 2023

INFORMATION ABOUT THE MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by Transocean Ltd., on behalf of the Board of Directors, to be voted at our 2023 Annual General Meeting to be held on May 11, 2023, at 6:30 p.m., Swiss time, at the Parkhotel Zug, Industriestrasse 14, 6304 Zug, Switzerland. The Notice or proxy statement and form of proxy, as appropriate, are first being mailed to shareholders on or about March 17, 2023.

RECORD DATE

Only shareholders of record on April 24, 2023, are entitled to notice of and to grant proxies to vote at, the 2023 Annual General Meeting. No shareholder will be entered in Transocean Ltd.’s share register with voting rights between the close of business on April 24, 2023, and the opening of business on the day following the 2023 Annual General Meeting.

While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 24, 2023, and the opening of business on the day following the 2023 Annual General Meeting, share blocking and re-registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

QUORUM

Our Articles of Association provide that the presence of shareholders, in person or by proxy, holding at least a majority of all the shares entitled to vote at the time the meeting proceeds to business constitutes a quorum for purposes of convening the 2023 Annual General Meeting and voting on all of the matters described in the notice of meeting. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether the relevant quorums at the meeting are satisfied, so long as the broker has discretion to vote the shares on at least one matter before the 2023 Annual General Meeting.

Transocean 2023   P-19    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

VOTES REQUIRED

The following table sets forth the applicable vote standard required to pass each enumerated agenda item:

AGENDA ITEM	DESCRIPTION	RELATIVE MAJORITY(1)	TWO-THIRDS MAJORITY	PLURALITY OF VOTES
1	Reallocation of CHF 9.5 Billion of Free Capital Reserves from Capital Contribution to Statutory Capital Reserves from Capital Contribution	✓
2

Approval of (A) the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022 and Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022 and (B) the Swiss Statutory Compensation Report for Fiscal Year 2022

✓
3	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2022	✓(2)
4	Appropriation of the Accumulated Loss for Fiscal Year 2022	✓
5	Approval of Shares Authorized for Issuance		✓(3)
6	Election of 11 Directors			✓(4)(5)
7	Reelection of the Chair of the Board of Directors			✓(4)
8	Reelection of the Members of the Compensation Committee			✓(4)
9	Reelection of the Independent Proxy	✓
10

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One-Year Term

✓
11	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2023	✓(6)
12	Advisory Vote to Approve Frequency of Named Executive Officer Compensation Vote	✓(6)
13	Prospective Vote on the Maximum Compensation of the (A) Board of Directors and (B) the Executive Management Team	✓
14A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan	✓

Transocean 2023    P-20    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

14B	Approval of Capital Authorization for Share-Based Incentive Plans		✓(3)
15	Approval of Amendments to Articles of Association to Reflect New Swiss Corporate Law and Make Certain Related Changes	✓

(1)    Affirmative vote of a simple majority of the votes cast at the 2023 Annual General Meeting on the applicable agenda item. Abstentions, broker non-votes (if any) or blank or invalid ballots are not counted for such purposes and have no impact on the approval of such agenda item.

(2)    Affirmative vote of a simple majority of the votes cast at the 2023 Annual General Meeting on the applicable agenda item. Shares held by members of the Board of Directors and members of the Company’s Executive Management Team are not entitled to vote on this matter and are not counted for this agenda item. Abstentions, broker non-votes (if any) or blank or invalid ballots are not counted for such purposes and have no impact on the approval of such agenda item.

(3)    The affirmative vote of at least two-thirds of the shares represented at the 2023 Annual General Meeting and entitled to vote on that agenda item. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.

(4)    Affirmative vote of a plurality of the votes cast at the 2023 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a position as a director, or the Chair or a position on the Compensation Committee, as applicable, is elected to that position. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a nominee. Abstentions, broker non-votes, blank or invalid ballots are not counted for such purposes and shall have no impact on the election of such nominees. As described later in this proxy statement, our Corporate Governance Guidelines set forth our procedures if a nominee for director is elected but does not receive more votes cast “FOR” than “AGAINST” the nominee’s election.

(5)    Even if a nominee receives a plurality of votes that nominee may not ultimately serve as a director if the nominee does not receive more votes cast “FOR” than “AGAINST” the nominee’s election, and the Company’s Board of Directors accepts the resignation of the nominee pursuant to the Company’s majority vote policy, as described later in this proxy statement.

(6)    The proposal is an advisory vote; as such, the vote is not binding on the Company.

OUTSTANDING SHARES

As of February 28, 2023, there were 726,263,759 Transocean Ltd. shares deemed to be outstanding, which exclude 70,981,576 shares held by our subsidiary as of such date and any shares issued into treasury after such date. Only registered holders of our shares on April 24, 2023, the record date established for the 2023 Annual General Meeting, are entitled to notice of and to vote at the meeting. Holders of shares on the record date are entitled to one vote for each share held.

VOTING PROCEDURES

A copy of the Notice of Internet Availability of Proxy Materials is being sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 17, 2023. Any additional shareholders who are registered in Transocean Ltd.’s share register as of the close of business on April 24, 2023, but who were not registered in the share register as of March 17, 2023, will receive a copy of the proxy materials, including a proxy card, as soon as practicable after April 24, 2023. Shareholders not registered in Transocean Ltd.’s share register as of April 24, 2023, will not be entitled to vote or grant proxies to vote at the 2023 Annual General Meeting.

If you are registered as a shareholder in Transocean Ltd.’s share register as of April 24, 2023, or if you hold shares of Transocean Ltd. in “street name” as of such date, you may grant a proxy to vote on each of the proposals and any modification to any of the proposals or other matter on which voting is permissible under Swiss law and which is properly presented at the meeting for consideration in one of the following ways:

BY INTERNET

Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the instructions. You will need the 16-digit control number that is included in the Notice, proxy card or voting instructions form that is sent to you. The internet system allows you to confirm that the system has properly recorded your voting instructions. This method of submitting voting instructions will be available up until 11:59 p.m. Eastern Daylight Time on Wednesday, May 10, 2023 (5:59 a.m. Swiss time on Thursday, May 11, 2023) unless extended by the Company.

Transocean 2023    P-21    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

BY TELEPHONE

On a touch-tone telephone, call toll-free +1 (800) 690-6903, 24 hours a day, seven days a week, and follow the instructions. You will need the 16-digit control number that is included in the Notice, proxy card or voting instructions form that is sent to you. As with the internet system, you will be able to confirm that the telephonic system has properly recorded your votes. This method of submitting voting instructions will be available up until 11:59 p.m. Eastern Daylight Time on Wednesday, May 10, 2023 (5:59 a.m. Swiss time on Thursday, May 11, 2023) unless extended by the Company. If you are a holder of record, you cannot vote by telephone.

BY MAIL
Mark, date and sign your proxy card exactly as your name appears on the card and return it by mail to:

Transocean 2023 AGM Vote Processing		Transocean 2023 AGM Vote Processing
c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	or	Dammstrasse 19
Edgewood, NY 11717		6300 Zug
USA		Switzerland

All proxy cards must be received no later than 11:59 p.m. Eastern Daylight Time on Wednesday, May 10, 2023 (5:59 a.m. Swiss time on Thursday, May 11, 2023) unless extended by the Company. Do not mail the proxy card or voting instruction form if you are submitting voting instructions over the internet or by telephone.

YOUR VOTE IS IMPORTANT. We encourage you to submit your voting instructions over the internet, by telephone, or by mail prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee for voting your shares, including whether you may submit voting instructions by mail, telephone or over the internet.

Many of our shareholders hold their shares in more than one account and may receive more than one Notice. To ensure that all of your shares are represented at the 2023 Annual General Meeting, please submit your voting instructions for each account.

Under NYSE rules, brokers who hold shares in street name for customers, such that the shares are registered on the books of the Company as being held by the brokers, have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine or contested matters are referred to as “broker non-votes.” The following matters are non-routine matters under NYSE rules:

AGENDA ITEM	DESCRIPTION
2B	Advisory Vote to Approve Swiss Statutory Compensation Report for Fiscal Year 2022
3	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2022
6	Election of 11 Directors

Transocean 2023    P-22    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

7	Reelection of the Chair of the Board of Directors
8	Reelection of the Members of the Compensation Committee
11	Advisory Vote to Approve Named Executive Officer Compensation
12	Advisory Vote to Approve Frequency of Named Executive Officer Compensation Vote
13A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2023 Annual General Meeting and the 2024 Annual General Meeting
13B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2024
14A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan
15	Approval of Amendments to Articles of Association to Reflect New Swiss Corporate Law and Make Certain Related Changes

If you hold your shares in “street name,” your broker will not be able to vote your shares on the agenda items set forth above and may not be able to vote your shares on other matters at the 2023 Annual General Meeting unless the broker receives appropriate instructions from you. We recommend that you contact your broker to exercise your right to vote your shares.

If you have timely submitted electronic or telephonic voting instructions or a properly executed proxy card, your shares will be voted by the independent proxy according to your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares will be deemed to have instructed the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting.

If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2023 Annual General Meeting for consideration, you will be deemed to have instructed the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters to come before the 2023 Annual General Meeting.

You may revoke your proxy card at any time prior to its exercise by taking one of the following actions:

■   submitting a properly completed and executed proxy card with a later date and timely delivering it either directly to the independent proxy or to Vote Processing, c/o Broadridge at the addresses indicated below; or

■   giving written notice of the revocation prior to the meeting to:

Transocean 2023 AGM Vote Processing		Transocean 2023 AGM Vote Processing
c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	or	Dammstrasse 19
Edgewood, NY 11717		6300 Zug
USA		Switzerland

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Transocean 2023    P-23    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

References to “Transocean,” the “Company,” “we,” “us” or “our” include Transocean Ltd. together with its subsidiaries and predecessors, unless the context requires otherwise.

Transocean 2023    P-24    Proxy Statement

AGENDA ITEM 1

Reallocation of CHF 9.5 Billion of Free Capital Reserves from Capital Contribution to Statutory Capital Reserves from Capital Contribution

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that CHF 9.5 billion of free capital reserves from capital contribution be reallocated to statutory capital reserves from capital contribution.

EXPLANATION

At our annual general meetings in 2021 and 2018, we obtained approval from shareholders to release CHF 8.0 billion and CHF 1.5 billion, respectively, from statutory capital reserves from capital contribution and allocate these reserves to free capital reserves from capital contribution. We effected these releases and reallocations to comply with the requirement under Swiss corporate law as then in effect to propose measures to our shareholders if assets cover less than 50% of our statutory share capital and statutory capital reserves. At the time, statutory share capital reserves included statutory capital reserves from capital contribution.

Under the new Swiss corporate law, which became effective on January 1, 2023, statutory capital reserves from capital contribution are, unlike previously, no longer part of the equity capital against which excess coverage is measured. Further, the new Swiss corporate law provides that instead of offsetting negative earnings against statutory capital reserves from capital contribution, negative earnings may also be carried forward in part or in their entirety to the next annual accounts. The Board of Directors believes it is in the interest of our shareholders to preserve statutory capital reserves from capital contribution as much as possible. Unlike distributions out of available earnings or other reserves, distributions from statutory capital reserves from capital contribution to shareholders are exempt from Swiss withholding tax (currently at a rate of 35%). Against this background, we propose that we release a total of CHF 9.5 billion from free capital reserves from capital contribution and reallocate it to statutory capital reserves from capital contribution.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 1.

Transocean 2023    P-25    Proxy Statement

AGENDA ITEM 2

Approval of (A) the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022 and (B) the Swiss Statutory Compensation Report for Fiscal Year 2022

2A

Approval of the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022, and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the 2022 Annual Report, including the audited consolidated financial statements of Transocean Ltd. for fiscal year 2022 and the audited statutory financial statements of Transocean Ltd. for fiscal year 2022, be approved.

EXPLANATION

The audited consolidated financial statements of Transocean Ltd. for fiscal year 2022 and the audited Swiss statutory financial statements of Transocean Ltd. for fiscal year 2022 are contained in the 2022 Annual Report, which, along with this proxy statement, are available at: www.deepwater.com by selecting Financial Reports, then Annual and Quarterly Reports in the Investors section dropdown. In addition, these materials will be available for physical inspection at our registered office:

Transocean Ltd. Turmstrasse 30 6312 Steinhausen, Switzerland

The 2022 Annual Report also contains information on the Company’s business activities, the Company’s business and financial situation, and the reports of Ernst & Young Ltd, Zurich, the Company’s auditors pursuant to the Swiss Code, on the Company’s consolidated financial statements for fiscal year 2022 and statutory financial statements for fiscal year 2022. In its reports, Ernst & Young Ltd recommended without qualification that the Company’s consolidated financial statements and statutory financial statements for the year ended December 31, 2022, be approved. Ernst & Young Ltd expresses its opinion that the “consolidated financial statements for the years ended December 31, 2022 and 2021, present fairly in all material respects the consolidated financial position of Transocean Ltd. and subsidiaries at December 31, 2022 and 2021, and the consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2022, in accordance with accounting principles generally accepted in the United States and comply with Swiss law.” Ernst & Young Ltd further expresses its opinion and confirms that the statutory financial statements for fiscal year 2022 comply with Swiss law and the Articles of Association of the Company.

Under Swiss law, the annual report, the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

If the shareholders do not approve this proposal, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.

Transocean 2023    P-26    Proxy Statement

AGENDA ITEM 2

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 2A.

2B	Advisory Vote to Approve Swiss Statutory Compensation Report for Fiscal Year 2022

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s Swiss Statutory Compensation Report for the fiscal year ended December 31, 2022 be approved on an advisory (non-binding) basis.

EXPLANATION

Under the Swiss Code, we are required to prepare each year a separate Swiss Statutory Compensation Report. The current Swiss Statutory Compensation Report sets forth, for the fiscal years ended December 31, 2022 and December 31, 2021, the aggregate compensation of the members of the Board of Directors and the members of the Company’s Executive Management Team. Under the new Swiss corporate law effective as of January 1, 2023, we are required to submit our Swiss Statutory Compensation Report annually to shareholders for an advisory vote.

With regard to the compensation of our Executive Management Team, we note that at our annual general meeting held on May 12, 2022, shareholders approved the fiscal year 2023 maximum aggregate compensation amount for our Executive Management Team in the aggregate amount of $26 million with 98.03% of shareholders voting in favor of the proposal. Shareholders also approved at that meeting the maximum aggregate compensation amount for the Board of Directors (for the period between the 2022 annual general meeting and 2023 the annual general meeting) in the aggregate amount of $4.121 million with 98.05% of shareholders voting in favor of the proposal.

Our 2022 Swiss Statutory Compensation Report accompanies this proxy statement and is part of our Annual Report.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 2B.

Transocean 2023    P-27    Proxy Statement

AGENDA ITEM 3

Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2022

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, Mark L. Mey, and Keelan I. Adamson, who served as members of our Executive Management Team in 2022, be discharged from liability for activities during fiscal year 2022.

EXPLANATION

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code, shareholders are requested to discharge the members of the Board of Directors and our Executive Management Team from liability for their activities during the past fiscal year.

Discharge pursuant to the proposed resolution is only effective with respect to facts that have been disclosed to shareholders (including through any publicly available information, whether or not included in our filings with the SEC) and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that the shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against members of the Board of Directors or Executive Management Team with respect to activities during fiscal year 2022.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 3.

Transocean 2023    P-28    Proxy Statement

AGENDA ITEM 4

Appropriation of the Accumulated Loss for Fiscal Year 2022

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the accumulated loss of the Company be carried forward.

APPROPRIATION OF ACCUMULATED LOSS	IN CHF THOUSANDS
Balance brought forward from previous years	(11,411,447)
Net loss of the year	(49,091)
Total accumulated loss	(11,460,538)

APPROPRIATION OF ACCUMULATED LOSS
Balance to be carried forward on this account	(11,460,538)

EXPLANATION

Under Swiss law, the appropriation of available earnings or accumulated loss, as the case may be, as set forth in the Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The accumulated loss subject to the vote of the Company’s shareholders at the 2023 Annual General Meeting is the accumulated loss of Transocean Ltd., on a standalone basis.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 4.

Transocean 2023    P-29    Proxy Statement

AGENDA ITEM 5

Approval of Shares Authorized for Issuance

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that its authority to issue shares using general capital authorization be approved, and any share issuances thereunder be limited to [ ] shares, representing approximately 20% of the Company’s issued shares as of March [ ], 2023, for a one-year period expiring on May 11, 2024.

The proposed amendments to our Articles of Association reflecting this authorization would replace the authorization to issue shares using authorized share capital that was approved by shareholders at our 2022 Annual General Meeting.

The Board of Directors believes that providing the flexibility to issue shares quickly and opportunistically is a strategic benefit to the Company and that the proposal would more closely align the Company’s ability to issue shares with that of its peers, most of whom have received similar or higher authorizations from their respective shareholders.

The proposed amendments to the Articles of Association in respect of this Agenda Item 5 are included in Annex A.

EXPLANATION

The Board of Directors believes it is advisable for our shareholders to authorize the Board of Directors to issue shares using general authorized capital within the limits of NYSE rules, our Articles of Association and the Swiss Code.  Recent changes to the Swiss Code replaced the concept of authorized share capital – which allowed a company’s board of directors to issue shares with and without preemptive rights – with a similar authorized capital concept. Our proposal under this Agenda Item 5 is substantially similar to authorized capital proposals from our previous annual general meetings, including our 2022 Annual General Meeting at which our shareholders authorized our Board of Directors to issue a number of shares up to approximately 20% of our then issued share capital for a limited duration.

As of March [ ], 2023, the issued share capital of the Company consisted of [ ] shares. The current proposal would grant us authority to issue up to [ ] shares using this authorization, or approximately 20% of our share capital as of March [ ], 2023, for a one-year term expiring on May 11, 2024. The proposed amendments to our Articles of Association reflecting this authorization would replace the authorization to issue shares using authorized share capital that was approved by shareholders at our 2022 Annual General Meeting. Under the proposed authorized capital, our Board of Directors would have authority to exclude preemptive rights in connection with an issuance of shares for the reasons provided in our Articles of Association.

If this Agenda Item is approved, we would nevertheless seek shareholder approval for the share issuances pursuant to this authorization to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required, with certain enumerated exceptions, to issue shares or securities convertible into or exercisable for shares in one or a series of related transactions if such shares represent 20% or more of the voting power or outstanding shares of the Company at or upon issuance. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the Company, as well as for share issuances in connection with certain benefit plans or certain related party transactions.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 5.

Transocean 2023    P-30    Proxy Statement

AGENDA ITEM 6

Election of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting

NOMINATIONS OF THE BOARD OF DIRECTORS

The Board of Directors has nominated the following candidates for election to the Board of Directors of the Company, each for a term extending until completion of the next annual general meeting.

Glyn A. Barker	Samuel J. Merksamer
Vanessa C.L. Chang	Frederik W. Mohn
Frederico F. Curado	Edward R. Muller
Chadwick C. Deaton	Margareth Øvrum
Domenic J. “Nick” Dell’Osso, Jr.	Jeremy D. Thigpen
Vincent J. Intrieri

Director Nomination Process

The Board of Directors has designated the Corporate Governance Committee as the committee authorized to consider and recommend nominees for the Board of Directors. The Board of Directors believes that all members of the Corporate Governance Committee meet the applicable NYSE independence requirements.

Our Corporate Governance Guidelines provide that the Corporate Governance Committee should periodically assess the needs of the Company and the Board of Directors, so as to recommend candidates who will advance our goals. In making that assessment, the Corporate Governance Committee has determined that a recommended nominee must have the following minimum qualifications:

■   High professional and personal ethics and values

■   A record of professional accomplishment in his/her chosen field

■   Relevant expertise and experience

■   A reputation, both personal and professional, consistent with our FIRST Shared Values

In addition to these minimum qualifications, the Corporate Governance Committee considers other qualities in nominees that may be desirable. In particular, the Board of Directors is committed to having a majority of independent directors and, accordingly, the Corporate Governance Committee evaluates the independence status of any potential director. The Corporate Governance Committee evaluates whether or not a candidate contributes to the Board of Directors’ overall diversity, the candidate’s contribution to the Board of Directors’ existing chemistry and collaborative culture, and whether or not the candidate can contribute positively to the Board of Directors’ diverse expertise in environmental, health, safety, industry, sustainability, information security, corporate and business development, investor relations and financial matters. The Corporate Governance Committee also considers whether or not the candidate may have professional or personal experiences and expertise relevant to our business (such as expertise in the industry and in critical health, safety, environmental and sustainability matters) and the Company’s position as the leading international provider of offshore drilling services.

As described above, in accordance with the majority vote provisions of our Corporate Governance Guidelines, the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (2) the Board of Directors accepts the resignation. The Board of Directors will also request a statement from any person

Transocean 2023    P-31    Proxy Statement

AGENDA ITEM 6

nominated as a director by anyone other than the Board of Directors as to whether that person will also submit an irrevocable letter of resignation upon the same terms as a person nominated by the Board of Directors. For purposes of our Corporate Governance Guidelines, an uncontested election occurs in an election of directors that does not constitute a contested election, and a contested election occurs when (i) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in our Articles of Association and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Company first mails its notice of meeting for such meeting to the shareholders.

The Corporate Governance Committee has several methods of identifying Board of Directors candidates. First, the Corporate Governance Committee considers and evaluates annually whether each director nominee is qualified to be nominated for reelection to the Board of Directors. Second, the Corporate Governance Committee requests from time to time that its members and the other Board members identify possible candidates for any vacancies or potential vacancies. Third, the Corporate Governance Committee has the authority to retain one or more executive search firms to aid in its search for potential Board of Directors candidates, interview those candidates and conduct investigations relative to their background and qualifications.

The Corporate Governance Committee considers nominees for director who are recommended by our shareholders. Recommendations may be submitted in writing, along with:

■   The name of and contact information for the candidate;

■   A statement detailing the candidate’s qualifications and business and educational experience;

■   Information regarding the qualifications and qualities described under “Director Nomination Process” above;

■   A signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;

■   A signed irrevocable letter of resignation from the proposed candidate that, in accordance with our Corporate Governance Guidelines, would be effective upon and only in the event that (1) in an uncontested election, such candidate fails to receive more votes cast “FOR” than “AGAINST” his or her election and (2) the Board of Directors accepts the resignation;

■   A statement that the writer is a shareholder and is proposing a candidate for consideration by the Corporate Governance Committee;

■   A statement detailing any relationship between the candidate and any customer, supplier or competitor of ours;

■   Financial and accounting experience of the candidate, to enable the Corporate Governance Committee to determine whether the candidate would be suitable for Audit Committee membership; and

■   Detailed information about any relationship or understanding between the proposing shareholder and the candidate.

Shareholders may submit nominations to:

Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland

Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director. The extent to which the Corporate Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Corporate Governance Committee about the

Transocean 2023    P-32    Proxy Statement

AGENDA ITEM 6

qualifications and suitability of the individual, viewed in light of the needs of the Board of Directors, and is at the Corporate Governance Committee’s discretion. The Corporate Governance Committee evaluates the desirability for incumbent directors to continue on the Board of Directors following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from the increasing insight and experience developed over a period of time. Although the Corporate Governance Committee will consider candidates for director recommended by shareholders, it may determine not to recommend that the Board of Directors, and the Board of Directors may determine not to, nominate those candidates for election to the Board of Directors.

In addition to recommending director nominees to the Corporate Governance Committee, any shareholder may, in compliance with applicable requirements, nominate directors for election at annual general meetings of the shareholders. For more information on this topic, see “Other Matters.”

In connection with the Board of Directors’ periodic review of the skills, experience and diversity of its members, the Board of Directors also assesses the appropriateness of its size to determine whether any changes are necessary. The Board of Directors has determined that, should each of the director nominees be elected, the Company will have an appropriate combination of leadership, experience and oversight at this time.

The Board of Directors considers diversity as a key factor in the director nominee selection process. The Board of Directors takes an expansive view of the diversity of its members, with the goal of having directors who bring diverse expertise in environmental, health, safety, industry, sustainability, information security, corporate and business development, investor relations and financial matters and who reflect the global diversity of our workforce, our customers and the cultures in which we operate. We are a multinational company and, as of February 28, 2023, have seven different nationalities represented in our director and executive officer group, and 57 in our global workforce. We have a presence in 22 countries worldwide.

7	57	22

NATIONALITIES	NATIONALITIES	COUNTRIES WORLDWIDE
IN OUR DIRECTOR AND EXECUTIVE OFFICER GROUP	IN OUR GLOBAL WORKFORCE	IN WHICH WE OPERATE

Board Leadership

The Board of Directors has chosen not to combine the positions of Chief Executive Officer and Chair of the Board of Directors. The Board of Directors believes that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while our Chair of the Board of Directors presides over the Board of Directors as the Board of Directors provides advice to, and independent oversight of, management and the Company’s operations. The Board of Directors recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position and the additional commitment the position of Chair of the Board of Directors requires. The Board of Directors believes that having separate positions and having an independent outside director serve as Chair of the Board of Directors is the appropriate leadership structure for us at this time.

Executive Sessions

Our independent directors met in executive session without management at each of the regularly scheduled Board of Directors’ meetings held in 2022. During 2023, the independent directors are again scheduled to meet in executive session at each regularly scheduled Board of Directors’ meeting. The independent directors generally designate the Chair of the Board of Directors to act as the presiding director for executive sessions.

Transocean 2023    P-33    Proxy Statement

AGENDA ITEM 6

Director Attendance at Annual General Meeting

We expect all of our directors to attend the 2023 Annual General Meeting. All 11 of our directors attended the 2022 Annual General Meeting.

VOTING REQUIREMENT TO ELECT NOMINEES

The election of each nominee requires the affirmative vote of a plurality of the votes cast at the 2022 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a board seat is elected. Shareholders are entitled to one vote per share for each of the directors to be elected.

We have adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (2) the Board of Directors accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast for than against the nominee’s election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the Board of Directors whether to accept the tendered resignation or reject it. The Board of Directors must then act on the Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote. The Board of Directors must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter in a Form 8-K filed with or furnished to the SEC or other broadly disseminated means of communication. Full details of this policy are set out in our Corporate Governance Guidelines, which are available on our website at: www.deepwater.com by selecting the Governance page in the Investors section dropdown.

The Board of Directors has received from each nominee for election as a director at the 2023 Annual General Meeting listed below an executed irrevocable letter of resignation consistent with these guidelines described above.

The information regarding the nominees presented below is as of February 28, 2023.

Transocean 2023    P-34    Proxy Statement

AGENDA ITEM 6

NOMINEES FOR DIRECTOR

FORMER VICE CHAIR – U.K., PWC LLP U.K. CITIZEN Independent Age: 69 COMMITTEES Audit Compensation Finance OTHER CURRENT PUBLIC COMPANY BOARDS Various Eateries Ltd. (LON: VARE) (since 2020)

GLYN A. BARKER | Director since 2012

CAREER HIGHLIGHTS

Glyn A. Barker served as Vice Chair–U.K. of PricewaterhouseCoopers LLP (PwC) from 2008 to 2011. He was also responsible for PwC's strategy and business development for the geographic areas of Europe, the Middle East, Africa and India. Mr. Barker joined PwC in 1975 and became an audit partner in 1987. He then established PwC's private equity-focused Transactions Services business and led it globally. He joined the Management Board of PwC in the UK as Head of the Assurance Practice in 2002. In 2006, he became U.K. Managing Partner and served in that role until 2008. Mr. Barker is the Chair of Irwin Mitchell Holdings Ltd (since 2012) and serves as a director of Various Eateries Ltd. (LON: VARE) (since 2020). Previously, Mr. Barker served as the Chair of Tappit Technologies (UK) Ltd from (2020 to 2022), as a director of Cornerstone FS plc (from 2021 to 2022), as a director of Quilter (in 2022), as a director of Berkley Group Holdings plc (from 2012 to 2022), as a director (from 2012 to 2022) and the Chair (from 2015 to 2016) of Transocean Partners LLC, as a director of Aviva plc (from 2012 to 2019), and a director of Interserve plc (from 2016 to 2019). Mr. Barker was Deputy Chair of the English National Opera Company from 2009 to 2016.

EDUCATION

Chartered Accountant

Bachelor of Science, Economics and Accounting, University of Bristol (1975)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Barker should remain on the Board of Directors due to his experience and expertise in:

Accounting & auditing

Finance debt & capital markets

Global international

Information Security

Mergers & acquisitions

Public company governance

Strategy

Transocean 2023    P-35    Proxy Statement

AGENDA ITEM 6

FORMER DIRECTOR AND SHAREHOLDER OF EL & EL INVESTMENTS

CANADIAN AND U.S. CITIZEN

Independent

Age: 70

COMMITTEES

Audit

Compensation

OTHER CURRENT PUBLIC COMPANY BOARDS

Edison International (NYSE: EIX since 2007)

VANESSA C.L. CHANG | Director since 2012

CAREER HIGHLIGHTS

Vanessa C.L. Chang previously served as a Director and shareholder of EL & EL Investments, a privately held real estate investment business, from 1998 to 2018, as the President and Chief Executive Officer of ResolveItNow.com from 2000 until 2002 and was the Senior Vice President of Secured Capital Corp in 1998. From 1986 until 1997, Ms. Chang was the West Coast partner in charge of Corporate Finance for KPMG Peat Marwick LLP. Ms. Chang is a director or trustee of 16 funds advised by the Capital Group and its subsidiaries, seven of which are members of the American Funds family and as a director of nine ETFs advised and launched by Capital Group in 2022. She is also a director of Edison International (NYSE: EIX) and its wholly owned subsidiary, Southern California Edison Company (each since 2007). She was also a director of Sykes Enterprises Incorporated from 2016 to 2021, Forest Lawn Memorial Parks Association, a non-profit organization, from 2005 to 2020 and SCO, America, Inc., a non-profit organization, from 2013 to 2019. Ms. Chang is a member of the American Institute of Certified Public Accountants, the California State Board of Accountancy, Women Corporate Directors and the National Association of Corporate Directors.

EDUCATION

Certified Public Accountant (inactive)

Bachelor of Arts, University of British Columbia (1973)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Ms. Chang should remain on the Board of Directors due to her experience and expertise in:

Accounting & auditing

Finance, debt & capital markets

Global international

Human capital management

Information Security

Mergers & acquisitions

Public company governance

Strategy

Sustainability Risk, Reporting and Disclosures

Transocean 2023    P-36    Proxy Statement

AGENDA ITEM 6

FORMER CEO, ULTRAPAR S.A.

BRAZILIAN AND PORTUGUESE CITIZEN

Independent
Age: 61

COMMITTEES

Corporate Governance

Health, Safety, Environment and Sustainability

OTHER CURRENT PUBLIC COMPANY BOARDS

ABB Ltd (NYSE: ABB) (since 2016)

Ultrapar S.A. (NYSE: UGP) (since 2022)

LATAM Airlines Group SA (BCS: LTM; OTC Pink: LTMAY)

FREDERICO F. CURADO | Director since 2013

CAREER HIGHLIGHTS

Frederico F. Curado served as the Chief Executive Officer of Ultrapar S.A. from 2017 to 2021, and previously served as President and Chief Executive Officer of Embraer S.A. from 2007 to 2016. He joined Embraer in 1984 and served in a variety of management positions during his career, including Executive Vice President, Airline Market from 1998 to 2007 and Executive Vice President, Planning and Organizational Development from 1995 to 1998. Mr. Curado is a director of LATAM Airlines Group SA (BCS: LTM; OTC Pink: LTMAY) since November 2022, a director of Ultrapar (NYSE: UGP) since 2022 and a director of ABB Ltd. (NYSE: ABB) since 2016. Mr. Curado was a member of the Executive Board of the ICC―International Chamber of Commerce from 2013 to 2018, a director of Iochpe-Maxion S.A. from 2015 to 2017, the President of the Brazilian Chapter of the Brazil-United States Business Council from 2011 to 2016, a member of Brazil's National Council for Industrial Development from 2011 to 2016, and had been a director of the Smithsonian National Air and Space Museum from 2014 to 2017.

EDUCATION

Executive Master’s in Business Administration, University of São Paulo, Brazil (1997)
Bachelor of Science degree, Mechanical-Aeronautical Engineering, Instituto Tecnológico de Aeronáutica in Brazil (1983)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Curado should remain on the Board due to his experience and expertise in:

Accounting & auditing

Finance, debt & capital markets

Global international, especially Brazilian business and governance sectors

Human capital management

Legal & compliance

Mergers & acquisitions

Oil & gas (including oilfield services)

Operations & engineering

Public company CEO

Public company governance

Safety & environment

Strategy

Sustainability Risk, Reporting and Disclosures

Technology, research & development

Transocean 2023    P-37    Proxy Statement

AGENDA ITEM 6

FORMER EXECUTIVE CHAIR AND CEO, BAKER HUGHES INCORPORATED U.S. CITIZEN Independent Age 70 OTHER CURRENT PUBLIC COMPANY BOARDS Marathon Oil Corporation (NYSE: MRO) (since 2014)

CHADWICK C. DEATON | Director since 2012

CAREER HIGHLIGHTS

Mr. Deaton served as Executive Chair of Baker Hughes Incorporated from 2012 to 2013, prior to which he served as Chair and Chief Executive Officer since 2004. He began his career with Schlumberger in 1976 and served in a variety of international capacities, including as Executive Vice President, Oilfield Services from 1998 to 1999 and as a Senior Advisor from 1999 until 2001. From 2002 until 2004, Mr. Deaton was the President, Chief Executive Officer and Director of Hanover Compressor Company. Mr. Deaton is a director of Marathon Oil Corporation (NYSE: MRO) (since 2014). Mr. Deaton previously was a director of Air Products and Chemicals, Inc. from 2010 to 2022, and Carbo Ceramics Inc. (from 2013 to 2020; and previously from 2004 to 2009). He is a member of the Society of Petroleum Engineers (since 1980) and has served on its Industrial Advisory Council. He is also a director of the University of Wyoming Foundation, Ucross Foundation, a non-profit research and development lab for the arts, and of the Houston Achievement Place. Mr. Deaton served as co-chair of the Wyoming Governor’s Task Force for the build out of the University of Wyoming’s new Engineering and Applied Sciences Center. He was a member of the National Petroleum Council (from 2007 to 2013).

EDUCATION

Bachelor of Science degree, Geology, University of Wyoming (1976)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Deaton should remain on the Board of Directors due to his significant experience and expertise in:

Finance, debt & capital markets

Global international

Human capital management

Legal & compliance

Mergers & acquisitions

Oil & gas (including oilfield services)

Operations & engineering

Public company CEO

Public company governance

Safety & environment

Strategy

Technology, research & development

Transocean 2023    P-38    Proxy Statement

AGENDA ITEM 6

PRESIDENT AND CHIEF EXECUTIVE OFFICER, CHESAPEAKE ENERGY U.S. CITIZEN Independent Age 46 OTHER CURRENT PUBLIC COMPANY BOARDS Chesapeake Energy Corporation (NASDAQ:CHK) (since 2021)

DOMENIC J. “NICK” DELL’OSSO, JR. | Director Nominee

CAREER HIGHLIGHTS

Mr. Dell’Osso was appointed President and Chief Executive Officer of Chesapeake Energy in October 2021. He previously served as Executive Vice President and Chief Financial Officer since November 2010. Prior to that time, he served as Vice President – Finance and Chief Financial Officer of Chesapeake’s wholly owned midstream subsidiary Chesapeake Midstream Development, L.P. from August 2008 to November 2010. Before joining Chesapeake, Mr. Dell’Osso was an energy investment banker with Jefferies & Co. from 2006 to 2008 and Banc of America Securities from 2004 to 2006.

EDUCATION

Boston College (1998)

M.B.A. from the University of Texas at Austin (2003)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Dell’Osso should be elected to the Board of Directors due to his experience and expertise in:

Accounting & auditing

Finance, debt & capital markets

Human capital management

Legal & compliance

Mergers & acquisitions

Oil & gas (including oilfield services)

Public Company CEO

Public company governance

Safety & environment

Strategy

Sustainability Risk, Reporting & Disclosures

Transocean 2023    P-39    Proxy Statement

AGENDA ITEM 6

FOUNDER AND CEO, VDA CAPITAL MANAGEMENT LLC

U.S. CITIZEN

Independent

Age 66

COMMITTEES

Corporate Governance

Finance

OTHER CURRENT PUBLIC COMPANY BOARDS

Hertz Global Holdings, Inc. (NASDAQ: HTZ) (since 2014)

VINCENT J. INTRIERI | Director since 2014

CAREER HIGHLIGHTS

Mr. Intrieri is the Founder and CEO of VDA Capital Management LLC, a private investment fund founded in January 2017. Mr. Intrieri was previously employed by Carl C. Icahn-related entities in various investment-related capacities from 1998 to 2016. From 2008 to 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri is a director of Hertz Global Holdings, Inc. (NASDAQ: HTZ) (since 2014). Mr. Intrieri previously served as a director of Navistar International Corporation from 2012 until 2021, Energen Corporation from March 2018 until November 2018, Conduent Incorporated from 2017 to 2018, Chesapeake Energy Corporation from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, Ferrous Resources Limited from 2015 to 2016, Forest Laboratories Inc. from 2013 to 2014, CVR Energy, Inc. from 2012 to 2014, Federal-Mogul Holdings Corporation from 2007 to 2013, Icahn Enterprises L.P. from 2006 to 2012, and was Senior Vice President of Icahn Enterprises L.P. from 2011 to 2012. Mr. Intrieri was also a director of Dynegy Inc. from 2011 to 2012, and Chair and a director of PSC Metals Inc. from 2007 to 2012. He served as a director of Motorola Solutions, Inc. from 2011 to 2012, XO Holdings from 2006 to 2011, National Energy Group, Inc. from 2006 to 2011, American Railcar Industries, Inc. from 2005 to 2011, WestPoint Home LLC from 2005 to 2011, and as Chair and a director of Viskase Companies, Inc. from 2003 to 2011. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Icahn Enterprises, XO Holdings, National Energy Group, WestPoint Home, Viskase Companies and PSC Metals each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hertz, Forest Laboratories, Navistar, Chesapeake Energy, Motorola Solutions and Transocean through the ownership of securities.

EDUCATION

Certified Public Accountant (inactive)

Bachelor of Science degree, with Distinction, Accounting, The Pennsylvania State University (Erie Campus) (1984)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Intrieri should remain on the Board of Directors due to his significant experience and expertise in:

Accounting & auditing

Finance, debt & capital markets

Global international

Human capital management

Mergers & acquisitions

Oil & gas (including oilfield services)

Public company governance

Safety & environment

Strategy

Technology, research & development

Transocean 2023    P-40    Proxy Statement

AGENDA ITEM 6

PARTNER, SOFTBANK INVESTMENT ADVISERS

U.S. CITIZEN

Independent

Age 42

COMMITTEES

Compensation

Finance

OTHER CURRENT PUBLIC COMPANY BOARDS

Autostore Holdings Ltd. (OSE: AUTO) (since 2021)

EQRx (NASDAQ: EQRX) (since 2021)

SAMUEL J. MERKSAMER | Director since 2013

CAREER HIGHLIGHTS

Mr. Merksamer was a Partner at SoftBank Investment Advisers and a Managing Director at SB Management, an affiliate of SoftBank from 2019 to 2022. Prior to then, he was a co-founder of Caligan Partners, L.P., an investment firm, from 2017 to 2019. He was a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., from 2008 to 2016. From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management. Mr. Merksamer is a director of Autostore Holdings Ltd. (OSE: AUTO) (since 2021) and EQRX (NASDAQ: EQRX) (since 2021). He previously served as a director of American International Group, Inc. from 2016 to 2018, Hertz Global Holdings, Inc. from 2014 to 2017, Navistar International Corporation from 2012 to 2017, Cheniere Energy Inc. from 2015 to 2017, Transocean Partners from 2014 to 2016, Hologic Inc. from 2013 to 2016, Talisman Energy Inc. from 2013 to 2015, Ferrous Resources Limited from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, CVR Energy, Inc. from 2012 to 2014, American Railcar Industries, Inc. from 2011 to 2013, Dynegy Inc. from 2011 to 2012, Viskase Companies, Inc. from 2010 to 2013, Federal-Mogul Holdings Corporation from 2010 to 2014, and PSC Metals Inc. from 2009 to 2012. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Viskase Companies and PSC Metals are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hologic, Talisman Energy, Navistar, Hertz, Cheniere Energy, Transocean Ltd., Transocean Partners and American International Group, Inc. through the ownership of securities.

EDUCATION

A.B. degree, Economics, Cornell University (2002)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Merksamer should remain on the Board of Directors due to his experience and expertise in:

Accounting & auditing

Finance, debt & capital markets

Mergers & acquisitions

Public company governance

Strategy

Transocean 2023    P-41    Proxy Statement

AGENDA ITEM 6

OWNER AND MANAGING DIRECTOR, PERESTROIKA AS; FORMER DIRECTOR AND CHAIR, SONGA

NORWEGIAN CITIZEN

Independent

Age 46

COMMITTEES

Audit

Health, Safety, Environment and Sustainability

OTHER CURRENT PUBLIC COMPANY BOARDS

EMGS ASA (OSE: EMGS) (since 2021)

FREDERIK W. MOHN | Director since 2018

CAREER HIGHLIGHTS

Mr. Mohn has served as a director of the Company since 2018 when Transocean acquired Songa Offshore SE (“Songa”). Previously, Mr. Mohn served as a director of Songa from 2013 to 2014, and as Chair of the Songa Board from 2014 to 2018. Mr. Mohn is the sole owner and managing director of Perestroika AS, a Norwegian investment company with investments in oil and gas, shipping, infrastructure, real estate development and financial services. Mr. Mohn currently serves as the Chair of the Board of EMGS ASA (OSE: EMGS) (since 2021). He also currently serves on the board of directors of the following private companies: Viken Crude AS, Fornebu Sentrum Holding AS, and Fornebu Sentrum Utvikling AS. Mr. Mohn previously served as a director of Dof ASA, a Norwegian shipping company, from August 2017 to October 2019 and as a director of Fjord 1, a Norwegian transport company from August 2017 to December 2019. From 2011 to 2013, Mr. Mohn served as managing director of the worldwide family business Frank Mohn AS, a supplier of pumping systems to the oil and gas industry.

EDUCATION

Bachelor of Science degree, Royal Holloway, University of London (2001)

KEY QUALIFICATIONS AND EXPERTISE

Mr. Mohn served as the Chair of the Board of Songa prior to Transocean’s acquisition of that company in 2018. The Board of Directors recommends Mr. Mohn should remain on the Board of Directors due to his knowledge and experience as the former Chair of the Board of Songa and his expertise in:

Accounting & auditing

Finance, debt & capital markets

Global international

Mergers & acquisitions

Oil & gas (including oilfield services)

Public company governance

Safety & environment

Strategy

Transocean 2023    P-42    Proxy Statement

AGENDA ITEM 6

FORMER CHAIR, CEO, AND PRESIDENT GENON ENERGY, INC.; AND FORMER VICE CHAIR, NRG ENERGY, INC.

U.S. CITIZEN

Independent

Age: 70

COMMITTEES

Corporate Governance

Finance

OTHER CURRENT PUBLIC COMPANY BOARDS

AeroVironment, Inc. (NASDAQ: AVAV) (since 2013)

EDWARD R. MULLER | Director since 2008

CAREER HIGHLIGHTS

Mr. Muller served as a director of GlobalSantaFe Corporation from 2001 to 2007 and of Global Marine, Inc. from 1997 to 2001. Mr. Muller served as Vice Chair of NRG Energy, Inc. (NYSE: NRG) after the merger of NRG Energy, Inc. with GenOn Energy, Inc. from 2012 until 2017. Prior to the merger, he served as GenOn Energy, Inc.’s Chair and Chief Executive Officer (since 2010) and President (since 2011). Mr. Muller previously served as Chair, President and Chief Executive Officer of Mirant Corporation from 2005 to 2010 when Mirant Corporation merged with RRI Energy, Inc. to form GenOn Energy, Inc. Mr. Muller currently serves as the chair of five start-ups: x/44 since 2022; Specifx, Inc. since 2021; Concrete AI, Inc. since 2021; CarbonBuilt, Inc. since 2020; and SeaChange Inc., since 2020 and has served as a director of AeroVironment, Inc. (NASDAQ: AVAV) since 2013. Before becoming a private investor from 2000 until 2005, Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. From 2004 to 2022, Mr. Muller served as a trustee of the Riverview School and twice served as its Chair, a position he held from 2008 to 2012 and from 2015 to 2018. Since 2019, Mr. Muller has served as the Chair of the advisory board of the UCLA Institute for Carbon Management.

EDUCATION

Law degree, Yale Law School (1976)

Bachelor of Arts degree, Dartmouth College (1973)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Muller, an attorney by education, should remain on the Board of Directors due to his extensive experience and expertise in:

Accounting & auditing

Finance, debt & capital markets

Global international

Legal & compliance

Mergers & acquisitions

Public company CEO

Public company governance

Safety & environment

Strategy

Transocean 2023    P-43    Proxy Statement

AGENDA ITEM 6

TRANSOCEAN LTD. CITIZEN 46

 Thigpen is President and Chief Executive Officer and a director of the Company since 2015. Mr. Thigpen served as Senior Vice President and Chief Financial Officer at National Oilwell Varco, Inc. (NYSE: NOV) from 2012 to 2015. During his tenure at National Oilwell Varco, Mr. Thigpen spent five years from 2007 to 2012 as the company’s President of Downhole and Pumping Solutions business, and four years from 2003 to 2007 as President of its Downhole Tools group. He also served in various management and business development capacities, including Director of Business Development and Special Assistant to the Chair for National Oilwell Varco.

recommends Mr. Thigpen should serve an additional term. The Board of Directors believes that it is important for the Chief Executive Officer of the Company to serve on the Board of Directors, as it ensures an efficient flow of information between the Board of Directors and executive management. In addition, Mr. Thigpen has substantial industry experience and a competitive perspective, which assists the Board of Directors in considering strategic decisions for the Company.

FORMER EXECUTIVE VICE PRESIDENT FOR EQUINOR DEVELOPMENT AND PRODUCTION BRAZIL

NORWEGIAN CITIZEN

Independent

Age 64

COMMITTEES

Audit

Health, Safety, Environment and Sustainability

OTHER CURRENT PUBLIC COMPANY BOARDS

FMC Corporation (NYSE: FMC) (since 2016)

Harbour Energy (OTCPK: ENGH) (since 2021)

Technip FMC (NYSE: FTI) (Paris: FTI) (since 2020)

MARGARETH ØVRUM | Director since 2021

CAREER HIGHLIGHTS

Ms. Øvrum served as Executive Vice President of Equinor ASA, Development and Production Brazil until 2021 when she retired after nearly 40 years with Equinor. Her tenure at Equinor included working as President, Equinor Brazil from 2018 to 2020; Executive Vice President of Technology, Projects and Drilling from 2011 to 2018; Executive Vice President, Technology and New Energy for Statoil Hydro from 2007 to 2011; Executive Vice President of Technology and Projects from 2004 to 2007 and Executive Vice President of Health, Safety and the Environment during 2004. Ms. Øvrum began her career in 1982 at Equinor in Strategic Analysis, Production and Maintenance and within a decade became the first female platform manager of the company’s oldest fields in the North Sea. Ms. Øvrum currently serves on the board of directors of Harbour Energy (OTCPK: ENGH) since 2021, Technip FMC (NYSE: FTI) (PARIS: FTI) since 2020, and FMC Corporation (NYSE: FMC) since 2016. She also serves on the board of a private company: Fjordbase Holding since 2021. Ms. Øvrum previously served as a director of Alfa Laval AB from 2015 to 2019, Atlas Copco AB from 2008 to 2017 and Ratos AB from 2009 to 2014.

EDUCATION

Master of Science Technical Physics, Norwegian Technical University (1981)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Ms. Øvrum should remain on the Board of Directors due to her experience and expertise in:

Global international

Human capital management

Information Security

Mergers & acquisitions

Oil & gas (including oilfield services)

Operations & engineering

Public company governance

Safety & environment

Strategy

Sustainability Risk, Reporting and Disclosures

Technology, research & development

Transocean 2023    P-44    Proxy Statement

AGENDA ITEM 6

CHIEF EXECUTIVE OFFICER, TRANSOCEAN LTD. U.S. CITIZEN Age 48

JEREMY D. THIGPEN | Director since 2015

CAREER HIGHLIGHTS

Mr. Thigpen is Chief Executive Officer and a director of the Company since 2015, and served as President until February 2022. Mr. Thigpen served as Senior Vice President and Chief Financial Officer at National Oilwell Varco, Inc. (NYSE: NOV) from 2012 to 2015. During his tenure at National Oilwell Varco, Mr. Thigpen spent five years from 2007 to 2012 as the company’s President of Downhole and Pumping Solutions business, and four years from 2003 to 2007 as President of its Downhole Tools group. He also served in various management and business development capacities, including Director of Business Development and Special Assistant to the Chair for National Oilwell Varco.

Mr. Thigpen serves as a member of the Board of Trustees at Rice University (since 2022) and served as the International Association of Drilling Contractors’ Chair in 2022.

EDUCATION

Program for Management Development, Harvard Business School (2001)

Bachelor of Arts degree, Economics and Managerial Studies, Rice University (1997)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Thigpen should serve an additional term. The Board of Directors believes that it is important for the Chief Executive Officer of the Company to serve on the Board of Directors, as it ensures an efficient flow of information between the Board of Directors and executive management. In addition, Mr. Thigpen has substantial industry experience, as well as proven leadership and experience in strategic transactions, finance, operational and management matters, industry and community relations initiatives, and he brings a competitive perspective, all of which assists the other members of the Board of Directors in considering strategic decisions for the Company.

RECOMMENDATION The Board of Directors recommends you vote FOR the reelection of these candidates as directors.

Transocean 2023    P-45    Proxy Statement

SKILLS AND EXPERIENCE MATRIX FOR INDEPENDENT DIRECTOR NOMINEES

Below is a summary of certain skills and experience of our independent director nominees that are relevant to our business. In addition to the skills and experience referenced below, each of our independent director nominees has relevant business or professional experience and skills in Mergers and Acquisitions, Public Company Governance and Strategy.

BUSINESS OR PROFESSIONAL EXPERIENCE AND SKILLS	Glyn A. Barker	Vanessa C.L. Chang	Frederico F. Curado	Chadwick C. Deaton	Domenic J. “Nick” Dell’Osso, Jr.	Vincent J. Intrieri	Samuel Merksamer	Frederik W. Mohn	Edward R. Muller	Margareth Øvrum	# OUT OF 10
Finance, Debt & Capital Markets	✓	✓	✓	✓	✓	✓	✓	✓	✓		9
Multinational Company	✓	✓	✓	✓		✓	✓	✓	✓	✓	9
Accounting & Auditing	✓	✓	✓		✓	✓	✓	✓	✓		8
Safety & Environment			✓	✓	✓	✓		✓	✓	✓	7
Human Capital Management		✓	✓	✓	✓	✓				✓	6
Oil & Gas (Including Oilfield Services)			✓	✓	✓	✓		✓		✓	6
Public Company CEO			✓	✓	✓				✓		4
Legal & Compliance			✓	✓	✓				✓		4
Sustainability Risk, Reporting & Disclosures		✓	✓		✓					✓	4
Technology, Research & Development			✓	✓		✓				✓	4
Information Security	✓	✓								✓	3
Operations & Engineering			✓	✓						✓	3

Transocean 2023    P-46    Proxy Statement

SKILLS AND EXPERIENCE MATRIX FOR INDEPENDENT DIRECTORS

Backgrounds and Attributes of Our Independent Director Nominees

All members of our Board of Directors are highly qualified with proven records of excellence and success. In addition to their credentials and experience, we value the thought leadership and varied perspectives that a diverse board brings to our business execution and have purposefully improved gender, ethnic and national representation of our Board of Directors. The following provides an overview of the backgrounds of our non-executive directors.

Transocean 2020    P-47    Proxy Statement

AGENDA ITEM 7

Reelection of the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting

NOMINATION OF THE BOARD OF DIRECTORS

Pursuant to the Swiss Code and our Articles of Association, the authority to elect the Chair of the Board of Directors is vested with the general meeting of shareholders. The term of office of the Chair of the Board of Directors is the same as the other directors’ terms and extends until completion of the next annual general meeting. The Chair elected at the 2023 Annual General Meeting will have the powers and duties as provided for in our Articles of Association and organizational regulations.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors nominates Chadwick C. Deaton for reelection by the shareholders as the Chair of the Board of Directors. Mr. Deaton has served on the Board since May 2012 and as Board Chair since 2019. Prior to his election as Chair of the Board of Directors by our shareholders at the 2019 Annual General Meeting, Mr. Deaton served as Chair of the Board’s Health Safety Environment and Sustainability Committee and as a member of the Corporate Governance Committee. Mr. Deaton’s biographical information may be found above under Agenda Item 6.

RECOMMENDATION The Board of Directors recommends a vote FOR the reelection of the nominee for the Chair of the Board of Directors.

Transocean 2023    P-48    Proxy Statement

AGENDA ITEM 8

Reelection of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting

NOMINATIONS OF THE BOARD OF DIRECTORS

Pursuant to the Swiss Code and our Articles of Association, the authority to elect the members of the Compensation Committee of the Board of Directors is vested with the general meeting of shareholders. The term of office of the members of the Compensation Committee is the same as the other directors’ term and extends until completion of the next annual general meeting.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated for election by the shareholders at the 2023 Annual General Meeting

Glyn A. Barker

Vanessa C.L. Chang

Samuel J. Merksamer

as members of the Compensation Committee of the Board of Directors. Biographical information regarding the nominees may be found above under Agenda Item 6.

RECOMMENDATION The Board of Directors recommends a vote FOR the reelection of the nominees of the Compensation Committee of the Board of Directors.

Transocean 2023    P-49    Proxy Statement

AGENDA ITEM 9

Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting

Pursuant to the Swiss Code and our Articles of Association, the authority to elect the independent proxy is vested with the general meeting of shareholders. The independent proxy elected at the 2023 Annual General Meeting will serve as independent proxy at the 2024 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2024 Annual General Meeting.

The Board of Directors has nominated for election as independent proxy Schweiger Advokatur / Notariat, Dammstrasse 19, 6300 Zug, Switzerland. Schweiger Advokatur / Notariat was elected at the 2022 Annual General Meeting to serve as independent proxy at the 2023 Annual General Meeting and any extraordinary general meeting of shareholders of the Company held prior to the 2023 Annual General Meeting. Schweiger Advokatur/Notariat confirmed to the Company that it possesses the required independence to fulfill its responsibilities.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 9.

Transocean 2023    P-50    Proxy Statement

AGENDA ITEM 10

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One-Year Term

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2023 and that Ernst & Young Ltd, Zurich, be elected as Transocean Ltd.’s auditor pursuant to the Swiss Code for a further one-year term, commencing on the day of election at the 2023 Annual General Meeting and terminating on the day of the 2024 Annual General Meeting.

Representatives of Ernst & Young Ltd will participate in the 2023 Annual General Meeting, will have the opportunity to make a statement and will be available to respond to questions you may ask. Please submit any questions you may have to the Corporate Secretary prior to the 2023 Annual General Meeting. Information regarding the fees paid by the Company to Ernst & Young appears below.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 10.

FEES PAID TO ERNST & YOUNG

Audit fees for Ernst & Young LLP and its affiliates for each of the fiscal years 2022 and 2021 and audit-related fees, tax fees and total of all other fees for services rendered in 2022 and 2021 are as follows:

	AUDIT FEES(1)	AUDIT-RELATED FEES(2)	TAX FEES	TOTAL OF ALL OTHER FEES(3)
	U.S. $	U.S. $	U.S. $	U.S. $
Fiscal year 2022	5,074,011	213,752	25,953	2,000
Fiscal year 2021	4,674,009	502,049	-	1,485

(1)    The audit fees include those associated with our annual audit, reviews of our quarterly reports on Form 10-Q, statutory audits of our subsidiaries, services associated with documents filed with the SEC and audit consultations.

(2)    The audit-related fees include services in connection with accounting consultations, employee benefit plan audits and attest services related to financial reporting.

(3)    All other fees were for other publications and subscription services.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all auditing services, review or attest engagements and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has considered whether the provision of services rendered in 2022 other than the audit of our financial statements and reviews of quarterly financial statements was compatible with maintaining the independence of Ernst &

Transocean 2023    P-51    Proxy Statement

AGENDA ITEM 10

Young LLP and determined that the provision of such services was compatible with maintaining such independence.

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by the independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non-audit work; provided, that the Chair of the Audit Committee may grant pre-approvals of audit or non-audit work, so long as such pre-approvals are presented to the full Audit Committee at its next scheduled meeting. Unless the specific service has been previously pre-approved with respect to the 12-month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The Audit Committee has given advance approval for specified audit, audit-related, tax and other services for 2023. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions, as well as internal management controls.

Transocean 2023    P-52    Proxy Statement

AGENDA ITEM 11

Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2023

PROPOSAL OF THE BOARD OF DIRECTORS

As required by Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to vote on an advisory basis to approve the compensation of the Company’s Named Executive Officers.

At the Company’s 2017 Annual General Meeting, the Company’s shareholders supported the Board of Directors’ recommendation to hold an advisory vote on executive compensation every year for the Company’s Named Executive Officers. As a result, the Board of Directors determined that the Company will hold an advisory vote on executive compensation once every year until this 2023 Annual General Meeting, which, in accordance with applicable law, is the next required vote on the frequency of shareholder votes on compensation of Named Executive Officers of the Company. Agenda Item 12 of this proxy statement concerns such advisory vote on the frequency of shareholders’ votes on compensation of the Company’s Named Executive Officers.

The Board of Directors recommends that you vote for the approval of the compensation of the Named Executive Officers as described in this proxy statement.

Accordingly, you may vote on the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in the proxy statement for the Company’s 2023 Annual General Meeting is hereby APPROVED.

Our compensation program for our Named Executive Officers is designed to reward performance that creates long-term value for the Company’s shareholders through the following features, which are discussed in more detail in our Compensation Discussion and Analysis:

■	Annual cash bonuses based on performance as measured against pre-determined performance goals;	■

A share ownership policy that requires our executive officers to build and maintain an appropriate equity stake in the Company to further align our executive officers’ interests with the long-term interests of our shareholders;

■	A compensation mix weighted toward long-term incentives to allow our Named Executive Officers to participate in the long-term growth and profitability of the Company;	■

Hedging and pledging policies that prohibit any of our executive officers from hedging or pledging our shares or holding derivative instruments tied to our shares, other than derivative instruments issued by us; and

■	Long-term incentives include performance share units that vest based upon the Company’s total shareholder return compared to the companies in our performance peer groups;	■

The Incentive Compensation Recoupment Policy, a clawback policy that allows the Company to recover or adjust incentive compensation to the extent the Compensation Committee determines that payments or awards have exceeded the amount that would otherwise have been received due to a restatement of our financial

■	Median pay positioning for target performance, above median pay for above target performance, and below median pay for below target performance;

results or if the Compensation Committee determines that an executive has engaged in, or has knowledge of and fails to prevent or disclose, fraud or intentional misconduct pertaining to any financial reporting requirements or in cases of violations of our Code of Integrity.

Transocean 2023    P-53    Proxy Statement

AGENDA ITEM 11

The vote on this proposal is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders. Following the 2023 Annual General Meeting, we will consider our shareholders’ feedback and the Compensation Committee will evaluate whether any actions are necessary to address this feedback.

RECOMMENDATION

The Board of Directors recommends that you vote FOR approval of the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in this proxy statement.

Transocean 2023    P-54    Proxy Statement

AGENDA ITEM 12

Advisory Vote to Approve Frequency of Named Executive Officer Compensation Vote

PROPOSAL OF THE BOARD OF DIRECTORS

As required by Section 14A of the Exchange Act, the Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of the Company’s Named Executive Officers should occur every one, two or three years.

EXPLANATION

The Company is presenting this proposal to give you, as a shareholder, the opportunity to inform the Company as to how often you wish the Company to hold an advisory vote on executive compensation. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

We recommend that a non-binding advisory vote on the compensation of our Named Executive Officers as disclosed in our proxy statement for our annual general meeting be held every year. We believe holding that vote every year provides the most effective timeframe because it will provide our shareholders a consistent and clear communication channel for shareholder concerns about our executive pay programs. In the future, we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our shareholders on this Agenda Item 12 or for other reasons.

Voting Requirement to Approve Advisory Proposal

Shareholders are being asked to provide an advisory vote on whether the non-binding advisory vote on the approval of the compensation of the Named Executive Officers should be held every one, two or three years. The approval of an alternative requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2023 Annual General Meeting. If none of the alternatives (one year, two years or three years) receive a majority vote, we will consider the alternative with the highest number of votes cast by shareholders to be the alternative that has been selected by shareholders.

RECOMMENDATION The Board of Directors recommends that you vote to hold an advisory vote on executive compensation EVERY YEAR.

Transocean 2023    P-55    Proxy Statement

AGENDA ITEM 13

Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team

13A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2023 Annual General Meeting and the 2024 Annual General Meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the shareholders ratify an amount of $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2023 Annual General Meeting and the 2024 Annual General Meeting.

EXPLANATION

As required by our Articles of Association and the Swiss Code, the shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Board of Directors for the period between the 2023 Annual General Meeting and the 2024 Annual General Meeting (the “2023/2024 Term”). The shareholder vote is binding.

DIRECTORS’ COMPENSATION PRINCIPLES

The general principles of the compensation for our Board of Directors are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board of Directors. Our directors’ compensation consists of:

■   cash retainers and

■   grants of restricted share units

Set forth below is an overview of the non-employee director compensation elements for the term of office between the 2021 Annual General Meeting and the 2022 Annual General Meeting (the “2021/2022 Term”), and the term of office between the 2022 Annual General Meeting and the 2023 Annual General Meeting (the

Transocean 2023    P-56    Proxy Statement

AGENDA ITEM 13

“2022/2023 Term”). Additionally, the compensation elements currently contemplated for the 2023/2024 Term are also provided:

	TERM OF OFFICE
	2021/2022 Term	2022/2023 Term	2023/2024 Term
	(U.S.$)	(U.S.$)	(U.S.$)
CASH RETAINERS
Non-employee chair	275,000	215,000	215,000
Non-employee directors (other than the chair)	100,000	100,000	100,000
Additional retainer for committee chair:
Audit Committee	35,000	35,000	35,000
Compensation Committee	20,000	20,000	20,000
Corporate Governance Committee, Finance Committee, and Health, Safety, Environment and Sustainability Committee	10,000	10,000	10,000
TARGET VALUE OF RESTRICTED SHARE UNITS
Non-employee chair	275,000	215,000	215,000
Non-employee directors (other than the chair)	210,000	210,000	210,000

A more detailed description of the compensation principles currently in effect for our Board of Directors can be found under “Board Meetings and Committees—Director Compensation Strategy.” The actual amounts paid to each member of the Board of Directors for fiscal year 2022 are disclosed under “2022 Director Compensation” and in our Swiss Compensation Report under the caption “Board of Directors’ Compensation.”

PROPOSAL FOR RATIFICATION OF MAXIMUM AGGREGATE AMOUNT

The Board of Directors proposes that the shareholders ratify an amount of $4,121,000 as the maximum aggregate amount of compensation that the Company may pay to the Board of Directors for the 2023/2024 Term.

The proposed aggregate maximum amount has been calculated based on the directors’ compensation elements as outlined above and represents no change from the maximum aggregate amount of compensation for the prior eight Terms since the Swiss compensation regulations were first implemented for the 2015/2016 Term; all of which were approved by shareholders.

The total compensation paid to the Board of Directors for the 2022/2023 Term was $3,282,998, which is below the $4,121,000 previously approved by shareholders at the 2022 Annual General Meeting.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 13A.

Transocean 2023    P-57    Proxy Statement

AGENDA ITEM 13

13B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2024

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the shareholders ratify an amount of $26,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2024.

EXPLANATION

As required by our Articles of Association and the Swiss Code, our shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Executive Management Team for fiscal year 2024. The shareholder vote is binding.

EXECUTIVE MANAGEMENT TEAM COMPENSATION PRINCIPLES

The general principles of the compensation for the Executive Management Team are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract, motivate and retain leaders from the global executive talent market within and outside our highly competitive industry and to achieve our objective of pay and performance alignment by delivering the vast majority of our Executive Management Team’s compensation opportunity as performance-based, ‘at-risk’ compensation. Our Executive Management Team’s compensation consists of:

■   base salary,

■   annual performance bonus,

■   long-term incentives, which may be comprised of grants of restricted share units, performance share units, performance cash and stock options, and

■   other compensation, including Company contributions to savings plans, pension plans, and life insurance premiums.

Our Executive Management Team is comprised of our Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer.

For a detailed description of our compensation principles currently in effect for the Executive Management Team (and our other Named Executive Officers who are not members of the Executive Management Team), please refer to the section of this proxy statement under the caption: “Compensation Discussion and Analysis.” We recommend that our shareholders read our Articles of Association and the Compensation Discussion and Analysis to understand our Executive Management Team compensation principles and process when considering this proposal. The actual amounts paid to each member of the Executive Management Team for fiscal years 2020-2022 are disclosed in this proxy statement under the caption: “Executive Compensation—Summary Compensation Table,” and for fiscal years 2021 and 2022 in our Swiss Compensation Report under the caption: “Executive Management Team Compensation.”

In addition to this binding vote on maximum Executive Management Team compensation, shareholders have had the opportunity since 2011 under U.S. law, subject to an advisory vote by shareholders and a determination by the Board of Directors as to the frequency of such opportunity, to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for the fiscal year preceding the annual general meeting. Since 2011, our shareholders have consistently expressed their support for the Company’s executive compensation principles, and for the prior six

Transocean 2023    P-58    Proxy Statement

AGENDA ITEM 13

fiscal years the shareholder approval levels have been 96% or higher. Our shareholders are again provided the opportunity to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for fiscal year 2022, as is explained in detail in Agenda Item 11.

The proposed maximum aggregate amount of compensation for the Executive Management Team for fiscal year 2024 is derived substantially from the Company’s executive compensation program receiving strong historical shareholder support as noted above. Consistent with the Company’s historical practice in setting executive compensation, as reflected in the Compensation Discussion and Analysis, we do not anticipate that the aggregate amount actually paid to our Executive Management Team members for fiscal year 2024 will be at the proposed maximum aggregate amount.

PROPOSAL FOR RATIFICATION OF MAXIMUM AGGREGATE AMOUNT

The Board of Directors proposes that the shareholders ratify an amount of $26,000,000, excluding employer-paid social taxes, as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2024. This amount is the maximum amount that the Company can pay or grant to its members of the Executive Management Team for fiscal year 2024, subject to the authority of the Board of Directors to grant or pay a “supplementary amount” pursuant to article 29c of our Articles of Association without additional shareholder ratification to persons who newly assume an Executive Management Team function after the prospective vote at the 2023 Annual General Meeting.

The proposed maximum aggregate amount of compensation for fiscal year 2024 is based on our estimated compensation levels and represents no change from the maximum aggregate amount of compensation for fiscal year 2023, which was approved by shareholders at last year’s annual general meeting.

Shareholder approval is based on the maximum aggregate amounts that could be payable in accordance with our compensation principles as set out in the Compensation Discussion and Analysis. Therefore, actual aggregate amounts paid to our Executive Management Team members for fiscal year 2024 will fall within the range that may be payable. Although historical compensation paid to our Executive Management Team, as disclosed in the Swiss Compensation Report, has been less (2022: $22,233,838) than the maximum amount payable (2022: $24,000,000), we request our shareholders approve the proposed maximum aggregate amount in order to comply with our Articles of Association and to ensure that the authorized compensation is set at a level that allows us to honor the compensation obligations under our compensation program and plans if the Executive Management Team or its individual members deliver superior performance and achieve all of the performance objectives at maximum performance level.

Actual compensation paid to the Executive Management Team in 2024 will be disclosed in the proxy statement for our 2025 Annual General Meeting and the Swiss Compensation Report for fiscal year 2024.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 13B.

Transocean 2023    P-59    Proxy Statement

AGENDA ITEM 14

Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans

PROPOSAL OF THE BOARD OF DIRECTORS

14A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan

The Board of Directors proposes that our shareholders approve the amendment and restatement of the Transocean Ltd. 2015 Long-Term Incentive Plan, as amended and restated effective May 27, 2021 (the “2015 LTIP”). The proposed amendment would increase the number of shares available for issuance under the 2015 LTIP by 30,000,000 shares.

EXPLANATION

In order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is intense competition for qualified individuals. We need to (i) attract highly qualified new industry professionals and (ii) reward and retain our experienced professionals. We believe that the issuance of equity-based incentive compensation is a key component of our comprehensive human resource strategy, and that equity-based incentives promote and sustain the progress, growth and profitability of the Company by:

■   attracting, motivating and retaining individuals of high ability;

■   reinforcing a pay-for-performance culture;

■   aligning the interests of our employees with that of the Company; and

■   providing incentives and rewards to employees who are in a position to contribute to the success and long-term objectives of the Company.

The competition for highly-qualified talent has increased the importance of equity-based compensation as a key component for employee recruitment and retention and the need for available shares under an equity compensation plan. The Company granted awards under the 2015 LTIP to 150 individuals in 2022; six of whom were Executive Officers and 10 of whom were non-employee directors.

We believe we have demonstrated our commitment to sound equity compensation practices. Management and our Board of Directors are cognizant of the expense attributable to compensatory share awards, as well as dilution, and strive to maintain both at appropriate levels in order to realize the significant motivational and performance benefits that may be achieved from making such awards.

As of February 13, 2023, we determined that the dilution attributed to the 2015 LTIP was approximately 3.63% and would increase to approximately 7.69% upon approval of 30,000,000 additional share reserves. The three-year average annual percentage of the Company’s outstanding shares issued under equity incentive plans or the Company’s “burn rate” was 1.31%, well below the Institutional Shareholder Services (“ISS”) benchmark for our industry of 2.29%. We believe that it is important that meaningful equity-based long-term incentives remain a significant element of our compensation program throughout the business cycle of our industry. We may also increase cash compensation during such periods relative to our historical practices to limit the amount of dilution from equity awards.

Transocean 2023    P-60    Proxy Statement

AGENDA ITEM 14

The table below shows information as of February 28, 2023, with regard to all of our share-settled equity plans:

Total Stock Options Outstanding	4,083,929
Total Restricted Share Awards/Units Outstanding	17,479,278
Total Performance Share Awards/Units Outstanding	8,457,661
Total Common Shares Outstanding	726,263,759
Weighted-Average Exercise Price of Stock Options Outstanding	$9.54
Weighted-Average Remaining Duration of Stock Options Outstanding	4.76 years
Total Shares Available for Issuance Under the 2015 LTIP	1,939,243

For additional consideration, the total restricted share units outstanding as of February 28, 2023, as identified above (17,479,278), has been reduced to 11,895,138 following the annual vesting event which occurred on March 1, 2023.

DESCRIPTION OF THE 2015 LTIP

The Company believes that the 2015 LTIP incorporates state-of-the-art governance best practices, and a summary description of the material features of the 2015 LTIP is set forth below.

The 2015 LTIP plan document is attached to this proxy statement as Appendix B and is incorporated by reference into this proposal. As further described below, the 2015 LTIP will be amended and restated to provide for an increase of 30,000,000 shares available for issuance as long-term incentive awards.

Highlights of the 2015 LTIP include:

■   Fungible share pool. The 2015 LTIP uses a fungible share pool under which each share issued pursuant to a restricted share award or restricted share unit (including performance awards) will reduce the number of shares available under the 2015 LTIP by 1.68 shares, and each share issued pursuant to awards other than restricted share awards and restricted share units will reduce the number of shares available by 1.0 share.

■   No liberal share counting. The 2015 LTIP prohibits the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements for any awards under the 2015 LTIP. The 2015 LTIP also prohibits “net share counting” upon the exercise of options or stock appreciation rights (or SARs) and the use of shares reacquired in the open market or otherwise using cash proceeds from the exercise of stock options.

■   No repricing or reloading of stock options or SARs; no cash outs. The 2015 LTIP prohibits the direct or indirect repricing of stock options or SARs without shareholder approval and also prohibits the repurchase by the Company of outstanding stock options or SARs with an exercise price higher than the current fair market value.

■   Clawback. All equity awards allow for the cancellation of outstanding awards for actions that are inconsistent with our Code of Integrity.

■   No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.

■   Definition of change of control. The 2015 LTIP defines “change of control” in a manner such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control.

Transocean 2023    P-61    Proxy Statement

AGENDA ITEM 14

■   No automatic vesting on a change of control. The terms of the 2015 LTIP do not provide for automatic single-trigger vesting upon the occurrence of a change of control. The 2015 LTIP was further amended in 2020 to remove broad Compensation Committee discretion to treat a change of control as a specific vesting event.

■   Minimum vesting. All awards shall have a minimum vesting period or restriction period of one year from grant date; provided, however, that awards with respect to up to five percent (5%) of the shares available for awards may be issued without regard to this limitation.

■   No dividends or dividend equivalents on options, SARs or unvested awards. The terms of the 2015 LTIP do not permit dividends or dividend equivalents to be made a part of an award of stock options or SARs and do not permit payment of dividends or dividend equivalents with respect to any awards that are unvested. The terms of the 2015 LTIP, as amended in 2020, clarified that no dividends shall be paid with respect to unvested restricted shares and no dividend equivalents shall be paid with respect to unvested restricted share units or performance unit awards.

■   Administered by an independent committee. The Compensation Committee, which is made up entirely of independent directors, has ultimate administration authority for the 2015 LTIP.

Shares Available for Award and Share Counting

When originally adopted, the 2015 LTIP reserved a total of 19,500,000 shares for awards, plus the remaining shares from a prior long-term incentive plan that had not been granted. In 2018, 2020 and 2021, amendments to the plan were approved for additional reserves in the aggregate amount of 12,000,000, 30,000,000 and 23,000,000 shares, respectively. Subject to shareholders’ approval of the proposed amendment and restatement of the 2015 LTIP, an additional 30,000,000 shares will be reserved for awards under the 2015 LTIP.

Awards under the 2015 LTIP will reduce the shares available for grant under the 2015 LTIP as follows: each share issued pursuant to a restricted share award or restricted share unit will reduce the number of shares available under the 2015 LTIP by 1.68 shares, and each share issued pursuant to awards other than restricted share awards and restricted share units will reduce the number of shares available by 1.0 share.

Any of the authorized shares may be used for any of the types of awards described in the 2015 LTIP. Shares related to performance awards that are payable solely in cash, which include performance share units to be awarded under the 2015 LTIP, will not be counted against the aggregate number of shares available under the 2015 LTIP. The aggregate fair market value of awards of options and SARs that may be granted to any employee in any calendar year each may not exceed $10,000,000 taking into account the grant date value of the shares subject to such awards without regard to the exercise price associated with such awards. No employee may be granted restricted shares, restricted share units or other share-based awards with an aggregate fair market value in excess of $10,000,000, taking into account the grant date value of the shares subject to such awards. In addition, the maximum amount that may be granted to an employee pursuant to awards that may be settled in cash in any calendar year may not exceed grant date value of $5,000,000. The maximum award value that may be granted to a non-employee director in any calendar year may not exceed $1,000,000.

If any shares subject to an award under the 2015 LTIP are forfeited, expire, are settled for cash or otherwise cancelled, then, in each case, the shares subject to the award may be used again for awards under the 2015 LTIP to the extent of the forfeiture, expiration, cash settlement or cancellation. The shares will be added back as (a) 1.68 shares for every share if the shares were subject to restricted share awards, restricted share units or performance units granted and (b) as 1.0 share for every share if the shares were subject to awards other than restricted share awards, restricted share units or performance units granted.

The following shares will not be added to the shares authorized for grant as described above:

(i)	shares tendered by the participant or withheld by us in payment of the purchase price of an option;

Transocean 2023    P-62    Proxy Statement

AGENDA ITEM 14

(ii)	shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an award;
(iii)	shares that are not issued due to net settlement of an award; and
(iv)	shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

The 2015 LTIP provides for appropriate adjustments in the event of a merger, demerger, consolidation, recapitalization, stock split, combination of shares, plan of exchange, share dividend or similar transaction involving the Company.

Administration

The Compensation Committee of the Board of Directors has overall authority to administer the 2015 LTIP. The Board may designate another committee or committees to administer the 2015 LTIP.

Eligible Participants

All employees of the Company or any of its subsidiaries and all non-employee directors are eligible to participate in the 2015 LTIP.

Types of Awards

The 2015 LTIP authorizes the issuance of the following types of awards:

■    Nonqualified and Incentive Stock Options. Nonqualified stock options and incentive stock options may be granted under the 2015 LTIP. The exercise price of options may not be less than the fair market value of our shares on the date of grant and no option may be exercised after the expiration of 10 years from the date of grant. The fair market value of our shares is determined by reference to the reported closing price on the NYSE. An option may be exercised only to the extent that the option is vested in accordance with a schedule determined by the Compensation Committee in its sole discretion.

■    Stock appreciation rights or SARs. SARs may be granted to participants under the 2015 LTIP. The exercise price of a SAR may not be less than the fair market value of our shares on the date of grant and no SAR may be exercised after the expiration of 10 years from the date of grant. The payment of the appreciation associated with the exercise of a SAR will be made by the Company in shares of our common stock or in cash as determined by the Compensation Committee. A SAR may be exercised only to the extent that the SAR is vested in accordance with a schedule determined by the Compensation Committee in its sole discretion.

■    Restricted share awards and restricted share units. Restricted share awards and restricted share units, or RSUs, may be granted under the 2015 LTIP. Restricted share awards and RSUs granted under the 2015 LTIP will vest in accordance with a schedule or achievement of certain performance or other criteria as determined by the Compensation Committee. Upon termination of service or employment prior to vesting, the restricted shares or RSUs will be forfeited, unless otherwise determined by the Compensation Committee. The Compensation Committee has the discretion to grant a holder of restricted shares the right to vote such shares and to receive dividends, provided that no dividends may be paid with respect to unvested restricted shares. RSUs do not entitle a holder to any of the rights of a shareholder with respect to the shares; however, the Compensation Committee has the discretion to grant dividend equivalents with respect to the RSUs provided that no dividend equivalents may be paid with respect to an RSU that has not vested.

■    Performance awards. Performance awards may be granted under the 2015 LTIP. Performance awards issued under the 2015 LTIP will become payable in accordance with the achievement of certain performance or other criteria as determined by the Compensation Committee, provided that a performance period may be no less than one year in duration. Performance measures may be based

Transocean 2023    P-63    Proxy Statement

AGENDA ITEM 14

on the achievement of one or more of the following: (1) increased revenue; (2) net income measures (including but not limited to income after capital costs and income before or after taxes); (3) share price measures (including but not limited to growth measures and total shareholder return); price per share; market share; earnings per share (actual or targeted growth); (4) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (5) economic value added (or an equivalent metric); (6) market value added; (7) debt to equity ratio; (8) cash flow measures (including but not limited to cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities, cash flow value added, cash flow return on market capitalization); (9) return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (10) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); (11) expense measures (including but not limited to overhead cost and general and administrative expense cost control and project management); (12) margins; (13) shareholder value; (14) total shareholder return; (15) proceeds from dispositions; (16) total market value and corporate values measures (including ethics compliance, environmental, human resources development and safety); and (17) any other measure as determined by the Compensation Committee.

■    Cash awards. Cash awards may be granted under the 2015 LTIP and may be made subject to a vesting schedule or other performance measures as determined by Compensation Committee.

Minimum Vesting Requirements

All awards shall have a minimum vesting period or restriction period of one year from the grant date; provided, however, that awards with respect to up to five percent (5%) of the shares available for awards may be issued without regard to such limitations.

Prohibitions Related to Stock Options and SARs

Unless the approval of shareholders is obtained first, the 2015 LTIP does not permit (a) repricing of stock options or SARs after the grant date, (b) accepting outstanding stock options or SARs for surrender as consideration for the grant of a new option or SAR with a lower exercise price or for the grant of another award, (c) repurchasing from award recipients any outstanding stock options or SARs that have an exercise price higher than the current fair market value of a share, or (d) granting any stock option or SAR that contains a "reload" feature under which additional stock options, SARs or other awards are granted automatically upon exercise of the original stock option or SAR. The 2015 LTIP also prohibits dividends and dividend equivalents with respect to stock options and SARs.

Treatment of Awards Upon Certain Events

Retirement, Death, or Disability. The Committee may, in its sole discretion, accelerate the vesting of unvested awards or waive, eliminate or make less restrictive the restrictions or provisions governing awards or otherwise amend or modify awards in the case of retirement from employment or service on the Board, death, disability, or any other termination event, except that any modification may not be materially adverse to the award recipient unless the recipient has consented to the modification or the modification relates to a merger, reorganization or similar transaction.

Termination and Agreement

The 2015 LTIP may be terminated or amended by the Board. Shareholder approval is required for any amendment to the 2015 LTIP if (i) such approval is necessary or desirable to qualify or comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply; or (ii) in the opinion of counsel to the Company, shareholder approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the shares may be listed.

Transocean 2023    P-64    Proxy Statement

AGENDA ITEM 14

Transferability

Awards are not transferable except by will or by the laws of descent and distribution.

U.S. Federal Income Tax Consequences

Under current federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to restricted shares, performance shares, options and other awards granted under the 2015 LTIP. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Absent the filing of a Section 83(b) election with the IRS, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of restricted shares, performance shares or other stock awards. Upon the vesting of a restricted stock award and transfer of stock or cash in connection with an RSU for which no payment was made by the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the shares. Income recognized upon vesting by, and transfer of shares to, a participant who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. A participant's adjusted basis in the shares received through stock awards is equal to any ordinary income related to the award recognized by the participant. If a participant thereafter sells the shares, any amount realized over (under) the adjusted basis of the shares will constitute capital gain (loss) to the participant for U.S. federal income tax purposes. If a participant forfeits an award prior to its vesting, the participant will not recognize any ordinary income as a result of such forfeiture, and no deduction will be provided to the Company.

Upon the grant of restricted shares, the participant may file an election under Section 83(b) of the Internal Revenue Code (the “Code”) to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the shares on the grant date (assuming no payment by the participant for the shares) and is considered compensation subject to withholding for employees.

There are no tax consequences associated with the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares equal to the difference between the amount realized on the sale and the exercise price. If the shares are not held for the required period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the participant upon disposition will be capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is a preference item for purposes of the alternative minimum tax. An expense deduction by the Company in connection with the exercise of an incentive stock option is not allowed unless the participant recognizes ordinary income.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a nonqualified stock option, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of shares transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the shares plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the shares will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

Transocean 2023    P-65    Proxy Statement

AGENDA ITEM 14

If a participant surrenders shares which the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant's holding period for such shares will commence on the day after such exercise.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. SARs provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of shares transferred to a participant pursuant to the exercise of a SAR is the price paid for the shares plus an amount equal to any income recognized by the participant as a result of the exercise of the SAR. If a participant thereafter sells shares acquired upon exercise of a SAR, any amount realized over (under) the adjusted basis of the shares will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

Upon the receipt of a cash award, the participant will recognize ordinary income in an amount equal to the cash received. Income recognized upon the receipt of a cash award by a participant who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

Code Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer, its chief financial officer, and certain of the company’s other current and former executive officers.

Code Section 409A generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Code Section 409A, if applicable, may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty and an interest charge penalty on the participant’s deferred compensation income. The Company intends to structure awards under the 2015 LTIP in a manner designed to be exempt from or compliant with Code Section 409A.

Transocean 2023    P-66    Proxy Statement

AGENDA ITEM 14

WHY SHOULD YOU VOTE TO APPROVE THE AMENDMENT?

e have a disciplined annual share granting practice. Our burn rate has averaged 1.6% over the past three years. For comparison purposes, our average burn rate over the past three and five years are both well below the Institutional Shareholders Services Inc. (“ISS”) cap of 4.03% for Russell 3000 companies in the energy industry.

   Without equity compensation, we could lose employees or be forced to pay more compensation in cash. If equity compensation is not available, we could face the choice of losing our most valuable employees or using cash-based long- term incentives to compensate employees, which would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our employees and shareholders.

   We use equity compensation to align employee and shareholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our shareholders and provides a strong pay-for-performance link between the compensation provided to executives and the Company’s performance.

   We grant shares that must be earned by our executives. Over one-half of the value of awards to our named executive officers are subject to achieving a pre-determined level of shareholder returns compared to our industry peer group.

   We have equity ownership requirements. We apply meaningful ownership requirements to our executives to ensure a significant ownership stake in our Company. This further aligns the interests of our executives with those of our shareholders.

   The 2015 LTIP incorporates state-of-the-art governance best practices. The 2015 LTIP meets governance best practices standards for employee incentive plans.

■   We must attract, motivate and retain individuals of high ability. The ability to issue equity is fundamental to our compensation strategy. Our success is dependent, in large part, on our ability to use equity compensation to attract, motivate and retain experienced and highly capable people.

■   We have a disciplined annual share granting practice. Our burn rate has averaged 1.31% over the past three years. For comparison purposes, our average burn rate over the past three and five years are both well below the ISS cap of 2.29% for Russell 3000 companies in the energy industry.

■   Without equity compensation, we could lose employees or be forced to pay more compensation in cash. If equity compensation is not available, we could face the choice of losing our most valuable employees or using cash-based long- term incentives to compensate employees, which would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our employees and shareholders.

■   We use equity compensation to align employee and shareholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our shareholders and provides a strong pay-for-performance link between the compensation provided to executives and the Company’s performance.

■   We grant shares that must be earned by our executives. Over one-half of the value of awards to our Named Executive Officers are subject to achieving a pre-determined level of shareholder returns compared to our industry peer group.

■   We have equity ownership requirements. We apply meaningful ownership requirements to our executives to ensure a significant ownership stake in our Company. This further aligns the interests of our executives with those of our shareholders.

■   The 2015 LTIP incorporates state-of-the-art governance best practices. The 2015 LTIP meets governance best practices standards for employee incentive plans.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 14A.

14B	Approval of Capital Authorization for Share-Based Incentive Plans

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that its authority to issue shares using a capital authorization to satisfy the Company’s equity incentive plans obligations be approved, and any share issuances thereunder be limited to 30,000,000 shares, corresponding to approximately [ ]% of the Company’s issued share capital as of March [ ], 2023, for a five-year period expiring on May 11, 2028.

The proposed amendments to the Articles of Association in respect of this Agenda Item 14B are included in Annex B.

Transocean 2023    P-67    Proxy Statement

AGENDA ITEM 14

EXPLANATION

The Board of Directors believes that it is advisable for the Company to be able to satisfy its obligations to deliver shares under its equity incentive plans in effect from time to time. The number of shares that the Company is seeking authorization to issue under the capital authorization described in this Agenda item 14B is equivalent to the number of shares that would be issuable under the 2015 LTIP, if our shareholders approve Agenda item 14A. All shares under the proposed authorization would be issuable without advance subscription rights or preemptive rights as provided for in our Articles of Association in accordance with the Swiss Code, and used to satisfy the share delivery requirements pursuant to the Company’s equity incentive plans.

As of March [ ], 2023, the issued share capital of the Company consisted of [ ] shares. The current proposal would grant the Company authority to issue 30,000,000 additional shares pursuant to this authorization for a five-year period expiring May 11, 2028.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 14B.

Transocean 2023    P-68    Proxy Statement

AGENDA ITEM 15

Approval of Amendments to Articles of Association to Reflect New Swiss Corporate Law and Make Certain Related Changes

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that our shareholders approve amendments to the Company's Articles of Association to align them with the changes that were made to Swiss corporate law effective on January 1, 2023, and make certain related changes.

The proposed amendments to the Articles of Association are included in Annex C.

EXPLANATION

Effective January 1, 2023, parts of the Swiss Code were amended, resulting in certain changes to Swiss corporate law that impact or otherwise will require amendments to our Articles of Association. Accordingly, we have proposed to update our Articles of Association and make them consistent with the new Swiss corporate law as reflected in the Swiss Code. The proposed amendments to our Articles of Association are summarized below. Please refer to Annex C for the full text of the proposed amendments to our Articles of Association.

Information and documentation available prior to the Annual General Meeting (Article 11)

This change would permit the Company to make its annual report, financial statements (including the audit reports thereon), Swiss compensation report and, if applicable, report on non-financial matters pursuant to article 964c of the Swiss Code available to shareholders by posting them electronically (e.g., on the Company’s website) rather than making them available for physical inspection at the Company’s registered office. It is also no longer required that the Company give shareholders of record written notice of the availability of these documents.

Rights of shareholders to request that a general meeting be convened (Article 12 para. 2)

Until recently, Swiss corporate law has granted shareholders holding, alone or together with other shareholders, 10% or more of a company's share capital a right to request that the company's board of directors call a general meeting of shareholders. Under the new Swiss corporate law, this threshold has been reduced from 10% to 5% of a company's share capital or voting rights. We have updated Article 12 accordingly.

Form of general meeting notice (Article 13 para. 1; Article 33 para. 1 and 2)

Under the new Swiss corporate law, Swiss companies have more flexibility in how they give notice of the general meeting of shareholders. Previously, notice had to be published in the Swiss Official Gazette of Commerce, and, in some cases, individual written notice had to be given to shareholders of record. We are proposing a change to allow the notice of the general meeting of shareholders be provided through alternative means as may be determined by the Board of Directors, such as through the publication of our proxy statement in accordance with SEC rules and regulations.

General meeting authorities (Article 19, Article 29a para. 5a)

The new Swiss corporate law grants shareholders several new rights, regarding the:

■   Approval of dividend distributions based on the Company’s statutory interim financial statements in addition to the statutory annual financial statements (as currently permitted);

■   Confirmation that distributions may be paid from capital contribution reserves; and

Transocean 2023    P-69    Proxy Statement

AGENDA ITEM 15

■   Authorization for delisting shares from a stock exchange, which was previously an authority of the Board of Directors.

Additionally, beginning in fiscal year 2024, Swiss companies will be required to submit an annual non-financial matter report to shareholders for approval. The report will cover topics, such as environmental and social issues, labor issues, respect for human rights and anti-corruption efforts.

If shareholders approve variable compensation at the annual general meeting prospectively, the Swiss Statutory Compensation Report on the compensation of members of the Board of Directors and the Executive Management Team during the preceding fiscal year (the “Swiss Compensation Report”) must be submitted to an advisory shareholder vote. At our annual general meetings, we seek approval for the maximum aggregate compensation of the Board of Directors for its next term and the Executive Management Team for the next fiscal year, which requires us to submit the Swiss Compensation Report to an advisory vote. We are complying with this requirement at this annual meeting.

Additional shareholder resolutions subject to a qualified majority (Article 20)

The revised Swiss corporate law has introduced new matters that are subject to the approval of the shareholders at general meetings, some of which require a qualified majority of two-thirds of the votes and an absolute majority of the nominal value represented at the general meeting to approve. Such matters include reverse stock splits, a change of currency of the share capital, or a delisting of shares from a stock exchange. In our proposed amendment to Article 20, we replicate these statutory qualified majorities. As this is simply an implementation of the new corporate law, the shareholder resolution to amend Article 20 is subject to a majority of the votes cast standard.

Consideration payable for a non-competition undertaking of an Executive Management Team member (Article 29d)

Under previous Swiss corporate law, companies were permitted to enter into post-employment non-competition agreements with executives, without limitations on the amount of consideration that could be paid. The new Swiss corporate law now sets a maximum amount of consideration that can be paid for such non-competition agreements, equal to the average compensation paid to the executive during the last three fiscal years. We have proposed amending our Articles of Association to reflect this change in law for our Executive Management Team members.

Positions outside the group (Article 29e)

Before, Swiss corporate law limited the number of positions that board or executive management team members of Swiss companies could hold at other enterprises. The new Swiss corporate law has clarified that this restriction only applies to “positions in comparable functions at other enterprises with an economic purpose.” We propose to update our Articles of Association to reflect this definition.

FOR this Agenda Item 14A.
RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 15.

Transocean 2023    P-70    Proxy Statement

CORPORATE GOVERNANCE

WE ARE COMMITTED TO UPHOLDING HIGH STANDARDS OF CORPORATE GOVERNANCE AND BUSINESS CONDUCT AND BELIEVE THAT OUR ACTIONS HAVE REFLECTED OUR LONG-STANDING ADHERENCE TO THOSE HIGH STANDARDS.

■   We annually review and, as necessary, update our Corporate Governance Guidelines and our Code of Integrity.

■   We conduct online mandatory training for our employees and officers on our Code of Integrity and other relevant compliance topics.

■   We also require all of our officers and managerial and supervisory employees to certify compliance with our Code of Integrity each year and to proactively report any non-compliance they may discover.

■   Management and the Board of Directors solicit and are responsive to shareholder feedback that informs our governance practices.

The Corporate Governance Committee of the Board of Directors evaluates the Company’s and the Board of Directors’ governance practices and formally reviews, at least annually, all committee charters, with recommendations from the various committees of the Board of Directors, and the Board of Directors’ governance principles. The Corporate Governance Committee receives updates at each meeting regarding new developments in the corporate governance arena. Our Corporate Governance Guidelines and committee charters also require, among other things, that each committee and the Board of Directors annually conduct a self-evaluation of their own performance. The evaluation provides an opportunity for an assessment of each member of the Board of Directors.

Director Share Holding Requirement

Non-Management Director	5x Annual Cash Retainer

Chief Executive Officer	6x Base Pay

We have equity ownership guidelines for directors that require each current non-management director to acquire and retain a number of our shares and/or restricted units at least equal in value to an amount five times the director’s annual cash retainer. Each new director is required to acquire and retain such number of shares, and/or restricted units during his or her initial five years as a director. Jeremy D. Thigpen, our Chief Executive Officer, is subject to separate officer share ownership guidelines providing for a more stringent requirement of six times his base pay. In connection with such ownership requirement, the Board of Directors currently grants restricted share units to each of our non-management directors. See Compensation Discussion and Analysis for more information about these guidelines.

Restrictions on Pledging, Hedging and Margin Accounts

Pursuant to our Insider Trading Policy, employees, officers and directors are restricted from pledging, hedging or holding shares in a margin account.

Transocean 2023    P-71    Proxy Statement

CORPORATE GOVERNANCE

Governance Documents

Our current governance documents may be found on our website at: www.deepwater.com by selecting the Governance page in the Investors section dropdown. Among the information you can find there is the following:

Articles of Association	Organizational Regulations	Corporate Governance Guidelines
Audit Committee Charter	Corporate Governance Committee Charter	Compensation Committee Charter
Finance Committee Charter	Health, Safety, Environment and Sustainability Committee Charter	Mission Statement
FIRST Shared Values	Code of Integrity	Gender Pay Gap Regulations
Modern Slavery and Human Trafficking Statement	Tax Principles Statement	Human Rights Policy
Sustainability Report	HSE Policy	Quality Policy

Information contained on our website is not part of this proxy statement.

Sustainability

As a business in the energy industry, we must operate with integrity, discipline and an unconditional respect for our people, our communities and our environment. Our Senior Vice President, Human Resources, Sustainability and Communications partners with our other functional leadership to manage and execute our sustainability program, including investments in:

■   Technologies that improve the safety, reliability and efficiency of our assets and to reduce the impact our operations have on the environment.

■   Safety and training programs and tools to protect our people, assets and the environments in which we operate.

■   Recruiting, developing, retaining and motivating the industry’s most talented and diverse workforce.

■   Benefits to promote employee health, well-being and financial security.

■   Programs to support the global communities in which we operate.

Importantly, the Board of Directors has primary responsibility for oversight of our sustainability program through its Health, Safety, Environment and Sustainability (“HSES”) Committee. The HSES Committee receives quarterly updates from members of senior management on the Company’s key environmental, safety and related metrics, and sustainability-related risks. In addition, the Audit Committee, together with management, annually reviews the Company’s environmental, social and governance (“ESG”) disclosures and the adequacy and effectiveness of internal controls related to such disclosures. The Board of Directors and Company management continue to monitor our sustainability practices and update policies and procedures, as appropriate, in order to maintain our high standards and achieve organizational goals.

We remain focused on achieving our 2030 sustainability goals, working alongside our customers to enhance our sustainability efforts and provide periodic updates on our progress in line with established reporting frameworks. In addition, we plan to efficiently align our sustainability framework to meet the requirements of applicable rules, regulations or other applicable reporting frameworks that may be adopted or amended from time to time, including the disclosure framework adopted by the Task Force on Climate-Related Financial Disclosures.

Transocean 2023    P-72    Proxy Statement

CORPORATE GOVERNANCE

For more information on our sustainability efforts, please see our most recent sustainability report on our website by selecting the Sustainability, Health, Safety and Environment page from the “About” tab on deepwater.com and scrolling down to the sustainability report. Information, including our sustainability report, contained on or accessible from our website is not incorporated by reference into this proxy statement and should not be considered a part of this report or any other filing that we make with the SEC. Furthermore, references to our website URLs are intended to be inactive textual references only.

Environmental Stewardship

At Transocean, our approach to managing and minimizing our environmental impact and lowering our carbon footprint is driven by our pursuit of ever-greater operational efficiency and our continued focus on innovative technology to improve safety. Our President and Chief Operating Officer administers our Environmental Management System (“EMS”), which applies to all Transocean facilities onshore and offshore. These policies govern our management of waste, water and other resources in our facilities, aid in our compliance with all regulatory requirements, and guide our assessment of our environmental performance. Our EMS, paired with our Operations Management System, sets forth the standards and processes for how our teams identify, consider and mitigate potential environmental impacts when planning and executing our operations.  Consistent with our internal policies, we maintain individual rig energy management plans, which are aligned with ISO 50001 and International Maritime Organization (IMO) SEEMP frameworks, for all active rigs. Through vessel maintenance and consistent adherence to our policies, our teams deliver safe, reliable and responsible operations – protecting each other and the environment.

Our Workforce and Our Community

Workforce Diversity

Our aim is to recruit, develop, and retain the best workforce in the offshore drilling industry. As a company with an international operational and customer base, we view the diversity of our workforce as a key factor in our success. We endeavor to provide those who work at Transocean with an inclusive, supportive, safe and respectful environment in which they can flourish personally and professionally. We periodically assess our workplace and adapt our practices and policies to ensure that our approach reflects contemporary norms and meets the needs and expectations of current and future talent.

Safety

Our safety vision is to conduct our operations in an incident-free workplace, all the time, everywhere. Underpinning this vision is our robust company management system, which details the policies and tools employed by our teams to complete their work safely, efficiently, and effectively. In 2022, our company TRIR of 0.21 improved on our prior year’s performance, demonstrating the consistency of our execution and prioritization of safety in all our operations. We extended our safety program to focus more on leading indicators of safety performance, and in particular, workplace assurance and verification conversations, branded as WorkSight. In tracking the frequency and quality of these conversations, our HSE team can proactively provide additional coaching and support to our offshore rig teams, and we are seeing positive trends in our safety performance, such as a decline in the severity of incidents.

For more information on our safety performance, please see our Compensation Discussion and Analysis.

Training

Our offshore Competency Assurance Management System is accredited by the Offshore Petroleum Industry Training Organization (“OPITO”) and ensures that offshore workers in critical positions are equipped to gauge the skills and competencies needed to perform the assigned role. Competency Assessment Programs and training requirements are specified on our corporate training matrix, which is reviewed and approved by our internal training board annually. Personnel are regularly trained in accordance with our matrix and assessed to ensure they maintain the knowledge needed to safely and effectively execute their job duties. Compliance with

Transocean 2023    P-73    Proxy Statement

CORPORATE GOVERNANCE

the training matrix is managed and tracked to ensure that all employee skillsets and competencies remain current.

We address training requirements in an effective and pragmatic manner through a variety of mechanisms, including formal training courses, e-learning, virtual training simulations and supervised on-the-job training modules. To facilitate training during the pandemic, we prioritized the use of virtual and on-demand e-learning courses, reducing the need for travel and in-person formats. As pandemic travel restrictions have eased, we have maintained remote options and started to reintroduce in-person formats. Our training simulators at our Houston facility enhance crew education on the management of complex drilling, engineering and dynamic positioning scenarios. The training simulators also offer training on advanced well control techniques and facilitate the assessment of the competencies and knowledge of our crews in a zero-risk environment.

Social Responsibility/Community Partnership

We embrace our role as a global corporate citizen, and we aim to positively impact communities where we live and operate. Our investments continue to focus on education, health and well-being and environmental conservation and restoration.

Industry Leadership

As an industry leader, we are mindful of our responsibility in influencing and setting the standards that guide best practices. We continue to actively participate on committees and in events sponsored by:

■   American Petroleum Institute

■   Energy Education Foundation (formerly Oilfield Energy Center)

■   International Association of Drilling Contractors

■   International Marine Contractors Association

■   The Ion Houston

■   Greater Houston Partnership

■   National Ocean Industries Association

■   Offshore Energies UK (formerly OGUK)

■   Rice University’s Baker Institute for Public Policy Center for Energy Studies

■   Society of Petroleum Engineers

■   Women Offshore

Data Privacy and Information Security

Transocean’s information security and safety culture includes a commitment to following cybersecurity best practices with both personal and business data. We have established protocols and technology focused on maintaining the privacy of personal information disclosed to us by employees, their families and other sources. We are also committed to maintaining the security and integrity of personal data regarding contractors, directors, shareholders and customers.

In addition, our safety culture extends to our digital assets. We maintain strong information security, cybersecurity principles and governance support to protect our rigs and the data processed throughout every aspect of our enterprise. Our Audit Committee meets quarterly with the Company’s Chief Information Officer and Director of Cybersecurity to review any material cybersecurity matters that may affect the Company. Our principles and technologies enhance the resiliency of our operations and protect our business moving forward.

Transocean 2023    P-74    Proxy Statement

CORPORATE GOVERNANCE

Risk Management

Executive management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and through its various committees, has responsibility for the oversight of risk management for the Company. Through the Board of Directors’ oversight role and review of management’s active role, the directors seek to ensure that (1) the risk management processes designed and implemented by management (as more particularly described below) are adapted to and integrated with the Company’s corporate strategy, (2) that those processes are functioning as designed, and (3) that steps are taken to foster a culture in which each employee understands his or her impact on the assessment and management of risk, his or her responsibility for acting within appropriate limits, and his or her ultimate accountability.

The Company has an enterprise risk management process and framework, which includes an Executive Risk Management Committee and a Risk Committee Working Group. The Executive Risk Management Committee is composed of members of senior management, including our Chief Executive Officer and other members of management in key functions of the Company. The duties of the Executive Risk Management Committee and the Risk Committee Working Group include the following:

■   reviewing and approving appropriate changes to the Company’s policies and procedures regarding risk management;

■   identifying and assessing operational, commercial, strategic, financial, information security, cybersecurity, macroeconomic and geopolitical risks facing the Company;

■   identifying risks and taking corrective actions, if appropriate; monitoring key indicators to assess the effectiveness and adequacy of the Company’s risk management activities; and

■   communicating with the Board of Directors at least once a year with respect to risk management.

The Executive Risk Management Committee and/or members of management present a report on risk management activities to the Board of Directors at least annually. The Risk Committee Working Group identifies risks facing the Company, makes an assessment of each risk, identifies preventive and mitigating controls and then makes recommendations for improvement opportunities to the Board of Directors or our Chief Executive Officer, as appropriate. Our management and Board of Directors continue to assess and respond to various risks that affect our industry, our company and our employees, including but not limited to, operational offshore drilling risks, public health issues, such as COVID-19, market fluctuations among commodities and the costs and accessibility of goods and services procured throughout our supply chain.

Compensation and Risk

We regularly assess risks related to our compensation programs, including our executive compensation programs. The Compensation Committee reviews information and solicits input from an independent compensation consultant regarding compensation factors, which could mitigate or encourage excessive risk-taking. In its review in 2022, the Compensation Committee considered the attributes of our programs, including the metrics used to determine incentive awards, the weight of each metric, the timing and processes for setting performance targets and validating results, the performance measurement periods and time horizons, the total mix of pay and the maximum compensation and incentive award payout opportunities. Based on the Committee’s assessment, the Committee believes that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse change on the Company.

Independence of Our Board of Directors

Our Corporate Governance Guidelines require that at least a majority of the members of the Board of Directors meet the independence standards set by the NYSE. In order to meet the NYSE’s independence standards, a member of the Board of Directors must not have a relationship with the Company that falls within certain objective categories established by the NYSE. In addition, the Board of Directors must then affirmatively

Transocean 2023    P-75    Proxy Statement

CORPORATE GOVERNANCE

determine, with respect to each director and nominee, that he or she did not otherwise have a material relationship with the Company. There is no family relationship between any of our directors.

The Board of Directors has determined that its current members and nominees, with the exception of Jeremy D. Thigpen (the Company’s Chief Executive Officer), are independent and meet the applicable independence standards set by the NYSE, the SEC and our guidelines. Additionally, our Compensation, Audit and Corporate Governance Committees are composed solely of directors who meet the applicable NYSE and SEC independence standards for membership on these committees, including the enhanced independence standards required for Compensation and Audit Committee, as applicable.

In making its independence determinations, the Board of Directors considered the fact that certain directors, as described below, are or within the past three years have been directors or officers of, or have had relationships with, companies with which we conduct business in the ordinary course.

The Board of Directors also considered the transactions with these companies and believes they were on arm’s-length terms that were reasonable and competitive.

■   Since 2016, Mr. Curado has been a non-executive director of ABB Ltd, from which the Company has purchased rig-related services and equipment.

■   Mr. Curado’s son began working in General Electric’s (“GE”) corporate audit department in 2017. GE sold its interest in Baker Hughes in 2019 and his son continues to work as a finance manager for Baker Hughes. His son-in-law works as an engineer for Mitsubishi Industries. GE, Baker Hughes and Mitsubishi Industries provide services or products to the Company.

■   From 2010 to 2022, Mr. Deaton served as a non-executive director of Air Products and Chemicals, Inc., from which the Company rented and purchased rig-related products and equipment.

■   Mr. Dell’Osso’s sister works as a managing director for Accenture AS, which has provided professional services to the Company.

■   From 2007 to 2019, Ms. de Saint Victor was General Counsel and Company Secretary of ABB Ltd. She continued as Company Secretary of ABB Ltd. until March 31, 2020. The Company has purchased rig-related products and services from ABB Ltd.

■   As of December 12, 2022, Mr. Mohn was the beneficial owner of approximately 82.6 million Company shares (including approx. 34.6M shares issuable upon exchange of $213,367,000 aggregate principal amount of Transocean Inc.’s 2.5% Senior Guaranteed Exchangeable Bonds due 2027 (the “2027 Exchangeable Bonds”)), corresponding to approximately 11.41% of the Company’s outstanding shares. The Board of Directors evaluated Mr. Mohn’s overall beneficial ownership of shares and Exchangeable Bonds and concluded that his ownership of shares and Exchangeable Bonds is not a material relationship that would affect his independence or service as a director of the Company, and that he meets the standards for independence adopted by the SEC and the NYSE.

■   Mr. Mohn owns a 13.33% interest in Liquila Ventures Ltd. (“Liquila”), a joint venture among Lime Rock Partners, Perestroika AS, and a subsidiary of Transocean formed to acquire the ultra-deepwater drillship Deepwater Aquila. Perestroika AS made a $10 million cash investment in Liquila in exchange for a 13.33% interest noncontrolling interest in that company.

■   Ms. Øvrum served as Executive Vice President of Equinor ASA, Development and Production Brazil until December 2021. Equinor, whose largest shareholder is the Government of Norway with 67% of its issued and outstanding shares, is one of our largest customers. Equinor accounted for approximately 25% of our consolidated operating revenues for the year ended December 31, 2022.

■   Ms. Øvrum has served as a director of private company Fjordbase Holding since 2021 from which the Company has purchased rig-related services.

■   Ms. Øvrum serves as a director of Harbour Energy, a customer of the Company, and Technip FMC from which the Company has purchased rig-related products and services.

Transocean 2023    P-76    Proxy Statement

CORPORATE GOVERNANCE

Accordingly, the Board of Directors concluded that the relationships described above have no effect on the independence of these directors. Because of our extensive operations, transactions and director relationships, transactions of this nature are expected to take place in the ordinary course of business in the future.

Board Retirement

Pursuant to our Corporate Governance Guidelines, each member of our Board of Directors must retire from the Board of Directors at the annual general meeting following his or her 75th birthday or after he or she has served on the Board of Directors for 15 years, whichever occurs first.

Executive and Director Compensation Process

Our Compensation Committee has established an annual process for reviewing and establishing executive compensation levels. An outside consultant, Pay Governance LLC, retained by the Compensation Committee has provided the Compensation Committee with relevant market data and alternatives to consider in determining appropriate compensation levels for each of our executive officers. Pay Governance has served as the Compensation Committee’s outside consultant since February 2011. Our Chief Executive Officer also assists the Compensation Committee in the process of setting the compensation for other executives. For a more thorough discussion of the roles, responsibilities and process we use for setting executive compensation, see “Compensation Discussion and Analysis.”

Director compensation is set by the Board of Directors upon a recommendation from the Compensation Committee. Since 2015, director compensation is also subject to shareholder approval at the Company’s annual general meetings. Each calendar year, the Compensation Committee reviews the compensation paid to our directors to be certain that it is competitive in attracting and retaining qualified directors. Pay Governance LLC, has gathered data regarding director compensation at (1) certain similar size companies in the general industry, as well as (2) the same peer group of companies generally utilized in the consideration of executive compensation, as set forth in the Compensation Discussion and Analysis. In February 2020, the Board of Directors approved a Compensation Committee recommendation to reduce the total annual compensation of the Chair of the Board of Directors by $100,000. Additionally, following its consideration of market data from 2021, the Board of Directors approved a Compensation Committee recommendation to further reduce the total annual compensation of the Chair of the Board of Directors by an additional $120,000 effective immediately following the 2022 Annual General Meeting.

Process for Communication by Shareholders and Interested Parties with the Board of Directors

The Board of Directors has established a process whereby interested parties may communicate with the Board of Directors and/or with any individual director. Interested parties, including shareholders, may send communications in writing, addressed to the Board of Directors or an individual director, to:

Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland

The Corporate Secretary will forward these communications, as appropriate, to the addressee depending on the facts and circumstances outlined in the communication. The Board of Directors has directed the Corporate Secretary not to forward certain items, such as: spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the Board of Directors has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make the Board of Directors aware of such material, and may request it be forwarded, retained or destroyed at the Board of Directors’ discretion.

Transocean 2023    P-77    Proxy Statement

CORPORATE GOVERNANCE

Policies and Procedures for Approval of Transactions with Related Persons

The Board of Directors has a written policy with respect to related person transactions pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which:

(1)   the Company is a participant,

(2)   any related person has a direct or indirect material interest, and

(3)   the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Audit Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction.

To identify related person transactions, each year we distribute and require our directors and executive officers to complete questionnaires identifying transactions with us in which the executive officer or director or their immediate family members have an interest. Quarterly, our directors and executive officers must re-affirm in writing that the information previously provided in their questionnaires remains accurate and complete, and provide updates regarding any related person relationships that may have arisen. Our Code of Integrity further requires that an executive officer inform the Company when the executive officer’s private interest interferes or appears to interfere in any way with our interests. In addition, the Board of Directors’ Corporate Governance Guidelines require that a director must immediately inform the Board of Directors or the Chair of the Board of Directors in the event that a director believes he or she has an actual or potential conflict with our interests. Furthermore, under our Organizational Regulations, a director must disclose and abstain from voting with respect to matters that feature unresolved conflicts of interest.

Under our related persons transaction policy, the Audit Committee considers all relevant facts and circumstances available, including the related persons involved, their relationship to the Company, their interest and role in the transaction, the proposed terms of the transaction (including expected aggregate value and value to be derived by the related person), the benefits to the Company, the availability to the Company of alternative means or transactions to obtain like benefits and the terms that would prevail in a similar transaction with an unaffiliated third party. For related person transactions that do not receive prior approval from the Audit Committee, the transactions are submitted to the Audit Committee to consider all relevant facts and circumstances and, based on its conclusions, evaluate all options, including, but not limited to, ratification, amendment or termination of the transaction. Since the beginning of 2022, there were no related person transactions where such policies and procedures were not followed.

Certain Relationships and Related Party Transactions

In connection with our acquisition of Songa in 2018, Mr. Mohn acquired beneficial ownership of $355,813,000 aggregate principal amount of Transocean Inc.’s 0.5% Exchangeable Senior Bonds due 2023 (the “2023 Exchangeable Bonds”), including 2023 Exchangeable Bonds acquired by Perestroika AS (an entity affiliated with Mr. Mohn) as part of our private exchange offers undertaken to refinance certain of Songa’s previously outstanding indebtedness. The 2023 Exchangeable Bonds were repaid at their maturity as of January 30, 2023. In connection with our acquisition of Songa, we also entered into a registration rights agreement with Perestroika AS. This registration rights agreement provides certain customary registration rights over the 2023 Exchangeable Bonds received as part of our private exchange offers undertaken to refinance certain of Songa’s previously outstanding indebtedness and any shares and exchangeable bonds that Perestroika AS received in the acquisition as a former shareholder of Songa or that it may acquire in the future.

In August 2020, we completed a private exchange of $355,611,000 aggregate principal amount of 2023 Exchangeable Bonds owned by Mr. Mohn, including 2023 Exchangeable Bonds owned by Perestroika AS, for $213,367,000 original principal amount of 2027 Exchangeable Bonds. The 2027 Exchangeable Bonds bear interest at an annual rate of 2.5%, payable semiannually, and are exchangeable into shares of Transocean Ltd. In connection with the completion of this private exchange, we also entered into an amendment to the existing

Transocean 2023    P-78    Proxy Statement

CORPORATE GOVERNANCE

registration rights agreement with Perestroika AS to reflect, among other things, that certain of the Company’s shares issuable upon the exchange of the 2027 Exchangeable Bonds will be subject to registration rights.

In November 2022, Perestroika AS made a cash investment of $10 million in Liquila in exchange for a 13.33% noncontrolling ownership interest in that company.

Transocean 2023    P-79    Proxy Statement

BOARD MEETINGS AND COMMITTEES

During 2022, the Board of Directors held four meetings. The Board of Directors, and the committees of the Board of Directors, met at least once a quarter, and such quarterly meetings generally occurred over a period of two days. Each of our directors attended at least 75% of the Board of Directors meetings and meetings of committees on which they served during 2022.

The Board of Directors has the following standing committees: Audit, Compensation, Finance, Corporate Governance, and Health, Safety, Environment and Sustainability. As noted above, the charters for these committees may be found on our website at: www.deepwater.com by selecting the Governance page in the Investors section dropdown. In addition, the Board of Directors may from time to time form special committees to consider particular matters that arise. Following the 2023 Annual General Meeting, the Board of Directors expects to complete its annual review of committee assignments.

COMMITTEES FOR 2022 AGM to 2023 AGM
DIRECTOR	INDEPENDENT	AUDIT	COMPENSATION	FINANCE	CORPORATE GOVERNANCE	HEALTH, SAFETY, ENVIRONMENT AND SUSTAINABILITY
Glyn A. Barker	✓
Vanessa C.L. Chang	✓
Frederico F. Curado	✓
Chadwick C. Deaton	✓
Vincent J. Intrieri	✓
Samuel J. Merksamer	✓
Frederik W. Mohn	✓
Edward R. Muller	✓
Margareth Øvrum	✓
Diane de Saint Victor	✓
Jeremy D. Thigpen
MEETINGS IN 2022		8	4	4	4	4

Committee Chair	Committee Member	Audit Committee financial expert (SEC and NYSE)	✓	Independent, as determined by the Board of Directors in accordance with applicable rules and regulations

Transocean 2023    P-80    Proxy Statement

BOARD MEETINGS AND COMMITTEES

AUDIT COMMITTEE | Meetings in 2022: 8

MEMBERS

Vanessa C.L. Chang

Glyn A. Barker

Frederik W. Mohn

Margareth Øvrum

Diane de Saint Victor

The Board of Directors requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that we disclose whether or not the Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses all of the following attributes:

■   An understanding of generally accepted accounting principles and financial statements;

■   The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

■   Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

■   An understanding of internal control over financial reporting; and

■   An understanding of audit committee functions.

The person must have acquired such attributes through one or more of the following:

■   Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

■   Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

■   Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

■   Other relevant experience.

The Board of Directors has reviewed the criteria set by the NYSE and SEC and determined that each of the current members of the Audit Committee is “financially literate” and four of the members qualify as “audit committee financial experts.” In addition, the Board of Directors has determined that all of the current members of the Audit Committee qualify under NYSE rules as having accounting or related financial management expertise.

Mr. Barker is a chartered accountant, served as an audit partner in an accounting firm and served as the Vice Chair-U.K. of PricewaterhouseCoopers LLP from 2008 to 2011.

Ms. Chang was previously partner in charge of Corporate Finance for KPMG Peat Marwick LLP.

Transocean 2023    P-81    Proxy Statement

Mr. Mohn is the sole owner and managing director of Perestroika AS, a Norwegian investment company, and served previously as a director of Songa, Chair of the Songa board and as managing director of Frank Mohn AS.

Ms. Øvrum was previously Executive Vice President of Equinor ASA, Development and Production Brazil until 2021 when she retired after nearly 40 years with Equinor.

Ms. de Saint Victor previously served as ABB Ltd.'s General Counsel and Company Secretary from 2007 to 2019. She previously was a director at Barclays PLC, where she was a member of the audit and reputation committees from 2013 to 2017.

Finally, NYSE rules restrict directors who have relationships with the Company that may interfere with the exercise of their independence from management and the Company from serving on the Audit Committee. We believe that the members of the Audit Committee have no such relationships and are therefore independent for purposes of NYSE rules.

PRIMARY RESPONSIBILITIES

The responsibilities of the Audit Committee include, among others, the following:

■   Review at least annually, together with management, the Company’s ESG disclosures and the adequacy and effectiveness of internal controls related to such disclosures;

■   Recommend the selection, retention and termination of our independent registered public accountants and our auditor pursuant to the Swiss Code to the Board of Directors and to our shareholders for their approval at a general meeting of shareholders;

■   Directly responsible for the compensation and oversight of our independent registered public accountants and our auditor pursuant to the Swiss Code;

■   Advise as necessary in the selection of the lead audit partner;

■   Monitor the integrity of our financial statements and the independence and performance of our auditors and their lead audit partner and reviews our financial reporting processes;

■   Review and report to the Board of Directors the scope and results of audits by our independent registered public accounting firm, our auditor pursuant to the Swiss Code and our internal auditing staff and reviews the audit and other professional services rendered by the accounting firm;

■   Review any material information security or cybersecurity matters that may affect the Company;

■   Review with the accounting firm the adequacy of our system of internal controls over financial reporting;

■   Review transactions between us and our directors and executive officers for disclosure in the proxy statement, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies; and

■   Receive regular reports from the Chief Compliance Officer.

Additional information can be found in the Audit Committee Report of this proxy statement.

COMPENSATION COMMITTEE | Meetings in 2022: 4

MEMBERS

Glyn A. Barker

Vanessa C.L. Chang

Samuel J. Merksamer

Transocean 2023    P-82    Proxy Statement

BOARD MEETINGS AND COMMITTEES

The purpose of the Compensation Committee is to assist the Board of Directors in

(1)   developing an appropriate compensation program and benefit package for

(a) members of the Executive Management Team (as defined below),

(b) persons defined as “officers” pursuant to section 16(a) of the Exchange Act, and (c) any other person whose compensation is required to be disclosed by applicable securities laws and regulations (collectively, the “Specified Executives”) and members of the Board of Directors; and

(2)   complying with the Board of Directors’ legal and regulatory requirements as to Board member and Specified Executives compensation in order to facilitate the Company’s ability to attract, retain and motivate qualified individuals in a system that aligns compensation with the Company’s business performance.

PRIMARY RESPONSIBILITIES

The authority and responsibilities of the Compensation Committee include, among others, the following:

■   Annually review and recommend to the Board of Directors for submission to and ratification by the shareholders pursuant to Swiss law and our Articles of Association the maximum aggregate amount of compensation of the Board of Directors and the Executive Management Team for the period between the annual general meeting at which ratification is sought and the next annual general meeting;

■   Annually review and recommend to the Board of Directors for submission to and ratification by the shareholders the maximum aggregate amount of compensation of the Specified Executives and each member of the Board of Directors for the fiscal year commencing after the annual general meeting at which ratification is sought;

■   Select appropriate peer groups and market reference points against which the Company’s Board of Directors and executive compensation is compared;

■   Annually recommend focus areas for our Chief Executive Officer for approval by members of our Board of Directors who meet our independence and experience requirements;

■   Annually review, with participation of our full Board of Directors, our Chief Executive Officer’s performance in light of our established focus areas;

■   Annually set our Chief Executive Officer’s compensation based, as appropriate, upon his performance evaluation together with competitive data and subject to shareholder ratification requirements pursuant to our Articles of Association and applicable law;

■   Administer our long-term incentive plans, Performance Award and Cash Bonus Plan, Deferred Compensation Plan, and any other compensation plans or arrangements providing for benefits primarily to members of the Board of Directors and executive officers in accordance with goals and objectives established by the Board of Directors, the terms of the plans, and any applicable rules and regulations;

■   Consider and make recommendations to the Board of Directors, with guidance from an outside compensation consultant, concerning the existing Board of Directors and executive compensation programs and changes to such programs;

■   Consider, with guidance from an outside compensation consultant, and approve the material terms of any employment, severance, termination or other similar arrangements (to the extent permitted by applicable law and our Articles of Association) that may be entered into with members of the Board of Directors and Specified Executives; provided, however, that the Compensation Committee shall not recommend and the Board of Directors shall not authorize “single-trigger” change of control agreements for any of our officers or directors;

■   Annually review and discuss the Company’s Swiss statutory compensation report and, based upon such discussion, recommend such report for approval by the Board of Directors;

Transocean 2023    P-83    Proxy Statement

■   Assess the risks, with the assistance of external resources as the Compensation Committee deems appropriate, of the Company’s compensation arrangements applicable to members of the Board of Directors and the Specified Executives; and

■   Retain and approve the fees of legal, accounting or other advisors, including any compensation consultant, employed by the Committee to assist it in the evaluation of executive and director compensation.

See Compensation Discussion and Analysis for a discussion of additional responsibilities of the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, NYSE listing standards and the Compensation Committee’s governing documents. The Compensation Committee may delegate all or a portion of its powers and responsibilities with respect to the compensation plans and programs described above and in our Compensation Discussion and Analysis to one or more of our management committees; provided, that the Compensation Committee retains all power and responsibility with respect to awards granted to our Board of Directors members and executive officers. The Chief Executive Officer has been delegated authority to grant equity awards under the Company’s long-term incentive plans to new and existing employees of the Company, excluding executive officers and other officers at or above the Senior Vice President level, provided that such awards shall not exceed $5,000,000 in grant value per calendar year in aggregate and no such individual award shall exceed $350,000 in grant value.

The Compensation Committee has delegated to a subcommittee composed of its chair and at least one additional committee member the authority to approve interim compensation actions resulting from promotions, competitive realignment, or the hiring of new executive officers (excluding the Chief Executive Officer), including but not limited to establishing annual base salary, annual bonus targets, long-term bonus targets and the grant of equity awards, subject to any required vote of the shareholders. The Compensation Committee has also delegated authority to the Chief Executive Officer to, upon termination of service of an employee of the Company (excluding executive officers and other officers at or above the Senior Vice President level), accelerate vesting of awards granted under the Company’s long-term incentive plans and to extend exercisability of options for a period of up to one year, but not beyond the original exercise period. The Compensation Committee has further delegated authority to the Chief Executive Officer to determine whether an individual is disabled and/or to set applicable criteria for making such determination for purposes of the Company’s long-term incentives plans. The Compensation Committee is notified of compensation actions made by the Chief Executive Officer or the subcommittee at the meeting following the end of each calendar quarter in which such actions are taken.

Transocean 2023    P-84    Proxy Statement

BOARD MEETINGS AND COMMITTEES

FINANCE COMMITTEE | Meetings in 2022: 4

MEMBERS

Edward R. Muller

Glyn A. Barker

Vincent J. Intrieri

Samuel J. Merksamer

The purpose of the Finance Committee is to assist the Board of Directors in its oversight of the Company’s financial policies, financial strategies and capital structure to ensure that each is consistent with the Company’s values, strategies, risk management, fiscal policies and other policies.

PRIMARY RESPONSIBILITIES

The responsibilities of the Finance Committee include, among others, the following:

■   Review the annual and projected longer term financial plan, strategies and capital structure requirements of the Company;

■   Review and approve the Company’s risk management programs and investment guidelines;

■   Make recommendations to the Board of Directors concerning the Company’s dividend policy, securities repurchase actions, the issuance and terms of debt and equity securities and the establishment of bank lines of credit; and

■   Review the financial aspects of proposed significant transactions requiring Board approval, such as mergers, acquisitions, divestitures, joint ventures, spin-offs, initial public offerings and strategic investments.

CORPORATE GOVERNANCE COMMITTEE | Meetings in 2022: 4

MEMBERS

Vincent J. Intrieri

Frederico F. Curado

Edward R. Muller

The purpose of the Corporate Governance Committee is to carry out the responsibilities delegated by the Board of Directors relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies and other corporate governance matters.

PRIMARY RESPONSIBILITIES

The responsibilities of the Corporate Governance Committee include, among others, the following:

■   Make recommendations to the Board of Directors with respect to the nomination of candidates for election to the Board of Directors, how the Board of Directors should function and how the Board of Directors should interact with shareholders and management;

■   Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company;

■   Coordinate the self-evaluation of the Board of Directors and its committees;

Transocean 2023    P-85    Proxy Statement

■   Recommend committee structure, operations and reporting to the Board of Directors;

■   Periodically review the Articles of Association and the Organizational Regulations of the Company and recommend any changes to the Board of Directors;

■   Review updates from management regarding the Company’s human capital management activities, as they pertain to Board and management diversity; and

■   Review the qualifications of and proposes to the Board of Directors candidates to stand for election at the next general meeting of shareholders.

HEALTH, SAFETY, ENVIRONMENT AND SUSTAINABILITY COMMITTEE | Meetings in 2022: 4

MEMBERS

Frederico F. Curado

Frederik W. Mohn

Margareth Øvrum

Diane de Saint Victor

The Health, Safety, Environment and Sustainability Committee assists the Board of Directors in providing oversight of the Company’s programs, policies and practices for managing risk in the areas of health, safety and the environment.

PRIMARY RESPONSIBILITIES

The responsibilities of the Health, Safety, Environment and Sustainability Committee include, among others, the following:

■   Regularly review, discuss and evaluate Company policies, practices and performance related to health, safety, environmental and sustainability risks and issues;

■   Monitor the Company’s performance against published sustainability goals and review developments in regulatory and reporting requirements;

■   Provide oversight to the aspects of the Company’s sustainability program that pertain to health, safety, the environment and alignment with reporting frameworks; and

■   Guide strategy decisions to promote company goals and compliance with applicable rules and regulations pertaining to health, safety, environmental and other sustainability issues.

Director Compensation Strategy

Directors who are employees of the Company do not receive compensation for service on the Board of Directors. At present, all of the directors except Mr. Thigpen, our Chief Executive Officer, are non-employees and receive compensation for their service on the Board of Directors.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board of Directors. The Board of Directors believes that any compensation method should be weighted more toward compensation in the form of equity in order to more closely align director compensation with shareholders’ interests.

Transocean 2023    P-86    Proxy Statement

BOARD MEETINGS AND COMMITTEES

In the 2022/2023 term, non-employee director target compensation in U.S. dollars included the following fixed components:

COMPENSATION COMPONENT	COMPENSATION (U.S.$)
Annual Retainer—non-employee Chair	215,000
Annual Retainer—non-employee Directors	100,000
Additional Annual Retainer for Committee Chair
Audit Committee	35,000
Compensation Committee	20,000
Corporate Governance Committee, Finance Committee and Health, Safety, Environment and Sustainability Committee	10,000
Grant of Restricted Share Units—non-employee Chair(1)	215,000
Grant of Restricted Share Units—non-employee Directors(1)	210,000

(1)  Restricted share units are granted to each non-employee director. The restricted share units vest on the date first to occur of (i) the first anniversary of the date of grant or (ii) the annual general meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the restricted share units is not subject to any performance measures.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Board of Directors, committee and shareholder meetings and for other Company business-related purposes.

Transocean 2023    P-87    Proxy Statement

2022 DIRECTOR COMPENSATION

At the Board of Directors meeting held immediately after the 2022 Annual General Meeting of our shareholders, 54,688 restricted share units were granted to each non-employee director (other than the Chair) and 55,990 restricted share units were granted to the Chair, in aggregate value equal to $210,000 and $215,000, respectively, based upon the average of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of grant (calculated at $3.84 per share).

Each non-employee director is required to acquire and retain a number of our shares and/or restricted share units at least equal in value to an amount five times the annual director retainer. Each non-employee director’s vested restricted share units generally are not settled until the non-employee director’s service with the Company ends.

The following summarizes the compensation of our non-employee directors for 2022.

NAME	FEES EARNED OR PAID IN CASH (U.S.$)	STOCK AWARDS(1) (U.S.$)	ALL OTHER COMPENSATION (U.S.$)	TOTAL (U.S.$)
Glyn A. Barker	120,000	205,627	—	325,627
Vanessa C. L. Chang	135,000	205,627	—	340,627
Frederico F. Curado	110,000	205,627	—	315,627
Chadwick C. Deaton	236,833	210,522	—	447,355
Vincent J. Intrieri	110,000	205,627	—	315,627
Samuel J. Merksamer	100,000	205,627	—	305,627
Frederik W. Mohn	100,000	205,627	—	305,627
Edward R. Muller	110,000	205,627	—	315,627
Margareth Øvrum	100,000	205,627	—	305,627
Diane de Saint Victor	100,000	205,627	—	305,627

(1)	This represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for restricted share units granted to our directors in 2022, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions with respect to these awards, please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Transocean 2023    P-88    Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee, consisting of five independent directors, operates under the Audit Committee Charter as adopted by the Board of Directors, in overseeing:

■   The integrity of the financial reporting process resulting in the Company’s financial statements;

■   Compliance with legal and regulatory requirements;

■   The independence, qualifications and performance of the Company’s independent registered accountants, Ernst & Young LLP (“EY”); and

■   The performance of the internal audit function.

The Committee complied in 2022 with all of the requirements described in its Charter, which is available on the Governance page of the Company’s website: www.deepwater.com.

The Board has determined that all the members of the Committee are independent, in accordance with the SEC definition and, are financially literate. Further, four of the members of the Committee qualify as Audit Committee Financial Experts, as defined by SEC rules.

Management is responsible for the Company’s disclosure controls and procedures, internal controls and the financial reporting process, including the integrity and objectivity of the financial statements. The Committee:

■   Reviewed the Company’s financial statements and financial reporting processes, including internal controls over financial reporting;

■   Reviewed and discussed with EY and management the Company’s audited financial statements included in the Annual Report;

■   Discussed various matters with EY, including matters required by the Public Company Accounting Oversight Board’s (“PCAOB”) “Communications with Audit Committees”;

■   Reviewed and discussed with EY its report on internal control over financial reporting;

■   Oversaw the Company’s internal audit function, including the performance of the Chief Audit Executive, internal audit plan, budget, resources and staffing;

■   Oversaw the Company’s Legal, Compliance and Ethics program, including helpline calls and investigations, and employee code of integrity; and

■   Recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2022, be included in the annual report on Form 10-K filing with the SEC.

The Committee is responsible for the appointment, compensation and oversight of the independent registered accountant in accordance with SEC, PCAOB and the Swiss Code. The Committee considered several factors in determining whether to reappoint EY as the Company’s independent registered accountant, such as:

■   Qualifications including industry expertise, knowledge of the Company’s processes, global footprint, depth of experience in the countries where the Company’s finance and accounting functions are located, and experience of the audit team;

■   Performance including quality of communication, professional skepticism;

■   The firm’s internal processes for monitoring and maintaining independence, including reporting requirements from its professionals and consequences for violations;

■   Length of service, which began in 1999;

■   Results from PCAOB inspections;

■   EY’s firm-level internal control and audit quality report and tone at the top; and

Transocean 2023    P-89    Proxy Statement

■   EY’s engagement-level audit quality characteristics.

During 2022, in anticipation of the five-year rotation of the EY lead audit engagement partner, required by the PCAOB, the Company and the Committee Chair interviewed candidates who met professional, industry and other relevant characteristics to assume the role of lead audit engagement partner for the 2023 annual audit. Also, a new EY engagement quality review partner assumed the role in 2022, in accordance with regulatory standards.

The Committee approves annually the scope, plans and fees for the annual audit, taking into consideration several factors including a breakdown of the services to be provided, proposed staffing, changes in the Company and industry from the prior year. The fee approval process balances the audit scope and hours required for a high-quality audit and driving efficiencies from both the Company and EY while compensating EY fairly. The Committee pre-approved all audit related and non-audit related services.

Agendas for Committee meetings are developed with input from all Committee members, management, the Chief Audit Executive and EY. Quarterly meetings feature, among other things, reports on cybersecurity controls, and the Committee has periodic executive sessions with the Chief Information Officer, the Director of Cybersecurity and third-party consultants. In 2022, the Committee received reports from the Internal Audit Department on their review of the Company’s ESG disclosures, the adequacy and effectiveness of the internal controls relating to such disclosures and the reporting framework for the Company’s Sustainability Report. Also, the Committee regularly receives reports from management on select business processes to the extent they are affected by internal controls.

The Committee met eight times in 2022 with regular executive sessions with EY and management, including the Chief Audit Executive.

MEMBERS OF THE AUDIT COMMITTEE

Vanessa C.L. Chang, Chair Glyn A. Barker Frederik W. Mohn Margareth Øvrum Diane de Saint Victor

Transocean 2023    P-90    Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners, as of February 28, 2023, of more than 5% of the Company’s shares.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(1)
Perestroika AS, Perestroika (Cyprus) Ltd.(2) Statminister Michelsensvei 38 5230 Paradis, Norway Frederik W. Mohn(2) Statminister Michelsensvei 38 5230 Paradis, Norway	82,868,106	11.41%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	63,405,047	8.73%
PRIMECAP Management Co.(4) 177 E. Colorado Blvd. 11th Floor Pasadena, CA 91105	46,564,489	6.41%

(1)    Unless otherwise required by applicable rules, the percentage indicated is based upon 726,263,759 Company shares deemed to be outstanding as of February 28, 2023, which exclude treasury shares held by the Company or our subsidiaries as of such date or issued into treasury thereafter.

(2)    The number of shares and associated percent of class includes information based on the Schedule 13D/A filed with the SEC on December 19, 2022, by Mr. Frederik W. Mohn, Perestroika (Cyprus) Ltd. and Perestroika AS, Form 4 filings by Mr. Mohn, Perestroika (Cyprus) Ltd and Perestroika AS, and information given to us by Mr. Mohn. According to such filings and information, Mr. Mohn has sole voting power and sole dispositive power with regard to 271,608 shares, which consists of: (a) 22,148 shares individually owned by Mr. Mohn; and (b) 249,460 restricted share units Mr. Mohn has the right to receive based upon his service as a director of Transocean Ltd. The total shares beneficially owned by Mr. Mohn also includes: 47,996,351 shares and 34,600,147 shares issuable upon exchange of $213,367,000 aggregate principal amount of 2.5% Exchangeable Bonds (which are exchangeable into shares at the applicable initial exchange rate), in each case, held directly by Perestroika (Cyprus) Ltd.

(3)    The number of shares is based upon the Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group. According to the filing, The Vanguard Group has shared voting power with regard to 134,795 shares, sole dispositive power with regard to 62,678,964 shares and shared dispositive power with regard to 726,083 shares.

(4)    The number of shares is based upon the Schedule 13G/A filed with the SEC on February 9, 2023, by PRIMECAP Management Company (“PRIMECAP”). According to the filing, PRIMECAP has sole voting power with regard to 44,271,793 shares, and sole dispositive power with regard to 46,564,489 shares.

Transocean 2023    P-91    Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how many shares each of our directors and nominees, each of the Named Executive Officers included in the summary compensation section below and all directors and executive officers as a group beneficially owned as of February 28, 2023.

NAME	SHARES OWNED(1)	SHARES SUBJECT TO RIGHT TO ACQUIRE BENEFICIAL OWNERSHIP(2)	TOTAL SHARES BENEFICIALLY OWNED(3)	PERCENT OF CLASS(3)
Jeremy D. Thigpen	2,805,179	2,323,933	5,129,112	*
Mark L. Mey	1,144,861	886,348	2,031,209	*
Keelan I. Adamson	328,449	618,724	947,173	*
Howard E. Davis	753,979	701,258	1,455,237	*
Brady K. Long	769,418	651,180	1,420,598	*
Glyn A. Barker	2,984	309,473	312,457	*
Vanessa C.L. Chang	49,200	315,215	364,415	*
Frederico F. Curado	—	309,473	309,473	*
Chadwick C. Deaton	111,000	378,040	489,040	*
Domenic J. “Nick” Dell’Osso Jr.	—	—	—	*
Vincent J. Intrieri	20,000	304,713	324,713	*
Samuel J. Merksamer	—	315,449	315,449	*
Frederik W. Mohn(4)	48,018,499	34,849,607	82,868,106	11.41%
Edward R. Muller	12,687	327,952	340,639	*
Margareth Øvrum	—	108,952	108,952	*
Diane de Saint Victor	10,000	207,134	217,134	*
All of directors and executive officers as a group (16 persons)	54,394,323	43,049,325	97,443,648	13.42%

*       Less than 1%.

(1)    The business address of each director and executive officer is c/o Transocean Management Services GmbH, Turmstrasse 30, 6312 Steinhausen, Switzerland. None of the shares beneficially owned by our directors or executive officers are pledged as security.

(2)    Includes shares that may be acquired within 60 days from February 28, 2023, through the exercise of options held by Messrs. Thigpen (1,212,621), Mey (485,597), Adamson (264,856), Davis (382,140), Long (345,569), and all executive officers as a group (2,927,244). Also includes vested share units and unvested share units that will vest within 60 days from February 28, 2023, by Messrs. Thigpen (1,111,312), Mey (400,751), Adamson (353,868), Davis (319,118), Long (305,611) and Barker (309,473), Curado (309,473), Deaton (378,040), Intrieri (304,713), Merksamer (315,449), Mohn (249,460) and Muller (327,952) and Mmes. Chang (315,215), Øvrum (108,952) and de Saint Victor (207,134) and all directors and executive officers as a group (4,985,212).

(3)    The percentage indicated is based upon 726,263,759 Company shares deemed to be outstanding as of February 28, 2023, which exclude treasury shares held by the Company or our subsidiaries as of such date or issued into treasury thereafter, unless otherwise required by applicable rules. As of February 28, 2023, each listed individual (with the exception of Mr. Mohn) and our directors and executive officers as a group (excluding Mr. Mohn) beneficially owned less than 1% of the Company’s outstanding shares.

(4)    The number of shares and associated percent of class includes information based on the Schedule 13D/A filed with the SEC on December 19, 2022, by Mr. Frederik W. Mohn, Perestroika (Cyprus) Ltd. and Perestroika AS, Form 4 filings by Mr. Mohn, Perestroika (Cyprus) Ltd and Perestroika AS, and information given to us by Mr. Mohn. According to such filings and information, Mr. Mohn has sole voting power and sole dispositive power with regard to 271,608 shares, which consists of: (a) 22,148 shares individually owned by Mr. Mohn; and (b) 249,460 restricted share units Mr. Mohn has the right to receive based upon his service as a director of Transocean Ltd. The total shares beneficially owned by Mr. Mohn also includes: 47,996,351 shares and 34,600,147 shares issuable upon exchange of $213,367,000 aggregate principal amount of 2.5% Exchangeable Bonds (which are exchangeable into shares at the applicable initial exchange rate), in each case, held directly by Perestroika (Cyprus) Ltd.

Transocean 2023    P-92    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

CONTENTS

P-93	EXECUTIVE SUMMARY
P-94	2022 COMPENSATION PROGRAM OVERVIEW
P-95	COMPENSATION PHILOSOPHY, STRATEGY AND DESIGN
P-96	SETTING EXECUTIVE COMPENSATION
P-98	EXECUTIVE COMPENSATION ELEMENTS
P-108	EXECUTIVE COMPENSATION GOVERNANCE, POLICY AND PRACTICE
P-111	TAX IMPACT ON COMPENSATION

This Compensation Discussion and Analysis provides an overview and analysis of Transocean’s executive compensation programs and policies, material compensation decisions for 2022, and the key factors we considered in making those decisions. It includes specific information about the compensation paid, earned or granted to the following persons who constitute our Named Executive Officers for 2022:

JEREMY D. THIGPEN Chief Executive Officer	MARK L. MEY Executive Vice President and Chief Financial Officer	KEELAN I. ADAMSON President and Chief Operating Officer
HOWARD E. DAVIS Executive Vice President and Chief Administrative and Information Officer	BRADY K. LONG Executive Vice President and General Counsel

Executive Summary

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. We specialize in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and we operate one of the most versatile offshore drilling fleets in the world.

CAUTIOUS OPTIMISM GIVES WAY TO PIVOTAL, INDUSTRY-LEADING PERFORMANCE

We entered 2022 with optimism about the prospects for Transocean and the offshore drilling industry while also remaining cautious about some of the challenges that arose in the prior two years. Indeed, 2022, proved to be a pivotal year that highlighted Transocean’s strong results and industry-leading performance, further reinforcing the foundations that we have built to create sustainable success for our company.

Our steadfast focus on safety, operational excellence and sustainability enabled us to, once again, deliver strong operational results, record reliability and drilling efficiency for our customers in 2022, ultimately translating into industry-leading financial results.

Highlights of our performance in 2022 include:

■   Delivering strong uptime performance, resulting in revenue efficiency of 96.4%;

■   Delivering solid Adjusted EBITDA results of $816 million;

■   Executing multiple financial transactions resulting in improved medium-term liquidity and providing new opportunities to de-lever and improve the flexibility of our balance sheet; and

Transocean 2023    P-93    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

■   Welcoming the Deepwater Atlas and Deepwater Titan to our fleet – the two highest specification drillships in the world.

In addition, we realized pronounced increases in dayrates of the ultra-deepwater fleet in 2022, with dayrates as of the fourth quarter increasing more than 63% year-over-year.

As of our February 2023 Fleet Status Report, our secured future revenue through new contracted work is second-to-none and increased our industry-leading backlog to $8.5 billion, more than twice that of our nearest competitor. Importantly, during 2022, we added approximately $4 billion in new backlog, the most significant annual increase since the downturn began in 2014, and the first year since 2014 in which backlog additions exceeded revenues out of backlog, suggesting upward momentum in 2023 and beyond.

As a result of this industry-leading performance and favorable market dynamics for offshore drillers, we realized share price appreciation of approximately 60% in fiscal year 2022 and additional appreciation of 65% since the beginning of 2023, resulting in a cumulative share price appreciation of 160% since the beginning of 2022.

2022 Compensation Program Overview

Our Compensation Committee of the Board of Directors (the “Committee”) thoughtfully considers the long-term interests of the Company and our shareholders when making decisions regarding our compensation programs.

We believe that the 2022 compensation program design for our Named Executive Officers appropriately reflects our strong commitment to best practices in compensation governance and achieves the program design objectives of:

■   Retaining and motivating our executives to achieve important business objectives,

■   Rewarding our executives for delivering superior financial, operational, and sustainability performance; and,

■   Strongly aligning executive pay with Company performance and the shareholder experience.

WE BELIEVE THE 2022 COMPENSATION ACTIONS REFLECT OUR CONTINUED FOCUS ON BEST-PRACTICE COMPENSATION GOVERNANCE, WHILE MAINTAINING PRUDENTLY DESIGNED, COMPETITIVE COMPENSATION PACKAGES.

Transocean 2023    P-94    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In February 2022, utilizing competitive market analysis provided by its consultant, the Committee evaluated all elements of the compensation program design, with the critical objectives of retaining key executive talent required for current and future Company financial performance and succession, assessing the alignment between performance and compensation, and analyzing realizable pay relative to target pay as compared to our peers.

Compensation Philosophy, Strategy and Design

Our executive compensation program includes a range of features that align the interests of our senior management with those of our shareholders and excludes features that may result in misalignment.

Important features of our executive compensation programs and practices are provided in the following table:

WHAT WE DO	WHAT WE DON’T DO

✓    Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile

✓    Mandate meaningful share ownership requirements for our executives

✓    Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation (cash and equity) in cases of financial restatement or violations of our Code of Integrity

✓    Base annual and long-term incentive performance on quantitative, formulaic metrics

✓    Maintain compensation plans that are weighted significantly toward variable pay to align our executive compensation with long-term shareholder interests

✓    Link long-term incentive compensation to relative performance metrics

✓    Deliver at least 50% of long-term incentives in performance-based awards

✓    Cap the earning of PSUs at target if the Company’s absolute TSR is less than negative 15%

✓    Cap the overall PSU payouts to prevent unintended windfalls

✓    Retain an independent consultant who reports only to our Compensation Committee (not management)

✓    Maintain double trigger change-in-control provisions

✕   Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than derivative instruments issued by us)

✕   Allow our executives or directors to pledge Company shares

✕   Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, to the extent permitted under Swiss law, our executives are eligible for severance and change-in-control provisions pursuant to our policies, in exchange for covenants that protect the Company

✕   Provide gross-ups for severance payments

✕   Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation

✕   Provide any payments or reimbursements for tax equalization

✕   Pay dividends or dividend equivalents on performance-based equity that has not vested

✕   Offer executive perquisites

Transocean 2023    P-95    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

THE PRIMARY GOAL OF OUR COMPENSATION PROGRAM IS TO ALIGN PAY WITH PERFORMANCE

We accomplish our goal of aligning pay with performance by providing our executives with a competitive compensation package that rewards performance against specific, strategic, financial and operational goals that the Committee believes are critical to the Company’s long-term success and the achievement of sustainable long-term shareholder returns. We believe attracting, retaining and motivating talented management is essential to creating shareholder value throughout the business cycles of our industry.

In administering our executive compensation program, we are guided by the following principal objectives:

■   Aligning annual incentive compensation with financial, operational and strategic objectives; and

■   Rewarding share price appreciation and relative performance through long-term equity incentive awards.

We deliver the vast majority of executive pay as performance-based, “at-risk” incentive compensation, with a portion allocated to the delivery of shorter-term periodic results and the majority weighted toward the delivery of longer-term shareholder value. We believe this approach achieves our objective of aligning pay and performance, without providing an incentive for excessive risk-taking.

Setting Executive Compensation

We annually review our executive compensation program to ensure that we provide the opportunity for each of our Named Executive Officers to receive competitive compensation without providing an incentive for excessive risk-taking. With support from its independent compensation consultant, the Committee annually reviews each individual component of compensation as well as the aggregate compensation that may be paid or awarded to each of our Named Executive Officers and compares them:

■	Externally against compensation awarded and paid to executive officers holding comparable positions at companies with which we compete for executive talent; and
■	Internally against other members of the executive team to ensure internal equity, taking into account individual performance, skills, and experience.

We assess our compensation programs with the aim of positioning elements of compensation competitively to that of the compensation of executives in our industry sector and among companies in other industries of comparable size, international scope, and organizational complexity. We also seek to provide a direct link

Transocean 2023    P-96    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

between pay and the enhancement of shareholder value. The Committee’s independent compensation consultant guides the Committee in establishing the appropriate peer groups for this assessment.

The Committee, with support from its independent compensation consultant, employs two peer groups for the purpose of evaluating executive compensation. The “Compensation Peer Group” is used to assess the competitiveness of the compensation of our Named Executive Officers, and the “Performance Peer Group” is used to evaluate the relative performance of the Company.

COMPENSATION PEER GROUP

We compete for executive talent across many different sectors around the world. However, our primary competitive market generally includes other companies in the energy industry (oil and gas companies, offshore drilling companies and other energy services companies). In making compensation decisions for the Named Executive Officers, the total direct compensation and each underlying element thereof are compared against published and publicly available compensation data.

The Compensation Peer Group for 2022 was composed of the following companies:

■	Apache Corporation	■	McDermott International	■	Petrofac Limited
■	Chesapeake Energy Corporation	■	Murphy Oil Corporation	■	TechnipFMC plc
■	Diamond Offshore Drilling, Inc.	■	Nabors Industries Ltd.	■	Valaris plc
■	Helmerich & Payne, Inc.	■	NOV, Inc.	■	Weatherford International plc
■	Hess Corporation	■	Noble Corporation plc
■	Marathon Oil Corporation	■	Ovintiv Inc.

Recognizing the cyclical nature of the market in which we operate, and the impact that may have on the relative revenue and market capitalization of each peer company at any given time during the course of a downturn or recovery cycle, the Committee maintains a consistent approach to the overall peer company selection so that compensation benchmarks are stable over the course of the market cycle.

In addition, we consider the compensation practices of general non-energy industry peers of comparable size and international scope in setting executive compensation levels, and we use general industry data as a secondary market reference to ensure that a comprehensive view of the market is considered. These non-energy general industry peers are expected to vary from year-to-year based on changes in the marketplace and the availability of published survey data for companies that meet the defined size, international scope and organizational structure criteria.

Our target market position is determined based on the data believed to be most relevant for a given position. For example, the Compensation Peer Group data are weighted more heavily for positions in Operations and Marketing, whereas general industry data are also considered for executives overseeing corporate functions. However, in accordance with our pay-for-performance philosophy, the Compensation Peer Group data is the primary reference for assessing base salary, short-term incentive and long-term incentive compensation levels.

PERFORMANCE PEER GROUP

While the competition for executive talent spans a broader market, as noted above in the Compensation Peer Group section, our Performance Peer Group is specific to those companies with expertise in technically demanding oilfield service operations.

In February 2022, the Committee evaluated the previously established Peer Group used to measure the Company’s TSR performance relative to that of companies considered to be direct business competitors and competitors for investment capital for inclusion in the 2022 long-term incentive program. The Committee engaged its compensation consultant to refine the peer group to those that have a strong correlation with the

Transocean 2023    P-97    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Company and gave consideration to factors such as emergence from bankruptcy/restructuring and merger and acquisition activity. The Committee adopted an updated Performance Peer Group that introduced four new peer companies and eliminated five prior peer companies.

The resulting Performance Peer Group for 2022 consisted of:

■	Aker Solutions	■	Oceaneering International, Inc.	■	Subsea 7 S.A.
■	Helmerich & Payne, Inc.	■	Odfjell Drilling Ltd.	■	TechnipFMC plc
■	Nabors Industries Ltd.	■	Oil States International, Inc.	■	Tidewater Inc.
■	Noble Corp.	■	Patterson-UTI Energy, Inc.	■	Valaris plc
■	NOV, Inc.	■	Saipem S.p.A

2022 Executive Compensation Elements

OUR EXECUTIVE COMPENSATION PROGRAM IS DESIGNED TO MEET THE OBJECTIVES OF OUR “PAY FOR PERFORMANCE” PHILOSOPHY BY LINKING A SIGNIFICANT PORTION OF EACH EXECUTIVE’S COMPENSATION TO COMPANY PERFORMANCE.

The following table summarizes the purpose and key characteristics of each of the primary components of our executive compensation program.

COMPENSATION ELEMENT	PURPOSE	KEY CHARACTERISTICS

BASE SALARY	Provide a market competitive base level of income for executive talent.	Fixed compensation. Reviewed annually and adjusted as appropriate.

ANNUAL CASH BONUS	Motivate executives to achieve our short-term financial, operational, and ESG objectives.	Variable compensation. Award potential ranges from 0% to 200% of target based on corporate performance measured against pre-established performance goals.

I. LONG-TERM INCENTIVE – PERFORMANCE UNITS

Align the interests of our executives with those of our shareholders by creating a direct correlation between realized pay and shareholder return performance both relative to peers and on an absolute basis, over a three-year performance period.

Variable compensation.

The number of earned units can range from 0%-200% based on total shareholder return relative to performance of selected peers during four distinct periods in a 3-year performance period. Payout is capped at target if predetermined threshold of absolute TSR is not met. “Cliff” vesting at the end of the three-year performance period.

II. LONG-TERM INCENTIVE – RESTRICTED UNITS	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through ratable, multi-year vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct correlation of realized pay to shareholder value.

The Committee takes several objectives into consideration when assessing the reasonableness of the total direct compensation of the Named Executive Officers, particularly the compensation of our Chief Executive

Transocean 2023    P-98    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Officer. These objectives include ensuring alignment with our vision and business strategy, creating sustainable long-term shareholder value through the amount and mix of compensation provided, and advancing the core principles of our compensation philosophy and objectives while remaining within our risk tolerance.

Executive compensation is generally targeted around the market median and, when appropriate, adjusted for each Named Executive Officers based upon their individual skills, tenure and impact to the Company’s short and long-term strategic goals.

Our Named Executive Officers have an average of 30 years of experience in multiple sectors of the oil and gas industry, including oilfield services and offshore drilling, and have served our Company for an average of 11 years. Ultimately, this combined expertise and experience was invaluable to maintaining the Company’s performance and preserving shareholder value during the extended market downturn. It is our belief that, particularly in comparison to that of our competitors – many of which filed for bankruptcy and restructured – the continuity of our management team, combined with their collective experience, provides a distinct competitive advantage and furthers the Company’s leadership position, allowing it to appropriately manage the inherent  cyclicality and other unique characteristics of the offshore drilling industry.

BASE SALARY

Our Named Executive Officers receive base salaries constituting a fixed amount of compensation for services rendered during the year. The base salaries of our Named Executive Officers are determined by the Committee upon each officer’s initial hire and reviewed annually, including in the context of promotions or other changes in job responsibilities. As part of its annual review, the Committee reviews each base salary, (i) for purposes of maintaining competitive compensation, relative to executive officers at applicable companies, and (ii) for internal pay equity purposes, relative to other executive officers at the Company.

As part of its base salary review, the Committee considers input from our Chief Executive Officer (except with respect to his own compensation), competitive compensation data from our Compensation Peer Group and other survey data, job responsibilities, individual skills, experience and expected future contributions of each Named Executive Officer. The Committee also considers input from its independent compensation consultant within the framework of the Company’s compensation philosophy and objectives.

In February 2022, in recognition of the increased experience, tenure, and contributions of our executives, the Committee elected to increase the base pay for our Chief Executive Officer and two other Named Executive Officers.

The following base salaries were approved by the Committee for the individuals listed below.

EXECUTIVE	2022 BASE SALARY (U.S. $)	INCREASE OVER 2021 (%)	Comments
Mr. Thigpen	1,150,000	15%	First increase since joining the Company in 2015.
Mr. Mey	760,000	0%
Mr. Adamson	800,000	23%	Increase in recognition of expanded responsibilities as part of his promotion to President.
Mr. Davis	550,000	0%
Mr. Long	600,000	9%	First increase since 2018.

ANNUAL PERFORMANCE BONUS

Our Performance Award and Cash Bonus Plan (the “Bonus Plan”) is a formulaic, goal-driven plan that provides participants, including the Named Executive Officers, with the opportunity to earn annual cash bonuses based on performance as measured against predetermined performance objectives. Individual target award levels, expressed as percentages of the participants’ base salaries, are established by the Committee at the beginning

Transocean 2023    P-99    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

of the year. The target award opportunities under the Bonus Plan, when combined with base salaries, are intended to position the participants to earn total cash compensation approximating competitive market median levels. Individual awards correlate to Company performance, so the executives achieve above-target awards only when the Company achieves above-target performance. Further, the bonus opportunity is capped at a maximum payout level as noted below.

In 2022, the Committee approved changes to the target bonus opportunity for each of the Named Executive Officers, following several consecutive years of freezes. Under the Bonus Plan for 2022, the Named Executive Officers had a potential payout range of 0% to 200% of their individual target award opportunities. The 2022 target bonus opportunity for each Named Executive Officer, expressed as a percentage of base salary, was as follows:

EXECUTIVE	2022 BONUS TARGET (%)	INCREASE OVER 2021 (%)	COMMENTS
Mr. Thigpen	135%	10%	First increase since 2018.
Mr. Mey	100%	15%	First increase since joining the Company in 2015.
Mr. Adamson	100%	25%	First increase since 2018.
Mr. Davis	100%	25%	First increase since joining the Company in 2015.
Mr. Long	100%	25%	First increase since 2018.

2022 ANNUAL BONUS STRUCTURE AND ACHIEVEMENT

The annual cash bonus structure is designed to recognize and motivate strong financial, operational and sustainability performance. Achievement in these three focus areas provides the Committee with a direct line of sight to annual Company operational and financial results while maintaining an emphasis on our sustainability strategy. This structure is designed to focus our executives on those areas where we can differentiate ourselves from our competitors during industry downturns and be well-positioned to outperform the competition as the market recovery continues. The performance measures, relative weightings, and threshold-target-maximum payout ranges were designed based on our 2022 financial and operational forecasts and our 2022 sustainability business plan, as presented to the Committee in early February 2022.

The following tables outline the 2022 bonus performance measures and relative weightings. Each of the measures is defined and discussed in more detail below.

Based on the performance measures described further below and using the pre-determined weightings assigned to each measure by the Committee, the overall bonus achievement for each of our Named Executive Officers was 112% of the targeted bonus opportunity under the Bonus Plan for 2022. The components of this total bonus payout under the Bonus Plan for 2022 are as follows:

PERFORMANCE MEASURE	2022 WEIGHTING (%)	2022 WEIGHTED ACHIEVEMENT (%)
I. EBITDA	60%	56%
II. Uptime	20%	27%
III. Sustainability	20%	29%
2022 Bonus Plan Achievement		112%

For specific award amounts, see “Executive Compensation—Summary Compensation Table.”

I.  FINANCIAL PERFORMANCE

Developing Our EBITDA Target

Transocean 2023    P-100    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

FOR THE 2022 BONUS PLAN, THE COMMITTEE EVALUATED FINANCIAL MEASURES THAT WOULD MOST CLOSELY ALIGN MANAGEMENT WITH THE COMPANY’S FINANCIAL OBJECTIVES.

The Committee concluded that EBITDA continues to be the most appropriate financial measure for our annual bonus based on the following reasons:

■	EBITDA is commonly used by our shareholders to evaluate financial performance;
■	EBITDA is commonly used by our peers to evaluate their own financial performance; and
■	While EBITDA is a non-GAAP financial measure, it is objective and reconcilable to the GAAP measures reported in our financial statements.

The Committee weighted EBITDA at 60% of the total 2022 Bonus Plan opportunity. Further, the Committee set the 2022 EBITDA target at $825 million, which is lower than the 2021 EBITDA target and actual achievement. The Committee endeavors to set targets that stretch management without incentivizing excessive risk-taking, and these targets always reflect improvement. Improvement is often measured against the prior year, as the Committee did with the uptime and sustainability targets, as described below. Improvement is occasionally measured against management’s plan for the current year, where the current year features challenges beyond management’s control that did not arise in the prior year; improvement against the prior year would be impossible without excessive risk-taking, which the Committee would never incentivize. In evaluating the 2022 EBITDA target, the Committee, at the beginning of 2022, considered the following challenges for the Company and/or the industry:

■   Decreasing dayrates for new contracts relative to expiring long-term contracts;

■   The uncertainty for expenditures related to our newbuild assets entering the fleet;

■   The possible reactivation of stacked assets; and

■   The anticipated increase in maintenance expenses due to expected supply chain and inflationary concerns.

In further consideration of these challenges and uncertainties, the Committee modified the threshold to maximum range from +/- 12.5% to +/- 15%.

Accordingly, the threshold and maximum performance outcomes were as follows:

EBITDA TARGET AND PERFORMANCE RANGE	BONUS PAYOUT (%)
Threshold = $701M	0%
Target = $825M	100%
Maximum = $883M	200%

Measuring EBITDA Results

THE COMPANY DELIVERED ADJUSTED EBITDA OF $816M IN 2022.

The Committee certified EBITDA performance achievement at 93% of target, resulting in an associated weighted payout of 56% of the total target bonus opportunity for each Named Executive Officer.

Attached as Appendix A in this proxy statement, is a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

Transocean 2023    P-101    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

II.  OPERATIONAL PERFORMANCE

Developing Our Uptime Target

WE HAVE IDENTIFIED UPTIME AS THE OPERATIONAL PERFORMANCE MEASURE THAT BEST ALIGNS WITH THE INTERESTS OF OUR CUSTOMERS AND, ULTIMATELY, OUR SHAREHOLDERS.

Uptime represented 20% of the 2022 total target annual bonus opportunity, reinforcing the importance of maintaining excellence in our rig operations. We believe that uptime is the best measure of operational efficiency, which is an imperative for our customers and directly impacts their operational plan. Further, uptime has a direct correlation to the Company’s revenue efficiency as our rigs must be operating to generate revenue.

Although uptime is a common operational metric in our industry, it has no standard industry definition or reporting structure. As a result, the Company has developed its own definition, in consultation with the Committee, and that definition recognizes the key impediments to Uptime: equipment failures and human performance errors.

Uptime is measured as total operating hours, minus downtime hours, expressed as a percentage of the maximum total operating hours. Operating hours are defined as the number of hours a rig is operating under a contract. Downtime is defined as the number of hours the rig is not engaged in drilling activities, resulting from mechanical failure or human performance error.

Total Operating Hours – Downtime Hours
Uptime =	__________________________________
Maximum Total Operating Hours

Using this formula, zero mechanical failures and human performance errors would result in a rig operating at 100% Uptime. Downtime events detract from optimal performance and have a direct negative impact on the customer’s operational plan.

In setting the threshold-target-maximum range for this measure, the mathematical differential of 3% from threshold to maximum is significant considering the total number of operating hours during a calendar year (e.g., approximately 180,653 hours of operation in 2022).

The Committee approved the following uptime target for 2022:

UPTIME TARGET AND PERFORMANCE RANGE	BONUS PAYOUT (%)
Threshold = 95.0%	0%
Target = 96.5%	100%
Maximum = 98.0%	200%

In setting the uptime target, the Committee considered the Company’s emerging 2022 outlook, the prior year’s achievement, and the forecasted challenges related to integrating our newbuild assets and possibly reactivating assets.

Balancing the expected challenges to our operations performance with the Company’s continued exemplary uptime achievement, the Committee elected to increase the prior year performance target, approving the 2022 uptime target at 96.5%. The half percentage point increase to the 2022 uptime target represents an approximately 1,000-hour decrease of allowed downtime hours to achieve target, or nearly 38 additional operating days. In addition, the Company had fewer operating rigs in 2022 compared to 2021; therefore, each downtime event is magnified as the total number of available operating hours is decreased.

Transocean 2023    P-102    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Measuring Uptime Results

THE COMPANY ACHIEVED 97.03% UPTIME PERFORMANCE IN 2022.

Despite the forecasted challenges for 2022, we achieved exemplary uptime performance resulting in greater customer satisfaction and higher earnings. In 2022, we exceeded target performance by approximately 962 hours, or 40 days, of additional operational productivity across the fleet. As illustrated, the formulaic performance of uptime achieved a payout level of 135% of target and an associated weighted payout of 27% of the total target bonus opportunity for each of the Named Executive Officers.

III.  SUSTAINABILITY PERFORMANCE

Developing Our Sustainability Targets

WE RECOGNIZE THE IMPORTANCE OF SUSTAINABILITY TO OUR BUSINESS, OUR KEY STAKEHOLDERS AND OUR INDUSTRY, SO WE INCLUDED CORPORATE SUSTAINABILITY OBJECTIVES IN THE 2022 CASH BONUS PLAN TO DRIVE PERFORMANCE ALIGNED WITH OUR LONG-TERM BUSINESS STRATEGY.

The Company is committed to operating our business responsibly, mitigating risks and creating value for our stakeholders. This means, among other imperatives, minimizing our impact to the environment, stewarding resources conscientiously, treating our workforce and surrounding community with respect and care, and innovating purposefully.

To further emphasize this commitment, we included a sustainability component, weighted at 20%, to the 2022 Bonus Plan design. These specific objectives comprising the sustainability component are scored quantitatively and were set by the HSES Committee and approved by the Committee for inclusion in the 2022 Bonus Plan design:

■	Personal Safety / TRIR (Total Recordable Incident Rate)
■	Emissions Intensity Reduction

These 2022 sustainability objectives were selected in support of our continuous and deliberate focus on protecting our personnel, our environment and our property from the numerous potential operating hazards endemic to our business.

Personal Safety - Total Recordable Incident Rate (TRIR)

TRIR is a safety metric recognized by the Occupational Safety and Health Administration (“OSHA”) and is used by companies across an array of industries. TRIR is calculated based on the guidelines set by the International Association of Drilling Contractors (“IADC”), by taking the aggregate number of occurrences of work-related injuries or illnesses that result in medical care or treatment beyond minor first aid. The result is the number of such occurrences for every 200,000 hours worked.

The Committee approved a TRIR target for 2022 of 0.24 based on input from the HSES Committee. This target represents a five-year rolling approach to TRIR goal setting. The methodology takes the average of the prior 5-year actual TRIR results and applies a modifier to ensure the pursuit of continuous improvement. For 2022, a .95 modifier was applied, resulting in a 2022 TRIR target that represents an approximate 10% improvement over the 2021 TRIR target.

In setting the threshold and maximum values, the Committee applied a 25% range above and below target. This range created a threshold, or entry point, of 0.30 and a maximum of 0.18.

Transocean 2023    P-103    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

TRIR TARGET AND PERFORMANCE RANGE	BONUS PAYOUT (%)
Threshold = 0.30	0%
Target = 0.24	100%
Maximum = 0.18	200%

Emissions Intensity Reduction

Consistent with our published 2030 sustainability goals, emission intensity is measured relative to a baseline of emissions recorded in 2019. The Emissions Intensity calculation is based on operating days, which are defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence. Emissions intensity is calculated by dividing emissions generated by our rigs on operating days by the number of operating days. In considering the scope of the Emissions Intensity Reduction goal to introduce to our bonus program, we identified Norway as the geographic location that was best positioned to positively affect emissions due to the country’s commitment to emissions reduction. Focusing on a specific geographic location allowed us to scale the goal as our efforts to reduce emissions continually evolve. The Company’s Norwegian fleet is approximately 25% of our 2022 global operating fleet and is our second largest geographical region based on fleet size.

We have made significant strides in reducing our energy consumption, in part, by establishing a global forum for the sharing of best practices in pursuit of energy-efficiency improvements. These efficiencies accrue as a distinct benefit to the environment, including in the form of reduced emissions – some through behavioral changes, but primarily through capital investments in equipment or innovative technology with the objective of conducting our core business with a smaller carbon footprint. Given the limited capital available to devote to our reduction of emissions, we focused our 2022 Emissions Intensity Reduction goal and related capital investment in Norway, where 25% of our global fleet operates and in recognition of customer and governmental support for such initiatives.

The Committee approved an Emissions Intensity Reduction target for 2022 of 8%, on an annualized basis, based on input from the HSES Committee, which considered planned investments in upgrades intended to improve emissions intensity reduction of the Norwegian fleet.

In setting the threshold and maximum values, the Committee applied a 25% range above and below target. This range created a threshold, or entry point, of 6% and a maximum of 10%.

EMISSIONS INTENSITY REDUCTION TARGET AND PERFORMANCE RANGE	BONUS PAYOUT (%)
Threshold = 6%	0%
Target = 8%	100%
Maximum = 10%	200%

Measuring Sustainability Results

The 2022 formulaic result for Personal Safety based on TRIR was 0.21, which exceeded target performance and represents the second lowest rate in the history of our company, achieving a payout of 150% of target and an associated weighted payout of 15%.

The formulaic result for the 2022 emissions intensity reduction in Norway, compared to the 2019 baseline was 8.8% on an annualized basis, achieving a payout of 140% of target and an associated weighted payout of 14%. As illustrated, the combined sustainability results exceeded our goal and the Committee certified sustainability performance achievement resulting in an associated weighted payout of 29% of the total target bonus opportunity for each Named Executive Officer.

While the 2022 emissions intensity reduction goal was specific to the Norwegian fleet, the Committee has expanded the scope of the emissions intensity reduction goal for 2023 to the global fleet.

Transocean 2023    P-104    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

OVERALL 2022 ANNUAL BONUS ACHIEVEMENT

IN 2022, WE DELIVERED STRONG ANNUAL PERFORMANCE RESULTS.

Our executive leadership showed exceptional discipline and commitment in managing the Company, driving the success of our business, and building long-term value. Further, our success in delivering solid results in 2022 against the measures approved by the Committee could not have been realized without the discipline, flexibility and resilience of our dedicated workforce.

LONG-TERM INCENTIVES

THE COMMITTEE ESTABLISHES COMPETITIVE LONG-TERM INCENTIVE (“LTI”) OPPORTUNITIES FOR OUR NAMED EXECUTIVE OFFICERS THAT MOTIVATE THEM TO INCREASE TOTAL SHAREHOLDER RETURN, DRIVE LONG-TERM SUSTAINABLE VALUE AND ALIGN THE INTERESTS OF PARTICIPANTS WITH THOSE OF SHAREHOLDERS.

To provide an appropriate balance of incentives tied to performance, two types of long-term equity instruments were used in 2022: Performance Units (“PSUs”) and Restricted Share Units (“RSUs”), each weighted at 50%.

This LTI mix was designed to ensure that a minimum of 50% of total LTI is conveyed through performance-based awards. RSUs were included in the incentive mix to reinforce a direct relationship to the shareholder experience and to promote ownership of Company equity. Both instruments were also designed to be retentive in nature through extended performance and vesting periods.

The following LTI award values were delivered to our Named Executive Officers in 2022.

EXECUTIVE	2022 LTI TARGET VALUE (U.S. $)
Mr. Thigpen	8,000,000
Mr. Mey	2,700,000
Mr. Adamson	2,800,000
Mr. Davis	2,150,000
Mr. Long	2,181,818

Each Named Executive Officer target LTI value is delivered in shares based on the following:

■   Performance Units: one-half of the total LTI target value is divided by an approximated Grant Date Fair Value based on an estimated Monte Carlo valuation performed immediately prior to the date of grant; and

■   Restricted Share Units: one-half of the total LTI target value is divided by a value equal to the average of our high-low trading prices for the 10 days immediately preceding the date of grant.

This practice is utilized to most closely approximate the expected grant value. The values disclosed in the Summary Compensation Table reflect the actual grant date fair value and may vary slightly from the target value.

PERFORMANCE UNITS (“PSU”)

In 2022 the Committee decided to base the 2022 PSU design 100% on the market-based measure of relative Total Shareholder Return (“TSR”).

The target award value of the 2022 PSU grants to each of the Named Executive Officers was weighted at 50% of each officer’s total 2022 LTI target award value and each PSU granted represents one share and is earned based on comparing the Company’s TSR relative to the Company’s Performance Peer Group during four distinct performance periods over a three-year period.

Transocean 2023    P-105    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In anticipation of an improvement in market conditions during the performance period and related market volatility, the Committee structured the PSU award such that performance is measured utilizing four distinct performance periods, individually weighted and averaged at the end of the three-year period. The performance periods consist of:

■   36-month period of January 1, 2022 - December 31, 2024, weighted at 40%,

■   12-month period of January 1, 2022 – December 31, 2022, weighted at 20%,

■   12-month period of January 1, 2023 – December 31, 2023, weighted at 20%, and

■   12-month period of January 1, 2024 – December 31, 2024, weighted at 20%.

Achievement will be determined based on the Company’s ordinal ranking in each of the distinct TSR performance periods, and, at the conclusion of the three-year period, achieved performance in each of the distinct performance cycles will be weighted and averaged to determine earned achievement and calculate the number of PSUs earned. Payout potential ranges for the entirety of the PSU award from 0% to 200% of target award value, calculated by linear interpolation between the percentages assigned below.

In recognition of the importance of shareholder alignment, the Committee capped the earning of PSUs at target if the Company’s absolute TSR during the performance period is less than negative 15%. The Committee set the cap at this level to ensure that management does not benefit disproportionately from shareholder returns that are more than marginally negative. The Committee also set a floor such that PSU achievement may not be less than target performance if TSR is above positive 15% to recognize delivered shareholder return irrespective of performance within the peer group. Additionally, the Committee has applied a price cap such that if the fair market value of a share exceeds $20 on the date the Committee makes a determination with respect to achievement of TSR performance over the performance cycle (such date being the “determination date”), the number of PSUs that would have been earned will be reduced by multiplying such number of PSUs by a fraction, the numerator of which is $20 and the denominator of which is the fair market value of a share on the determination date. The Committee set this price cap to prevent an unintended compensation windfall in a recovering market.

Upon completion of the 2022-2024 PSU performance cycle, the Committee will determine final payout levels, if any, and shares will be distributed to the Named Executive Officers, along with a cash payment equal to any dividends or equivalents for earned shares that may have accrued during the performance cycle.

RESTRICTED SHARE UNITS (“RSU”)

The target award value of the 2022 RSU grants to each of the Named Executive Officers was weighted at 50% of each officer’s total 2022 LTI target award value.

Time-vested RSUs were granted to all Named Executive Officers as part of the 2022 annual long-term incentive grants. Each RSU represents one share and the RSUs vest over a three-year schedule (ratably one-third each year), contingent upon continued service.

Transocean 2023    P-106    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

PSUs EARNED IN 2022

In 2023, the Committee evaluated the Company’s TSR performance relative to the 15-member peer group established for the performance period from April 1, 2020 through December 31, 2022. Importantly, of the 15 peers, five went through restructuring, filed for bankruptcy, suspended trading, or were the target of an acquisition; whereas Transocean, through superior operating performance and timely, well-executed financial transactions, preserved and enhanced the equity of its shareholders. The Company’s relative ranking was determined to be fourth of 15, resulting in PSU performance achievement of 171.43% of target.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment agreements with our Executive Management Team comply with the Swiss Code, which prohibits the payment of severance benefits to members of the Executive Management Team. Other than the individual compensation terms applicable for each executive, the same basic form of employment agreement was used for Named Executive Officers with agreements.

INDIRECT COMPENSATION

In addition to base salary, annual and long-term incentive compensation, we offer limited indirect compensatory arrangements to our executives. These indirect elements of executive compensation are not performance-based and are offered as part of the overall compensation package to ensure that the package is competitive with other companies with which we compete for talent. Below is a summary of the indirect elements of compensation for our Named Executive Officers.

HEALTH, WELFARE AND RETIREMENT

Our Named Executive Officers are eligible for Company-wide benefits on substantially the same basis as other full-time employees, including savings, pension, medical and life insurance benefits. Our Named Executive Officers also receive a supplemental life insurance benefit equal to four times base salary capped at a maximum of $4 million. In addition, we make a supplemental non-qualified defined contribution restoration plan available to employees (including the Named Executive Officers) to compensate for benefits that are capped due to U.S. Internal Revenue Service limits on qualified retirement plans.

PERQUISITES

The Committee eliminated all executive perquisites for our Named Executive Officers, effective January 1, 2017. As a result, none of our Named Executive Officers received perquisites in 2022.

POST-EMPLOYMENT COMPENSATION

We believe that the competitive marketplace for executive talent and our desire to retain our Executive Officers require us, subject to compliance with applicable law, to provide our Executive Officers with a severance package. Each of our Executive Officers who are not members of our Executive Management Team is eligible to receive severance benefits in the event the Company chooses to terminate the Executive Officer without cause. Subject to the Committee’s approval, the benefits provided in the event of an involuntary termination under the terms of our Executive Severance Benefit Policy include a cash severance benefit limited to 52 weeks of base salary; a pro rata share of the termination year’s award under the Bonus Plan for such executive; treatment of outstanding long-term incentive awards as provided for in the terms and conditions of each award (as more fully described under “Executive Compensation—Potential Payments Upon Termination or Change of Control”); and outplacement services not to exceed 5% of the base salary of the executive.

We also believe that the interests of our shareholders are served by including a double-trigger change-in-control provision in the Bonus Plan and the Long-Term Incentive Plan for Named Executive Officers who would be integral to the success of, and are most likely to be impacted by, a change of control the Company. By requiring two triggering events to occur, we believe that those Executive Officers who remain with the Company through a change of control will be appropriately focused on the success of the combined enterprise while those who

Transocean 2023    P-107    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

depart because of a change of control will be appropriately compensated. The types of payments that will be made to our executives, along with estimated values as of December 31, 2022, are described under “Executive Compensation-Potential Payments Upon Termination or Change of Control.”

The Committee periodically reviews severance packages offered to the Executive Officers that are not part of our Executive Management Team to ensure the benefits are aligned with prevailing market practices. For a Named Executive Officer to receive the benefits described above, the Named Executive Officer must first sign a release of all claims against the Company and enter into a non-competition, non-solicitation, and confidentiality agreement covering our trade secrets and proprietary information.

The Swiss Code prohibits certain types of compensation payments to members of the Executive Management Team, including severance payments in any form. Therefore, members of the Executive Management Team are not eligible to participate in the Executive Severance Benefit Policy.

Executive Compensation Governance, Policy and Practice

The Committee is responsible for the executive compensation program design and decision-making process. The Committee solicits input from independent members of the Board of Directors, the Chief Executive Officer, other members of management, and the independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

COMPENSATION COMMITTEE

The Committee is composed solely of members of the Board of Directors who

(i)	are not employees of the Company, and
(ii)	meet the independence requirements of the NYSE.

The Committee acts on behalf of our Board of Directors to establish the executive compensation philosophy and oversee our executive compensation and long-term incentive programs. Specifically, the Committee is responsible for:

■	Reviewing and approving the target and actual compensation paid to, and the benefits received by, our Executive Officers;
■	Recommending focus areas for our Chief Executive Officer for approval by the members of our Board of Directors who meet the independence and experience requirements set forth in the Committee charter;
■

Evaluating all aspects of our Chief Executive Officer’s performance in light of these focus areas (with the participation of all non-executive members of the Board of Directors) and setting our Chief Executive Officer’s compensation based on this evaluation as well as a review of compensation practices in the competitive market;

■

Establishing and approving our executive compensation plans and arrangements to provide benefits to our Executive Officers in accordance with the goals and objectives of the Company, as established by the Board of Directors;

■	Administering the Company’s LTI plans, including determining plan eligibility and approving individual awards for all plan participants;
■	Administering the Company’s Performance Award and Cash Bonus Plan and approving individual awards for all Executive Officers;
■

Considering and approving executive employment and, to the extent permissible under Swiss law, severance agreements or other contractual agreements that may be entered into with our Executive Officers (that shall not include “single-trigger” change-in-control agreements);

Transocean 2023    P-108    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

■	Engage with our shareholders to review and consider their feedback on executive compensation design;
■

Reviewing and discussing this Compensation Discussion and Analysis, the Company’s Swiss statutory compensation report and maximum aggregate compensation limits for the Board of Directors and members of the Executive Management Team with our management and, based upon such review and discussion, recommending to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for our Annual General Meeting or our annual report, as applicable; and

■	Assessing the risks associated with the Company’s compensation arrangements.

The Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other Executive Officers. The Committee may exercise its discretion in modifying any compensation element to any Executive Officer, including reducing or increasing the payment amount for one or more components of such awards.

During 2022, the Compensation Committee consisted of the following directors: Glyn A. Barker (Chair), Vanessa C.L. Chang, and Samuel J. Merksamer.

INDEPENDENT COMPENSATION CONSULTANT

To assist in discharging its responsibilities and to ensure that we are continually reviewing and evolving our compensation programs with competitive market standards, the Committee engaged an independent executive compensation consulting firm, Pay Governance LLC (“Pay Governance”), that advised the Committee on executive compensation matters in 2022.

In order to preserve the independence of the Committee’s compensation consultant and avoid the appearance of an impairment of such independence, the Committee adopted a policy that any compensation consultant to the Committee may not provide other services to the Company in excess of $100,000. Neither Pay Governance nor any of its affiliates provided the Company with any other services in 2022. In May 2022, the Committee assessed whether the work of Pay Governance for the Committee during 2022 raised any conflict of interest by conducting a review of several independence factors, which included the factors set forth under Rule 10C-1 of the Exchange Act. The Committee concluded that no conflict of interest was raised that would prevent Pay Governance from independently advising the Committee.

In advising the Committee, the compensation consultant reports to and acts at the direction of the Committee. The Committee directs the compensation consultant in the performance of its duties under its engagement to provide certain guidance on an ongoing basis, including:

In advising the Committee, the compensation consultant reports to and acts at the direction of the Committee. The Committee directs the compensation consultant in the performance of its duties under its engagement to provide certain guidance on an ongoing basis, including:

■	Expertise on compensation strategy and program design;
■	Information relating to the selection of the Company’s peer groups;
■	Relevant market data and alternatives to consider when making compensation decisions;
■	Assistance in establishing and updating annual and long-term incentive guidelines;
■	Periodic reviews of the total executive compensation program;
■	Regular assessment of realizable pay-for-performance; and
■	Support and advice as the Committee conducts its analysis of and makes its decisions regarding executive compensation.

The Committee does not necessarily adopt all recommendations made by the compensation consultant but uses the consultant’s work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions.

Transocean 2023    P-109    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The compensation consultant participates in every meeting of the Committee and meets privately with the Committee at the Committee’s request. Our management provides information to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

OTHER ADVISORS

From time-to-time, management engages other advisors to assist in providing advice to the Committee. Such advisors have included, among others, an outside law firm to provide advice regarding various legal issues, financial analysts to examine relevant performance metrics and an outside actuarial firm to evaluate benefit programs. The Committee evaluates these advisors for independence, when retained. No advisors other than Pay Governance were hired in 2022.

MANAGEMENT

Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our Bonus Plan (other than for himself), are presented to the Committee. The Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other Executive Officers.

The Committee may exercise its discretion in modifying any compensation element to any Executive Officer, including reducing or increasing the payment amount for one or more components of such awards.

Officers and other employees in our Human Resources Department assist our Chief Executive Officer with his recommendations and develop and present other recommendations regarding compensation to the Committee as needed. Our officers and other employees participate in Committee discussions in an informational and advisory capacity and have no authority in the Committee’s decision-making process.

SHARE OWNERSHIP GUIDELINES FOR EXECUTIVES

WE BELIEVE IT IS IMPORTANT FOR OUR NAMED EXECUTIVE OFFICERS TO BUILD AND MAINTAIN AN APPROPRIATE EQUITY STAKE IN THE COMPANY.

The Company’s share ownership guidelines for Named Executive Officers are intended to further align executives’ interests with the interests of our shareholders. Under these guidelines, Named Executive Officers must retain 50% of any shares that vest (net of tax shares) until the ownership guidelines are met. Each of our Named Executive Officers must own an amount of shares equivalent to the following:

CEO	6x	Base Pay
President and/or Executive Vice President	3x	Base Pay
Senior Vice President	2x	Base Pay
Vice President	1x	Base Pay

Compliance with this policy is reviewed by the Committee, and executives must certify their compliance on an annual basis. The Committee may exercise its discretion in response to any non-compliance of this policy. The Committee determined that all executives were in compliance with these requirements in 2022.

EXECUTIVE COMPENSATION RECOUPMENT/CLAWBACK POLICY

Under the Incentive Compensation Recoupment Policy, the Company is authorized to recover or adjust both cash and equity incentive compensation to the extent the Committee determines that payments or awards have exceeded the amount that would otherwise have been received, due to a restatement of financial results or if the Committee determines that an executive has engaged in, or has knowledge of, and fails to prevent or

Transocean 2023    P-110    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

disclose, fraud or intentional misconduct pertaining to any financial reporting requirement. Further, the Committee has established terms and conditions for equity awards providing that awards may be forfeited in the event an executive’s conduct is in violation of human resource or legal compliance and ethics policies, including our Code of Integrity.

NO HEDGING OR PLEDGING OF COMPANY SHARES

We have a policy that prohibits any employee, officer or director of the Company from engaging in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that employees, officers and directors and their family members or wholly-owned businesses not engage in any of the following transactions with respect to the Company’s securities:

■	Short sales;
■	Publicly traded options;
■	Hedging transactions; and
■	Margin accounts and pledging.

Our Executive Officers and directors must certify compliance with the hedging and pledging provisions of our Insider Trading Policy on an annual basis, and all have done so.

USE OF TALLY SHEETS

The Committee reviews compensation tally sheets, prepared by management, that present comprehensive data on the total compensation and benefits package for each of our Named Executive Officers. Tally sheets include all current compensation obligations, as well as additional analyses with respect to payments at hypothetical terminations to consider the Company’s obligations under such circumstances. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved but, rather, to evaluate the Company’s obligations under the various programs.

Tax Impact on Compensation

Section 162(m) of the Internal Revenue Code limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer, its chief financial officer, and certain of the company’s other current and former executive officers.

Transocean 2023    P-111    Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the above Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Glyn A. Barker, Chair Vanessa C.L. Chang Samuel J. Merksamer

Transocean 2023    P-112    Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by the Company for the fiscal year ended December 31, 2022, to each of our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated Executive Officers, who are collectively referred to herein as our Named Executive Officers.

							CHANGE IN
							PENSION
							VALUE AND
						NON-EQUITY	NONQUALIFIED
						INCENTIVE	DEFERRED
				STOCK	OPTION	PLAN	COMPENSATION	ALL OTHER
NAME AND		SALARY	BONUS	AWARDS(1)	AWARDS(1)	COMPENSATION(2)	EARNINGS(3)	COMPENSATION(4)	TOTAL
PRINCIPAL POSITION	YEAR	($)	($)	($)	($)	($)	($)	($)	($)
Jeremy D. Thigpen	2022	1,133,523	―	8,591,879	—	1,713,886	―	294,575	11,733,864
Chief Executive	2021	1,000,000	―	7,669,712	—	4,700,000	―	345,646	13,715,358
Officer	2020	1,000,000	―	2,991,546	—	2,200,000	―	300,258	6,491,804
Mark L. Mey	2022	760,000	―	2,899,756	—	851,200	―	178,582	4,689,538
Executive Vice President	2021	760,000	―	2,761,096	—	2,016,040	―	211,855	5,748,991
and Chief Financial Officer	2020	760,000	―	1,153,881	—	1,136,960	―	187,192	3,238,031
Keelan I. Adamson	2022	783,523	―	3,007,154	—	877,546	―	159,958	4,828,181
President and Chief	2021	644,129	―	2,326,476	—	1,529,040	―	164,643	4,664,289
Operations	2020	600,000	―	897,464	—	792,000	221,962	142,466	2,653,891
Officer
Howard E. Davis	2022	550,000	―	2,309,074	—	616,000	―	124,520	3,599,594
Executive Vice President	2021	550,000	―	2,198,650	—	1,479,000	―	145,562	4,373,212
and Chief Administrative	2020	550,000	―	918,832	—	726,000	―	129,802	2,324,634
and Information Officer
Brady K. Long	2022	594,508	―	2,343,243	—	665,849	―	131,597	3,735,196
Executive Vice President	2021	550,000	―	2,045,257	—	1,411,500	―	148,278	4,155,035
and General Counsel	2020	550,000	―	854,726	—	726,000	―	131,861	2,262,589

(1)    These amounts represent the aggregate grant date fair value of performance share units and restricted share units granted in each year as shown in the “Grants of Plan-Based Awards for 2022” table and computed in accordance with the provisions of FASB ASC Topic 718. Regarding assumptions underlying the valuation of these equity awards, please see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)    These amounts represent annual cash bonuses payable to the Named Executive Officers based on service during the year and awarded in the following year pursuant to the Performance Award and Cash Bonus Plan. The Performance Award and Cash Bonus Plan, including the performance targets used for 2022, is described under the Compensation Discussion and Analysis – Annual Performance Bonus.

(3)    These amounts represent the change in value during the 12-month period ending on December 31 of each year. There are no nonqualified deferred compensation earnings included in this column because no Named Executive Officers received above-market or preferential earnings on such compensation during 2022, 2021 or 2020.

(4)    All Other Compensation for 2022 includes company matching contributions of $30,500 to the account of each Named Executive Officer under the U.S. 401(k) Savings Plan; company matching contributions under the Savings Restoration Plan in the following amounts: Mr. Thigpen, $237,852; Mr. Mey $125,604; Mr. Adamson $107,756; Mr. Davis, $75,650; and Mr. Long $80,101; and company-paid benefits in the following amounts: Mr. Thigpen $26,223; Mr. Mey $22,478; Mr. Adamson $21,702; Mr. Davis, $18,370; and Mr. Long $20,996.

Transocean 2023    P-113    Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for 2022

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the Named Executive Officers in the fiscal year ended December 31, 2022.

										ALL OTHER
									ALL OTHER	OPTION		GRANT
									STOCK	AWARDS:		DATE
									AWARDS:	NUMBER OF		FAIR
			ESTIMATED FUTURE PAYOUTS						NUMBER	SHARES OF	EXERCISE	VALUE OF
			UNDER NON-EQUITY			ESTIMATED FUTURE PAYOUTS UNDER			OF SHARES	SECURITIES	PRICE OF	STOCK AND
			INCENTIVEPLAN AWARDS(1)			EQUITY INCENTIVE PLAN AWARDS(2)			OF STOCK	UNDERLYING	OPTION	OPTION
	TYPE OF	GRANT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OR UNITS(3)	OPTIONS(3)	AWARDS	AWARDS(4)
	AWARD	DATE	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
Jeremy D. Thigpen	AIP		—	1,552,500	3,105,000
	PSU	2/10/2022				—	1,133,145	2,266,290				4,430,030
	RSU	2/10/2022							1,156,069			4,161,848
Mark L. Mey	AIP		—	760,000	1,520,000
	PSU	2/10/2022				—	382,436	764,872				1,495,134
	RSU	2/10/2022							390,173			1,404,623
Keelan I. Adamson	AIP		—	800,000	1,600,000
	PSU	2/10/2022				—	396,600	793,200				1,550,508
	RSU	2/10/2022							404,624			1,456,646
Howard E. Davis	AIP		—	550,000	1,100,000
	PSU	2/10/2022				—	304,534	609,068				1,190,576
	RSU	2/10/2022							310,694			1,118,498
Brady K. Long	AIP		—	600,000	1,200,000
	PSU	2/10/2022				—	309,040	618,080				1,208,192
	RSU	2/10/2022							315,292			1,135,051

(1)    These amounts represent the potential payout opportunities to the Named Executive Officers for the 2022 performance period under the Performance Award and Cash Bonus Plan. There is no payout at or below threshold under this plan for 2022. Actual amounts earned by the Named Executive Officers under the plan are reported in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.” For more information regarding the Performance Award and Cash Bonus Plan, including the performance targets used for 2022, see Compensation Discussion Analysis—Annual Performance Bonus.

(2)    The February 10, 2022 performance share unit award is subject to a 36-month performance period beginning January 1, 2022 and ending December 31, 2024. The actual number of performance units received will be determined in the first 60 days of 2025 and is contingent on the Company’s performance in total shareholder return relative to the Performance Peer Group both on three-year performance measurement period and on three consecutive, one-year performance periods. Any earned shares will vest on December 31, 2024. The amounts shown under the Maximum column represent the payout level of 200%. There is no payout at or below threshold level under this plan for 2022.

(3)    These amounts represent the number of time-vested restricted share units granted to the Named Executive Officers under the long-term incentive plans. The units vest in one-third increments over an approximate 36-month period commencing on February 10, 2022. The first installment vested on March 1, 2023, and the other installments will vest on March 1, 2024, and March 1, 2025.

(4)    These amounts represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718. The 2022 performance share unit fair value is calculated using a Monte Carlo simulation to value total shareholder return at the share price on the date of grant.

Transocean 2023    P-114    Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End 2022

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2022, for the Named Executive Officers.

									EQUITY
								EQUITY	INCENTIVE PLAN
								INCENTIVE	AWARDS:
								PLAN AWARDS:	MARKET OR
		NUMBER OF	NUMBER OF			NUMBER OF	MARKET VALUE	NUMBER OF	PAYOUT VALUE
		SECURITIES	SECURITIES			SHARES OR	OF SHARES	UNEARNED	OF UNEARNED
		UNDERLYING	UNDERLYING			UNITS OF	OR UNITS OF	SHARES, UNITS,	SHARES, UNITS,
		UNEXERCISED	UNEXERCISED	OPTION		STOCK THAT	STOCK THAT	OTHER RIGHTS	OTHER RIGHTS
		OPTIONS	OPTIONS	EXERCISE	OPTION	HAVE NOT	HAVE NOT	THAT HAVE NOT	THAT HAVE NOT
	Grant	(#)	(#)	PRICE	EXPIRATION	VESTED(2)	VESTED(3)	VESTED(4)(5)	VESTED(3)
NAME	Date	EXERCISABLE(1)	UNEXERCISABLE(1)	($/SHARE)	DATE	(#)	($)	(#)	($)
Jeremy D. Thigpen	2/11/2016	233,957	—	8.61	2/10/2026
	2/10/2017	217,618	—	13.35	2/9/2027
	2/8/2018	328,947	—	9.18	2/7/2028
	2/7/2019	432,099	—	8.35	2/6/2029
	5/8/2020					363,637	1,658,185
	2/12/2021					724,638	3,304,349
	2/10/2022					1,156,069	5,271,675
	5/8/2020							818,182	3,730,910
	2/12/2021							1,034,316	4,716,481
	2/10/2022							1,133,145	5,167,141
Mark L. Mey	2/11/2016	98,039	—	8.61	2/10/2026
	2/10/2017	94,011	—	13.35	2/9/2027
	2/8/2018	126,880	—	9.18	2/7/2028
	2/7/2019	166,667	—	8.35	2/6/2029
	5/8/2020					140,259	639,581
	2/12/2021					260,870	1,189,567
	2/10/2022					390,173	1,779,189
	5/8/2020							315,584	1,439,063
	2/12/2021							372,354	1,697,934
	2/10/2022							382,436	1,743,908
Keelan I. Adamson	2/14/2013	15,767	—	59.30	2/13/2023
	2/11/2016	44,118	—	8.61	2/10/2026
	2/10/2017	46,657	—	13.35	2/9/2027
	2/8/2018	62,970	—	9.18	2/7/2028
	2/7/2019	111,111	—	8.35	2/6/2029
	5/8/2020					109,091	497,455
	2/12/2021					219,807	1,002,320
	2/10/2022					404,624	1,845,085
	5/8/2020							245,455	1,119,275
	2/12/2021							313,742	1,430,664
	2/10/2022							396,600	1,808,496
Howard E. Davis	2/11/2016	73,529	—	8.61	2/10/2026
	2/10/2017	74,861	—	13.35	2/9/2027
	2/8/2018	101,034	—	9.18	2/7/2028
	2/7/2019	132,716	—	8.35	2/6/2029
	5/8/2020					111,689	509,302
	2/12/2021					207,730	947,249
	2/10/2022					310,694	1,416,765
	5/8/2020							251,299	1,145,923
	2/12/2021							296,504	1,352,058
	2/10/2022							304,534	1,388,675
Brady K. Long	2/11/2016	58,489	—	8.61	2/10/2026
	2/10/2017	69,638	—	13.35	2/9/2027
	2/8/2018	93,985	—	9.18	2/7/2028
	2/7/2019	123,457	—	8.35	2/6/2029
	5/8/2020					103,896	473,766
	2/12/2021					193,237	881,161
	2/10/2022					315,292	1,437,732
	5/8/2020							233,766	1,065,973
	2/12/2021							275,818	1,257,730
	2/10/2022							309,040	1,409,222

(1)    Each option award has a 10-year term from the grant date.

Transocean 2023    P-115    Proxy Statement

EXECUTIVE COMPENSATION

(2)    Restricted share units granted on May 8, 2020; one-third vested each of May 8, 2021, March 1, 2022, and March 1, 2023. Restricted share units granted on February 12, 2021; one-third vested on March 1, 2022, and March 1, 2023, and one-third will vest on March 1, 2024. Restricted share units granted on February 10, 2022; one-third vested on March 1, 2023, and one-third will vest on each March 1, 2024 and 2025.

(3)    For purposes of calculating the amounts in these columns, the closing price of our shares on the NYSE on December 30, 2022, of $4.56 was used.

(4)    Performance share units granted in 2021 and 2022 are subject to a three-year performance period ending on December 31, 2023 and December 31, 2024, respectively. Performance share units granted in 2020 are subject to a 33-month performance period beginning April 1, 2020 and ending December 31, 2022. The actual number of performance share units received will be determined in the first 60 days following the end of the performance period and is contingent on our performance as determined by comparing our total shareholder return relative to the Performance Peer Group and absolute liquidity relative to annual targets. Any shares earned will vest on the last day of the performance period. For more information regarding long-term incentive plans, please see Compensation Discussion and Analysis—Long-Term Incentives.

(5)    Performance share units are listed at the targeted number of units.

Option Exercises and Shares Vested for 2022

The following table sets forth certain information with respect to the exercise of options and the vesting of RSUs and PSUs, as applicable, during 2022 for the Named Executive Officers.

	NUMBER OF SHARES	VALUE	NUMBER OF	VALUE
	ACQUIRED ON	REALIZED ON	SHARES ACQUIRED	REALIZED ON
	EXERCISE	EXERCISE	ON VESTING	VESTING(1)
NAME	(#)	($)	(#)	($)
Jeremy D. Thigpen	—	—	1,063,866	3,845,781
Mark L. Mey	—	—	401,031	1,449,644
Keelan I. Adamson	—	—	305,885	1,105,912
Howard E. Davis	—	—	319,340	1,154,348
Brady K. Long	—	—	297,061	1,073,814

(1)    Value realized on vesting is calculated by multiplying the closing price of our shares on the NYSE on the date of release by the number of gross shares that were released on such date, including any shares subsequently withheld in satisfaction of requisite tax withholding.

Transocean 2023    P-116    Proxy Statement

EXECUTIVE COMPENSATION

Pension Benefits for 2022

We maintain the following pension plans for executive officers and other employees that provide for post-retirement income based on age and years of service:

■	Transocean Savings Restoration Plan
■	Transocean U.S. Retirement Plan
■	Transocean Pension Equalization Plan

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the Named Executive Officers pursuant to these plans:

		NUMBER OF	PRESENT
		YEARS	VALUE OF	PAYMENTS
		CREDITED	ACCUMULATED	DURING
		SERVICE	BENEFIT	2022
NAME	PLAN NAME	(#)	($)	($)
Jeremy D. Thigpen	Transocean Savings Restoration Plan	8	1,621,104	—

Mark L. Mey	Transocean Savings Restoration Plan	8	907,908	—
				—
Keelan I. Adamson	Transocean Savings Restoration Plan	8	542,199
	Transocean U.S. Retirement Plan	10	397,429	—
	Transocean Pension Equalization Plan	10	355,702

Howard E. Davis	Transocean Savings Restoration Plan	7	525,246	—

Brady K. Long	Transocean Savings Restoration Plan	7	476,158	—

Transocean Savings Restoration Plan

The Company maintains the Transocean Savings Restoration Plan, a nonqualified, unfunded, defined contribution plan for key management employees who earn compensation in excess of certain limits in the Internal Revenue Code. All Named Executive Officers participate in this plan. Effective January 1, 2017, all participants in this plan are fully vested. The plan provides that eligible participants receive an annual contribution equal to 10% (or such other percentage as determined by the administrative committee) of the compensation earned in a particular calendar year that is in excess of the Internal Revenue Code limits. Compensation considered under this plan includes basic salary and annual performance bonus. A participant must be employed on the last day of the calendar year in order to receive a contribution for a particular year. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers.

Transocean U.S. Retirement Plan

The Transocean U.S. Retirement Plan is a tax-qualified pension plan. Benefit accruals under this plan were frozen effective as of December 31, 2014. Mr. Adamson is the only Named Executive Officer who participates in this plan.

The purpose of the plan is to provide post-retirement income benefits to employees in recognition of their long-term service to the Company. Benefits available to executives are no greater than those offered to non-executive participants. The plan is funded through cash contributions made by the Company based on actuarial valuations and regulatory requirements. Employees working for the Company in the U.S. are fully vested after completing five years of eligible employment. Employees earn the right to receive a benefit upon retirement at the normal retirement age of 65 or upon early retirement (age 55 or older with five years of service).

Transocean 2023    P-117    Proxy Statement

EXECUTIVE COMPENSATION

Furthermore, employees earn the right to receive a benefit if they are active employees and age 65 or older (with five years of service).

The elements of compensation included in computing the retirement benefit are basic salary and annual performance bonuses earned prior to January 1, 2015. Retirement benefits are calculated as (i) the sum of 1% of the employee’s compensation for each calendar year (or partial year) of employment, divided by (ii) twelve.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the “Pension Benefits for 2022” table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2022. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2022.

Transocean Pension Equalization Plan

The Pension Equalization Plan (“PEP”) is a nonqualified, unfunded, noncontributory pension plan that was frozen effective December 31, 2014. Mr. Adamson is the only Named Executive Officer with a frozen benefit in the PEP.

Certain employees are eligible to receive a benefit under the PEP if the level of their compensation prior to January 1, 2015, would otherwise cause them to exceed the Internal Revenue Code compensation limitations imposed on the Transocean U.S. Retirement Plan. The purpose of the PEP is to provide supplemental post-retirement income in recognition of service to the Company. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers.

The plan recognizes the same forms of compensation and the same formula used to calculate the plan benefit as the Transocean U.S. Retirement Plan however, earnings are not limited to the pay cap under the Internal Revenue Code Section 401(a)(17) ($260,000 in 2014 when the PEP was frozen). Benefits are not earned until the individual has five years of credited service with the Company.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the “Pension Benefits for 2022” table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2022. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2022.

Transocean 2023    P-118    Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The following table summarizes the treatment of outstanding awards as provided in the terms and conditions of each award.

EVENT	CONSEQUENCES
Voluntary not-for-cause termination

Restricted Share Units, Performance Share Units, Performance Cash and Stock Options – executive’s right to unvested portion of award terminates immediately; vested and outstanding stock options will remain exercisable for 60 days following termination (or until expiration, if sooner)

Involuntary not-for-cause termination or Retirement

Restricted Share Units – prorated portion of award vests

Performance Share Units and Performance Cash – prorated portion of award vests based on actual performance after the performance period ends

Stock Options – unvested portion of award terminates immediately; vested and outstanding will remain exercisable for one year following termination (or until option expiration, if sooner)

Termination due to Death or Disability

Restricted Share Units – award vests

Performance Share Units and Performance Cash – prorated portion of award vests based on actual performance after the performance period ends

Stock Options – award vests and all vested and outstanding will remain exercisable for one year following termination (or until option expiration (or until option expiration, if sooner)

Involuntary termination not-for-cause after a Change of Control

Restricted Share Units – award vests

Performance Share Units and Performance Cash – award vests based on target performance

Stock options – awards vest and all vested and outstanding will remain exercisable for one year following termination (or until option expiration, if sooner)

The following table sets forth certain information with respect to compensation that would be payable to the Named Executive Officers as of December 31, 2022, upon a variety of termination scenarios. It does not include benefits that are generally available to salaried employees on a non-discriminatory basis, including payments that would be made under the Company’s life and disability insurance plans, and unused vacation days.

Transocean 2023    P-119    Proxy Statement

EXECUTIVE COMPENSATION

As of December 31, 2022, the Named Executive Officers of the Company were eligible for the Executive Severance Benefit Policy. However, members of the Executive Management Team are further subject to the full limitations of the Minder Ordinance regarding severance.

		CASH	NON-EQUITY			RETIREMENT
		SEVERANCE	INCENTIVE		OPTION	PLAN
		PAYMENT(2)	COMPENSATION(3)	STOCK AWARDS(4)	AWARDS(5)	BENEFIT(6)	TOTAL
NAME	TRIGGERING EVENT(1)	($)	($)	($)	($)	($)	($)
Jeremy D. Thigpen	Voluntary Not-for-Cause	―	―	―	—	1,621,104	1,621,104
	Involuntary Not-for-Cause	―	1,738,800	19,170,628	—	1,621,104	22,530,532
	Retirement	―	1,738,800	19,170,628	—	1,621,104	22,530,532
	Death (7)	―	1,738,800	22,551,854	—	1,621,104	25,911,758
	Disability(7)	―	1,738,800	22,551,854	—	1,621,104	25,911,758
	Change of Control	―	1,738,800	23,848,741	—	1,621,104	27,208,645
Mark L. Mey	Voluntary Not-for-Cause	―	―	―	—	907,908	907,908
	Involuntary Not-for-Cause	―	851,200	7,016,504	—	907,908	8,775,612
	Retirement	―	851,200	7,016,504	—	907,908	8,775,612
	Death (7)	―	851,200	8,179,550	—	907,908	9,938,658
	Disability(7)	―	851,200	8,179,550	—	907,908	9,938,658
	Change of Control	―	851,200	8,489,243	—	907,908	10,248,351
Keelan I. Adamson	Voluntary Not-for-Cause	―	―	―	—	897,901	897,901
	Involuntary Not-for-Cause	―	896,000	5,974,270	—	897,901	7,768,171
	Retirement	―	896,000	5,974,270	—	897,901	7,768,171
	Death (7)	―	896,000	7,117,152	—	753,468	8,766,620
	Disability(7)	―	896,000	7,117,152	—	897,901	8,911,053
	Change of Control	―	896,000	7,703,295	—	897,901	9,497,195
Howard E. Davis	Voluntary Not-for-Cause	―	―	―	—	525,246	525,246
	Involuntary Not-for-Cause	577,500	616,000	5,587,222	—	525,246	7,305,968
	Retirement	―	616,000	5,587,222	—	525,246	6,728,468
	Death (7)	―	616,000	6,513,358	—	525,246	7,654,604
	Disability(7)	―	616,000	6,513,358	—	525,246	7,654,604
	Change of Control	577,500	616,000	6,759,972	—	525,246	8,478,718
Brady K. Long	Voluntary Not-for-Cause	―	―	―	—	476,158	476,158
	Involuntary Not-for-Cause	630,000	672,000	5,287,858	—	476,158	7,066,016
	Retirement	―	672,000	5,287,858	—	476,158	6,436,016
	Death (7)	―	672,000	6,206,630	—	476,158	7,354,788
	Disability(7)	―	672,000	6,206,630	—	476,158	7,354,788
	Change of Control	630,000	672,000	6,525,583	—	476,158	8,303,741

(1)    These amounts represent obligations of the Company under agreements currently in place and valued as of December 31, 2022. Agreements do not provide for any single-trigger payments upon a change of control.

Transocean 2023    P-120    Proxy Statement

EXECUTIVE COMPENSATION

(2)    Amounts payable under the terms of the Executive Severance Benefit Policy. This includes a lump sum payment equal to 52 weeks of base salary as well as outplacement services (not to exceed 5% of the base salary) for Messrs. Davis and Long.

(3)    Amounts payable for the 2022 annual cash bonus earned.

(4)    These amounts represent the value of restricted share units and performance share units that would vest upon the triggering event, based on $4.56, the closing stock price on the last trading day of 2022.

(5)    These amounts represent the (“in-the-money”) value of vested and unvested stock options.

(6)    These amounts represent the present value of PEP and Savings Restoration Plan benefits, which would have been payable as of December 31, 2022.

(7)    In addition to the benefits listed in the preceding table, payments will also be made under the Company’s life and disability insurance plans, a benefit that is generally available to all employees.

Transocean 2023    P-121    Proxy Statement

EXECUTIVE COMPENSATION

CEO Pay Ratio

As of December 31, 2022, we had a global workforce of approximately 5,000 employees comprised of approximately 2,000 U.S. employees and approximately 3,000 non-U.S. employees. Pursuant to the Securities Exchange Act of 1934, as amended, the Company is required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee.

Based on SEC rules for this disclosure and applying the methodology described below, the Company determined that our CEO’s total compensation for 2022 was $11,766,864, and the 2022 total compensation of the median employee in U.S. dollars was $112,484. Accordingly, for 2022, the Company estimates the ratio of our CEO’s total compensation to the median total compensation of all employees to be 104 to 1.

Due to changes in our employee population and compensation arrangements, we are not using the same median employee as during the prior year. In determining the applicable median salary, we first excluded 244 of our non-U.S. employees located in Angola (148), Australia (3), Canada (2), Greece (6), Hungary (2), India (53), Namibia (3) and Singapore (27) representing less than 5% of our workforce, a de minimis number of non-U.S. employees. Next, for all other non-U.S. employees paid in local non-U.S. currency, salaries were denominated in U.S. dollars by applying applicable currency exchange rates in place on December 31, 2022. This currency exchange was necessary for comparison to our CEO pay, which is denominated in U.S. dollars. We then identified the median employee based on a tabulation of year-to-date earnings for all included employees on December 31, 2022, the last day of our fiscal year.

Once the median employee was identified as described above, the total annual compensation for 2022 for that employee was determined using the same rules that apply to reporting Named Executive Officer compensation in the Total column of the “Summary Compensation Table.”

Transocean 2023    P-122    Proxy Statement

EXECUTIVE COMPENSATION

Pay Versus Performance

The following table displays our Named Executive Officer’s compensation relative to the Company’s key performance measures of net income, adjusted EBITDA and returns on a $100 calculated investment in Company stock compared to the PHLX Oil Service Sector Index (OSX).

Pay Versus Performance Table

			AVERAGE	AVERAGE
			SUMMARY	COMPENSATION
			COMPENSAITON	ACTUALLY	Value of Initial fixed $100
			TALBE TOTAL	PAID TO	Investment BASED ON4:
	SUMMARY	COMPENSATION	FOR NON-CEO	NON-CEO		PEER GROUP
	COMPENSATION	ACTUALLY	NAMED	NAMED	TOTAL	TOTAL	NET	ADJUSTED
	TABLE TOTAL	PAID TO	EXECUTIVE	EXECUTIVE	SHAREHOLDER	SHAREHOLDER	INCOME	EBITDA [5]
YEAR	FOR CEO [1]	CEO [2]	OFFICERS [3]	OFFICERS [2],[3]	RETURN	RETURN	($M)	($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$11,733,864	$18,982,502	$4,213,127	$6,391,352	$66	$113	-$621	$816
2021	$13,715,358	$14,571,784	$4,735,382	$4,999,729	$40	$70	-$591	$995
2020	$6,491,804	$3,401,473	$2,619,786	$1,679,139	$34	$58	-$568	$1,201

[1]	Amounts shown represent the total compensation reported for our CEO, Mr. Thigpen, in the Summary Compensation Table for fiscal years 2022, 2021 and 2020.
[2]

Amounts shown represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. These amounts do not reflect the actual compensation paid to our CEO or other Named Executive Officers during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year, and (iii) certain pension-related costs. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Adjustment details are provided in the tables below.

[3]	Years 2022, 2021 and 2020 reflect compensation information for our Named Executive Officers, other than our CEO.
[4]

Reflects cumulative total shareholder return of the Philadelphia SE Oil Services Sector (OSX) index, as of December 31, 2022, weighted according to each companies’ market capitalization at the beginning of each period for which a return is indicated. The OSX is the peer group utilized by Transocean for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Transocean’s Annual Report on Form 10-K for the year ended December 31, 2022.

[5]	The reconciliation of adjusted EBITDA to net income in Appendix A of this proxy statement discloses how adjusted EBITDA is calculated from the Company's audited financial statements.

The following tables set forth the requisite adjustments to determine Compensation Actually Paid (CAP) to our CEO and the average Compensation Actually Paid (CAP) to our non-CEO Named Executive Officers for fiscal years 2022, 2021 and 2020.

The summary compensation table total for our CEO and the average summary compensation table totals for non-CEO Named Executive Officers are adjusted to arrive at the compensation actually paid and average compensation actually paid each year using the methodology as indicated in the table below.

Transocean 2023    P-123    Proxy Statement

EXECUTIVE COMPENSATION

With respect to equity award adjustments for each applicable year as disclosed in the table below, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Summary Compensation Table to Compensation Actually Paid Adjustments	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table	$11,733,864	$13,715,358	$6,491,804
Adjustments to Determine Compensation Actually Paid for CEO
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table	-	-	-
Increase for “Service Cost” for Pension Plans	-	-	-
Increase for “Prior Service Cost” for Pension Plans	-	-	-
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	($8,591,879)	($7,669,712)	($2,991,546)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	-	-	-
Increase for fair value of awards granted during year that remain unvested as of year-end	$10,705,332	$6,154,665	$5,608,800
Increase for fair value of awards granted during year that vest during year	-	-	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$4,064,364	$923,328	($3,868,380)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$1,070,821	$1,448,145	($1,839,206)
Deduction of fair value of awards granted prior to year that were forfeited during year	-	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award	-	-	-
Total Adjustments	$7,248,638	$856,426	($3,090,331)
Compensation Actually Paid (CAP) to CEO	$18,982,502	$14,571,784	$3,401,473

Transocean 2023    P-124    Proxy Statement

EXECUTIVE COMPENSATION

The individuals who were non-CEO Named Executive Officers during each applicable year are Messrs. Mey, Adamson, Davis and Long.

Summary Compensation Table to Compensation Actually Paid Adjustments	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table	$4,213,127	$4,735,382	$2,619,786
Adjustments to Determine Average Compensation Actually Paid for Non-CEO Named Executive Officers
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table	($51,507)	($16,672)	($55,491)
Increase for “Service Cost” for Pension Plans	-	-	-
Increase for “Prior Service Cost” for Pension Plans	-	-	-
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	($2,639,807)	($2,332,870)	($956,226)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	-	-	-
Increase for fair value of awards granted during year that remain unvested as of year-end	$3,289,153	$1,872,043	$1,792,813
Increase for fair value of awards granted during year that vest during year	-	-	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$1,246,374	$294,293	($1,187,687)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$334,010	$447,553	($534,056)
Deduction of fair value of awards granted prior to year that were forfeited during year	-	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award	-	-	-
Total Adjustments	$2,178,225	$264,347	($940,647)
Average Compensation Actually Paid (CAP) to Non-CEO Named Executive Officers	$6,391,352	$4,999,729	$1,679,139

Transocean 2023    P-125    Proxy Statement

EXECUTIVE COMPENSATION

Relationship Between Compensation Actually Paid and Performance Measures

As described in detail in our CD&A, the Committee utilizes multiple key financial, operational, and sustainability measures to correlate our Named Executive Officer’s compensation to Company performance. In particular, the majority of compensation actually paid to our executives is based on the performance of Company stock.  The key performance measures for 2022 are:

COMPANY SELECTED METRICS
Relative Total Shareholder Return
Adjusted EBITDA[1]
Uptime[1]
Sustainability[2]

[1] This is a non-GAAP metric that is defined in the CD&A
[2] Specific Company developed sustainability targets are explained in the CD&A

The following charts display the relationship between the Compensation Actually Paid to our CEO and the average of our non-CEO Named Executive Officers with the key performance measures of Company Total Shareholder Return (TSR), net income and adjusted EBITDA. Also included is the Company TSR, calculated for the one-, two- and three-year period based on an initial $100 investment with a comparison to our peers based upon the PHLX Oil Service Sector Index (OSX), a modified market weighted index composed of companies involved in the oil services sector that, in addition to containing Company stock, includes the stock of 14 other oil services sector companies. Because the performance of Company stock, and the incremental changes in value of equity awards, is tied to the majority of the compensation actually paid to our executives (approximately 73% for our CEO), we have also included a chart displaying the annual TSR for the applicable periods presented. For additional information and context for our executive compensation practices, please refer to the CD&A.

Transocean 2023    P-126    Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2022.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B) (U.S.$)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)(2)
Equity compensation plans approved by security holders(1)	4,175,520	10.63	36,907,902
Equity compensation plans not approved by security holders	—	—	—
Total	4,175,520	10.63	36,907,902

(1)    We may also grant restricted share units and other forms of share-based awards under our long-term incentive plans previously approved by our shareholders. At December 31, 2022, we had 13,614,045 shares available for future issuance pursuant to grants of restricted share units.

(2)    In February 2023, we granted share-based awards to our employees, following which we had 1,939,243 shares remaining available under our existing authorization to grant future share-based awards under our long-term incentive plan.

Transocean 2023    P-127    Proxy Statement

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors during 2022 were Glyn A. Barker, Chair, Vanessa C.L. Chang, Samuel J. Merksamer. There are no matters relating to interlocks or insider participation that we are required to report.

Householding

The SEC permits us, under certain circumstances, to send a single set of the Notice, proxy materials, and annual reports to any household at which two or more shareholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

In order to take advantage of this opportunity, we have delivered only one copy of the Notice or, if you previously requested to receive paper proxy materials by mail, one proxy statement and annual report to shareholders who share an address (unless we received contrary instructions from one or more of the affected shareholders prior to the mailing date). However, if any such shareholder residing at such an address wishes to receive a separate copy of any of these documents either now or in the future, or if any such shareholder who elected to continue to receive separate copies wishes to receive a single copy in the future, that shareholder should send a request in writing to Investor Relations at our offices in the United States, at 1414 Enclave Parkway, Houston, Texas 77077 or by calling +1 (713) 232-7500. We will deliver, promptly upon written or oral request to Investor Relations, a separate copy of the Notice, proxy materials or annual report, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the proxy materials or wish to revoke your decision to household and thereby receive multiple copies.

Proposals of Shareholders

Shareholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2024 Annual General Meeting, your proposals must be received at our principal executive offices c/o Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland by no later than 5:00 p.m. Swiss time on November 22, 2023. However, if the date of the 2024 Annual General Meeting changes by more than 30 days from the anniversary of the 2023 Annual General Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q, in a Current Report on Form 8-K or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to be Presented at Meetings. If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in our Articles of Association. Our Articles of Association provide generally that, if you desire to propose any business at an annual general meeting (including the nomination of any director), you must give us written notice at least 30 calendar days prior to the anniversary date of the proxy statement in connection with Transocean’s last annual general meeting; provided, however, that if the date of the annual general meeting is 30 calendar days before or after the anniversary date of the last annual general meeting, such request must instead be made by the tenth day following the date on which we have made public disclosure of the date of the annual general meeting. The deadline under our Articles of Association for submitting proposals will be 5:00 p.m. Swiss time on February 20, 2024, for the 2024 Annual General Meeting unless it is more than 30 calendar days before or after May 11, 2024.

Transocean 2023    P-128    Proxy Statement

OTHER MATTERS

In order for the notice to be considered timely under Rule 14a-4(c) of the Exchange Act, proposals must be received no later than 5:00 p.m. Swiss time on February 20, 2024. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information required to be included in a proxy statement pursuant to the rules of the SEC.

If you desire to nominate directors to be presented at an annual general meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors to be presented at an extraordinary general meeting at which the Board of Directors has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice for the nomination of directors at any general meeting must set forth:

■   Your name and address and the name and address of the person or persons to be nominated;

■   A representation that you are a holder of record of our shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and; in either case, setting forth the class and number of shares so held, including shares held beneficially;

■   A representation that you intend to appear in person (if permitted) or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

■   A description of all arrangements or understandings between you and each nominee you propose and any other person or persons under which the nomination or nominations are to be made by you;

■   Any other information regarding each nominee you propose that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

■   The consent of each nominee to serve as a director if so elected.

In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 12, 2024.

The Board of Directors may refuse to transact any business you propose or to acknowledge your nomination of any person if you fail to comply with the foregoing procedures. You may obtain a copy of our Articles of Association and Organizational Regulations, in which these procedures are set forth, upon written request to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland.

Cost of Solicitation

The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. We have retained Georgeson LLC for a fee of $20,000, plus expenses, to aid in the solicitation of proxies. Proxies may be solicited by personal interview, mail, telephone, facsimile, internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Forward-Looking Statements

The statements included in this proxy statement, including in the letter to shareholders and in the section entitled Compensation Discussion and Analysis—Executive Summary, regarding future financial performance, results of operations, liquidity, stacking of assets and the market and other statements that are not historical facts are

Transocean 2023    P-129    Proxy Statement

OTHER MATTERS

forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to, the future prices of oil and gas, operating hazards and delays, actions by customers and other third parties, conditions in the drilling industry and in the capital markets and those described under “Item 1A. Risk Factors” in the 2022 Annual Report and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

Transocean 2023    P-130    Proxy Statement

APPENDIX A

TRANSOCEAN LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS

(in millions, except percentages)

Year ended
12/31/22

Contract Drilling Revenues	$2,575
Contract intangible amortization	117
Adjusted Contract Drilling Revenues	$2,692

Net loss	$(621)
Interest expense, net of interest income	534
Income tax expense	59
Depreciation and amortization	735
Contract intangible amortization	117
EBITDA	824

Gain on retirement of debt	(8)
Adjusted EBITDA	$816

Loss Margin	(24.1)%
EBITDA Margin	30.6%
Adjusted EBITDA Margin	30.3%

Transocean 2023    AP-1    Proxy Statement

APPENDIX B

Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan

TRANSOCEAN LTD.

2015 LONG-TERM INCENTIVE PLAN

(as amended and restated effective May__, 2023)

1.	Plan. Transocean Ltd., a Swiss corporation (the “Company”), established this Transocean Ltd. 2015 Long-Term Incentive Plan (this “Plan”), effective as of May 15, 2015 (the “Effective Date”), as most recently amended and restated effective May __, 2023.
2.	Objectives. This Plan is designed to attract and retain employees of the Company and its Subsidiaries, to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.
3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of any Option, Share Appreciation Right, Share-Based Award or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award.  The Committee may, in its discretion, require that the Participant execute such Award Agreement or may provide for procedures through which Award Agreements are made effective without execution.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change of Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (4) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be

Transocean 2023    AP-1    Proxy Statement

APPENDIX B

considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a scheme of arrangement, reorganization, merger, demerger, conversion or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares or shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the action of the Board providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Transocean Ltd., a Swiss corporation, or any successor thereto.

“Director” means an individual serving as a member of the Board who is not an Employee.

“Director Award” means the grant of any Award (other than an Option, SAR or Cash Award) to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations established by the Board.

“Dividend Equivalents” means, in the case of Restricted Share Units or Performance Units settled in Shares, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of Shares that are subject to the Award.  Dividend Equivalents may be payable in cash or in any form determined by the Committee in its absolute discretion.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations established by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise an Option or SAR.

“Fair Market Value” means, as of any day, the closing price of the Shares on such day (or on the next preceding business day, if such day is not a business day or if no trading occurred on such day) as reported on the New York Stock Exchange or on such other securities exchange or reporting system as may be designated by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

Transocean 2023    AP-2    Proxy Statement

APPENDIX B

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Performance Unit” means a unit evidencing the right to receive in specified circumstances one Share or equivalent value in cash, determined as a function of the extent to which established performance criteria have been satisfied.

“Performance Unit Award” means an Award in the form of Performance Units.

“Prior Plan” means the Long-Term Incentive Plan of Transocean Ltd., as amended and restated as of February 12, 2009.

“Restricted Share Award” means an Award in the form of Restricted Shares.

“Restricted Shares” means a Share that is restricted or subject to forfeiture provisions.

“Restricted Share Unit” means a unit evidencing the right to receive in specified circumstances one Share or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Share Unit Award” means an Award in the form of Restricted Share Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Share Award or Restricted Share Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Share Appreciation Right” or “SAR” means a right to receive a payment, in cash or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over a specified Exercise Price.

“Share-Based Award” means an Award in the form of Shares, including a Restricted Share Award, a Restricted Share Unit Award or Performance Unit Award that may be settled in Shares, and excluding Options and SARs.

“Share-Based Award Limitations” has the meaning set forth in Paragraph 5(f)(ii).

“Shares” means the registered shares, par value 0.10 Swiss francs per share, of the Company.

“Subsidiary” means any entity, including partnerships and joint ventures, in which the Company has a significant ownership interest, as determined by the Committee.

4.	Eligibility. All Employees are eligible for Employee Awards under this Plan. All Directors are eligible for Director Awards under this Plan. The Committee (or the Board, in the case of Director Awards) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees or Directors who are to be granted Awards under this Plan.
5.	Shares Available for Awards; Award Limitations.
(a)	Shares Initially Available for Awards. Subject to the provisions of Paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Shares (including rights or Options

Transocean 2023    AP-3    Proxy Statement

APPENDIX B

that may be exercised for or settled in Shares) an aggregate of 114,500,000 Shares plus the 1,212,966 Shares remaining available for awards under the Prior Plan as of the Effective Date, all of which shall be available for Incentive Stock Options. Each Share issued pursuant to an award of Restricted Shares or Restricted Share Units (including those designated as Performance Awards) granted on or after the Effective Date shall reduce the Available Shares by 1.68.
(b)	Shares Again Available for Awards. If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under this Plan. Notwithstanding the foregoing, the following Shares shall not become available for Awards under this Plan: (i) Shares tendered by an Participant or withheld by the Company for payment of an Exercise Price, (ii) Shares tendered by a Participant or withheld by the Company to satisfy the Company’s tax withholding obligation in connection with an Award, (iii) Shares reacquired in the open market or otherwise using cash proceeds from the exercise of Options, and (iv) Shares that are not issued to a Participant due to a net settlement of an Award. For purposes of clarity, SARs and Options shall be counted in full against the Shares available for issuance under this Plan, regardless of the number of Shares issued upon settlement of the SARs and Options.
(c)	Prior Plan. Shares represented by awards granted under the Prior Plan that are forfeited, expired or canceled without delivery of Shares shall again become available for Awards under this Plan, with each such Share that relates to (i) awards of Options or SARs granted at any time or awards of Restricted Shares, Restricted Share Units, or Performance Units granted prior to May 15, 2009, increasing the Shares available for Awards under this Plan by 1.00 Share and (ii) awards of Restricted Shares, Restricted Share Units, or Performance Units granted on or after May 15, 2009, increasing the Shares available for Awards under this Plan by 1.68 Shares.
(d)	Substitute Awards. The foregoing notwithstanding, subject to applicable securities exchange listing requirements, the number of Shares available for Awards shall not be reduced by (x) Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company and (y) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) and such shares shall be available for Awards under this Plan.
(e)	Authority. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Awards.
(f)	Award Limitations. Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:
(i)	No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable with respect to Shares with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to, and without regard to the Exercise Price associated with, such Awards;
(ii)	No Employee may be granted during any calendar year Awards that are Share-Based Awards with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to such Awards (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Share-Based Award Limitations”);
(iii)	No Employee may be granted during any calendar year Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $5,000,000; and

Transocean 2023    AP-4    Proxy Statement

APPENDIX B

(iv)	No Director may be granted during any calendar year Director Awards having a value determined on the Grant Date in excess of $1,000,000.

Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares (Shares issued out of the Company’s authorized or conditional share capital), Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing.

6.	Administration.
(a)	Authority of the Committee. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Shares; and (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is composed solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function). Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Paragraph 6(c) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of death, disability, retirement or any other termination event, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (i) not materially adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by Paragraph 15(c) hereof; provided, however, that except as expressly provided in Paragraph 8(b) or 8(c) hereof, no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.
(b)	Indemnity. No member of the Board or the Chief Executive Officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by such person, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.
(c)	Prohibition on Repricing of Awards. Except for adjustments made pursuant to Paragraph 15, in no event will the Committee, without first obtaining approval by the majority of the shareholders of the Company, (i) decrease the Exercise Price of an Option or SAR after the Grant Date; (ii) accept for surrender to the Company any outstanding Option or SAR granted under this Plan as consideration for the grant of a new Option or SAR with a lower Exercise Price or for the grant of any other Award; (iii) repurchase from Participants whether for cash or any other consideration any outstanding Options or SARs that have an Exercise Price per share higher than the then current Fair Market Value of a Share; or (iv) grant any Option or SAR that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR.

Transocean 2023    AP-5    Proxy Statement

APPENDIX B

(d)	Minimum Vesting or Restriction Period. Subject to Paragraph 6(a) hereof, all Awards shall have a minimum vesting period or Restriction Period, as applicable, of one year from the Grant Date; provided, however, that Awards with respect to up to five percent (5%) of the Shares available for Awards pursuant to this Plan (subject to adjustment as provided in Paragraph 15) may be issued pursuant to Awards without regard to the limitations of this Paragraph 6(d).
7.	Delegation of Authority. The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act subject to Paragraph 6(a) above, to the Board or the Chief Executive Officer of the Company, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.
8.	Employee Awards.
(a)	Award Provisions. The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by the Company. Awards may consist of those listed in this Paragraph 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.
(b)	Options. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The Exercise Price of an Option shall be not less than the Fair Market Value of the Shares on the Grant Date, subject to adjustment as provided in Paragraph 15 hereof. The term of an Option shall not exceed 10 years from the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee.
(c)	Share Appreciation Rights. An Employee Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Shares on the Grant Date, subject to adjustment as provided in Paragraph 15 hereof. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.
(d)	Restricted Share Awards. An Employee Award may be in the form of a Restricted Share Award. The terms, conditions and limitations applicable to any Restricted Share Award, including, but not limited to, the Restriction Period, shall be determined by the Committee.
(e)	Restricted Share Unit Awards. An Employee Award may be in the form of a Restricted Share Unit Award. The terms, conditions and limitations applicable to a Restricted Share Unit Award, including, but not limited to, the Restriction Period, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Share Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the vested Restricted Share Units.

Transocean 2023    AP-6    Proxy Statement

APPENDIX B

(f)	Performance Unit Awards. An Employee Award may be in the form of a Performance Unit Award. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, as determined based on the extent to which the corresponding performance objectives have been achieved. Settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee.
(g)	Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
(h)	Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised. One or more Performance Objectives may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Objective shall include one or more of the following: (1) increased revenue; (2) net income measures (including but not limited to income after capital costs and income before or after taxes); (3) Share price measures (including but not limited to growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); (4) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (5) economic value added (or an equivalent metric); (6) market value added; (7) debt to equity ratio; (8) cash flow measures (including but not limited to cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities cash flow value added, cash flow return on market capitalization); (9) return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (10) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); (11) expense measures (including but not limited to overhead cost and general and administrative expense cost control and project management); (12) margins; (13) shareholder value; (14) total shareholder return; (15) proceeds from dispositions; (16) total market value and corporate values measures (including ethics compliance, environmental, human resources development and safety); and (17) any other measure determined by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).
9.	Director Awards. The Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 9. Director Awards may consist of the forms of Award described in Paragraph 8, with the exception of Options, SARs, Performance Awards and Cash Awards, and shall be granted subject to such terms and conditions as specified in Paragraph 8. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion.
10.	Award Payment; Dividends and Dividend Equivalents.

Transocean 2023    AP-7    Proxy Statement

APPENDIX B

(a)	General. Payment of Awards may be made in the form of cash or Shares, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Share Award, the certificates evidencing the shares of such Restricted Shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Share Unit Award that may be settled in Shares, the Shares that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.
(b)	Dividends and Dividend Equivalents. Rights to (i) dividends will be extended to and made part of any Restricted Share Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Share Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that (x) no such Dividends shall be paid with respect to unvested Restricted Shares and (y) no such Dividend Equivalents shall be paid with respect to unvested Restricted Share Unit Awards or Performance Unit Awards. Dividends or Dividend Equivalents with respect to unvested Restricted Shares, Restricted Share Unit Awards or Performance Unit Awards may, in the discretion of the Committee, be accumulated and paid to the Participant at the time that such Restricted Shares, Restricted Share Unit Award or Performance Unit Award vests. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.
11.	Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding Shares otherwise deliverable on exercise of the Award or tendering Shares valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Shares or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 11.
12.	Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, an appropriate amount of cash or number of Shares or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of Shares withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
13.	Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s shares are listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of Shares available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options, or deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs.

Transocean 2023    AP-8    Proxy Statement

APPENDIX B

14.	Assignability. Unless otherwise determined by the Committee (or the Board in the case of Director Awards) or expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution or (ii) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.
15.	Adjustments.
(a)	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
(b)	In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares, combination of shares, or other stock split, then (1) the number of Shares reserved under this Plan, (2) the number of Shares covered by outstanding Awards in the form of Shares or units denominated in Shares, (3) the Exercise Price or other price in respect of such Awards, (4) the Share-Based Award Limitations, and (5) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Shares, rights offer, dissolution, demerger, conversion, spin-off, or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Committee shall make appropriate adjustments to (i) the number of Shares reserved under this Plan, (ii) the number and kind of Shares covered by Awards in the form of Shares or units denominated in Shares, (iii) the Exercise Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Share-Based Award Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.
(c)	In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Options or Share Appreciation Rights shall be the excess (if any) of the Fair Market Value of Shares on such date over the Exercise Price of such Award.

Transocean 2023    AP-9    Proxy Statement

APPENDIX B

(d)	No adjustment or substitution pursuant to this Paragraph 15 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.
16.	Restrictions. No Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities and other laws. Certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which it is admitted for quotation and any applicable federal or state securities or other laws. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
17.	Unfunded Plan. This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.
18.	Code Section 409A.
(a)	Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.
(b)	Unless the Committee provides otherwise in an Award Agreement, each Restricted Share Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Share Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.
(c)	If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

Transocean 2023    AP-10    Proxy Statement

APPENDIX B

19.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
20.	No Right to Continued Service or Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which such Participant is employed or otherwise serves the Company or its Subsidiaries.
21.	Non-Uniform Determinations. Determinations by the Committee or the Board under this Plan (including, without limitation, determinations of the persons to receive Awards under this Plan; the form, amount and timing of such Awards; the terms and provisions of such Award Agreements evidencing same; and provisions with respect to termination of employment or service) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under this Plan, whether or not such persons are similarly situated.
22.	Clawback Right. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under the Company’s Incentive Compensation Recoupment Policy or any other clawback policy adopted by the Company whether before or after the Grant Date of the Award.
23.	Usage. Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.
24.	Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.
25.	Effectiveness. This Plan was initially approved by the holders of a majority of Shares present, or represented, and entitled to vote at the 2015 annual general meeting of the Company’s shareholders and became effective as of the Effective Date. The Plan was thereafter amended and restated and approved by the holders of a majority of Shares, present, or represented, and entitled to vote at the 2020 annual general meeting of the Company’s shareholders, effective May 7, 2020. The Plan was thereafter amended and restated effective May 8, 2020. The Plan was further amended and restated and approved by the holders of a majority of Shares present, or represented, and entitled to vote at both the 2021 and 2023 annual general meetings of the Company’s shareholders, effective May 27, 2021 and May ___, 2023, respectively. This Plan shall continue until terminated by action of the Board.

Transocean 2023    AP-11    Proxy Statement

ANNEX A

Amendment to Article 5 of the Articles of Association

		Artikel 5			Article 5
Kapitalband	1	Die Gesellschaft verfügt über ein Kapitalband zwischen CHF [■] (untere Grenze) und CHF [■](1) (obere Grenze). Das Kapitalband kann für die Zwecke und gemäss den Bestimmungen dieses Artikels 5 genutzt werden.	Capital Band	1	The Company has a capital band ranging from CHF [■] (lower limit) to CHF [■](1) (upper limit). The capital band may be used for the purpose of and in accordance with the provisions of this Article 5.
		A. Für allgemeine Zwecke	A. General		A. For General Purposes
	2	Der Verwaltungsrat ist im Rahmen des Kapitalbands gemäss diesem Artikel 5, jedoch maximal durch Ausgabe von bis zu [■] voll zu liberierenden Aktien (d.h. Namenaktien mit einem Nennwert von je CHF 0.10), allgemein ermächtigt, bis zum 11. Mai 2024 oder bis zu einer früheren vollständigen Verwendung bzw. einem früheren Dahinfallen des Kapitalbands gemäss diesem Artikel 5 das Aktienkapital einmal oder mehrmals und in beliebigen Beträgen zu erhöhen. Weiter kann im Rahmen des Kapitalbands gemäss diesem Artikel 5 (jedoch maximal bis zu CHF [■]) eine Erhöhung der Nennwerte der Aktien erfolgen.		2

The Board of Directors shall be generally authorized to increase the share capital once or several times and in any amount within the range of the capital band pursuant to this Article 5, but in any event at a maximum through the issuance of up to [■] fully paid-in Shares (i.e., shares with a par value of CHF 0.10 each), until May 11, 2024 or until an earlier complete use or earlier expiration of the capital band pursuant to this Article 5. A capital increase may further be effected within the range of the capital band pursuant to this Article 5 by way of an increase of the par value of the Shares (but in any event at a maximum to CHF [■]).

	3	Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands gemäss diesem Abschnitt A von Artikel 5 legt der Verwaltungsrat, soweit erforderlich, den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung und Umwandlung von Reserven oder eines Gewinnvortrags in Aktienkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der		3

In the event of a capital increase within the capital band pursuant to this section A of Article 5, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including a cash contribution, a contribution in kind, set-off and conversion of reserves or profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the commencement date for dividend entitlement. The Board of Directors may

Transocean 2023    AN-1    Proxy Statement

ANNEX A

Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank, ein Bankenkonsortium oder einen anderen Dritten und anschliessendem Angebot an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben sind oder nicht gültig ausgeübt werden) ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu ermöglichen, zu beschränken oder auszuschliessen. Nicht gültig ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht gültig ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

issue new Shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offer of these Shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trade with subscription rights. The Board of Directors may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or Shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.

4	Der Verwaltungsrat ist im Fall einer Ausgabe von Aktien im Rahmen des Kapitalbands gemäss diesem Abschnitt A von Artikel 5 ermächtigt, das Bezugsrecht der bisherigen Aktionäre aufzuheben oder zu beschränken und Dritten (einschliesslich einzelnen Aktionären), der Gesellschaft oder einer ihrer Konzerngesellschaften zuzuweisen:	4

In the event of a Share issue within the capital band pursuant to this section A of Article 5 the Board of Directors is further authorized to withdraw or restrict subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company or any of its group companies:

	(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder		(a) if the issue price of the new Shares is determined by reference to the market price; or
	(b) für die Beschaffung von Eigenkapital auf eine schnelle und flexible Weise, welche ohne den Ausschluss der Bezugsrechte der bisherigen Aktionäre nicht oder nur schwer oder zu wesentlich schlechteren

(b)

for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the

Transocean 2023    AN-2    Proxy Statement

ANNEX A

	Bedingungen möglich wäre; oder		subscription rights of existing shareholders; or

(c)

für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen, den Erwerb von Produkten, Immaterialgütern oder Lizenzen durch oder Investitionsvorhaben der Gesellschaft oder einer ihrer Konzerngesellschaften oder für die Finanzierung oder Refinanzierung solcher Transaktionen durch eine Aktienplatzierung; oder

(c)

for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of Shares; or

(d)

zum Zwecke der Erweiterung des Aktionärskreises der Gesellschaft in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern einschliesslich Finanzinvestoren oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(d)

for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners,[ including financial investors, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(e)

für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs.

(e) for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s).
	[…]		[…]
	C. Allgemeine Bestimmungen		C. General Provisions
8	Nach einer Nennwertveränderung im Rahmen des Kapitalbands gemäss diesem Artikel 5 sind neue Aktien mit gleichem	8	After a change of the par value within the capital band pursuant to this Article 5, new Shares shall be issued with the same

Transocean 2023    AN-3    Proxy Statement

ANNEX A

	Nennwert auszugeben wie die bestehenden Aktien.		par value as the existing Shares.
9	Erhöht sich das Aktienkapital aufgrund einer bedingten Kapitalerhöhung nach Artikel 6 dieser Statuten, so erhöhen sich die obere und die untere Grenze des Kapitalbands entsprechend dem Umfang der Erhöhung des Aktienkapitals.	9

If the share capital increases as a result of a conditional capital increase pursuant to Article 6 of these Articles of Association, the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital.

10	Im Falle einer Ausgabe von neuen Aktien unterliegen Zeichnung und Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien den Beschränkungen von Artikel 7 und Artikel 9 dieser Statuten.	10

In the event of an issue of new Shares, the subscription and acquisition of the new Shares and any subsequent transfer of the Shares shall be subject to the limitations pursuant to Article 7 and Article 9 of these Articles of Association.

(1) If both Agenda Items 5 and 14B are approved, (i) this number will be increased to reflect the aggregate authorization from these agenda items, and (ii) the proposed limitations to Article 5 of the Articles of Association on the use of capital authorized under Agenda Item 14B would also be incorporated into Article 5, resulting in a general authorization to issue [  ] shares as described in Agenda Item 5 and a limited authorization to issue [  ] shares as described in Agenda Item 14B.

Transocean 2023    AN-4    Proxy Statement

ANNEX B

Amendment to Article 5 of the Articles of Association

		Artikel 5			Article 5
Kapitalband	1	Die Gesellschaft verfügt über ein Kapitalband zwischen CHF [■] (untere Grenze) und CHF [■](2) (obere Grenze). Das Kapitalband kann für die Zwecke und gemäss den Bestimmungen dieses Artikels 5 genutzt werden.	Capital Band	1	The Company has a capital band ranging from CHF [■] (lower limit) to CHF [■](2) (upper limit). The capital band may be used for the purpose of and in accordance with the provisions of this Article 5.
		[…]			[…]
		B. Für Beteiligungspläne			B. For Incentive Plans
	5	Der Verwaltungsrat ist im Rahmen des Kapitalbands gemäss diesem Art. 5 ermächtigt, bis zum 11. Mai 2028 oder bis zu einer früheren vollständigen Verwendung bzw. einem früheren Dahinfallen des Kapitalbands gemäss diesem Artikel 5 das Aktienkapital einmal oder mehrmals und in beliebigen Beträgen, jedoch maximal durch Ausgabe von bis zu 30'000'000 voll zu liberierenden Aktien (d.h. Namenaktien mit einem Nennwert von je CHF 0.10), für die Zwecke gemäss Artikel 5 Absatz 6 zu erhöhen.		5

The Board of Directors shall be authorized to increase the share capital within the capital band pursuant to this Article 5 for the purposes of Article 5 para. 6 once or several times and in any amount, but in any event at a maximum through the issuance of up to 30,000,000 fully paid-in Shares (i.e., shares with a nominal value of CHF 0.10 each), until May 11, 2028 or until an earlier complete use or earlier expiration of the capital band pursuant to this Article 5.

	6	Das Bezugsrecht der bisherigen Aktionäre wird für den Fall einer Ausgabe von Aktien im Rahmen des Kapitalbands gemäss diesem Abschnitt B von Artikel 5 aufgehoben. Die Ausgabe von Aktien erfolgt direkt oder indirekt, einschliesslich über eine von der Gesellschaft kontrollierten Tochtergesellschaft, an Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung, Officers, Arbeitnehmer, Beauftragte, Berater		6

The subscription rights of existing shareholders shall be excluded in the event of a Share issue within the capital band pursuant to this section B of Article 5. Shares shall be issued, directly or indirectly, including by intermediation of a subsidiary Controlled by the Company, to members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to the Company

Transocean 2023    AN-1    Proxy Statement

ANNEX B

oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, die gemäss einem oder mehreren Beteiligungsplänen der Gesellschaft zum Bezug von Aktien berechtigt sind. Die Ausgabe von Aktien an die genannten Personen kann zu einem Preis erfolgen, der unter dem Kurs der Börse liegt, an der die Aktien gehandelt werden, muss aber mindestens zum Nennwert erfolgen.

or its subsidiaries entitled to Shares under one or more benefit or incentive plans of the Company. Shares may be issued to any of the aforementioned persons at a price lower than the current market price quoted on the stock exchange on which the Shares are traded, but at least at par value.

7	Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands gemäss diesem Abschnitt B von Artikel 5 legt der Verwaltungsrat die massgeblichen Bedingungen fest, insbesondere, soweit erforderlich, den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung und Umwandlung von Reserven oder eines Gewinnvortrags in Aktienkapital), den Zeitpunkt der Ausgabe und den Beginn der Dividendenberechtigung fest.	7

In the event of a capital increase within the capital band pursuant to this section B of Article 5, the Board of Directors shall determine the relevant conditions, including, to the extent necessary, the issue price, the type of contribution (including a cash contribution, a contribution in kind, set-off and conversion of reserves or profit carried forward into share capital), the date of issue and the commencement date for dividend entitlement.

	C. Allgemeine Bestimmungen		C. General Provisions
8	Nach einer Nennwertveränderung im Rahmen des Kapitalbands gemäss diesem Artikel 5 sind neue Aktien mit gleichem Nennwert auszugeben wie die bestehenden Aktien.	8	After a change of the par value within the capital band pursuant to this Article 5, new Shares shall be issued with the same par value as the existing Shares.

Transocean 2023    AN-2    Proxy Statement

9	Erhöht sich das Aktienkapital aufgrund einer bedingten Kapitalerhöhung nach Artikel 6 dieser Statuten, so erhöhen sich die obere und die untere Grenze des Kapitalbands entsprechend dem Umfang der Erhöhung des Aktienkapitals.	9

If the share capital increases as a result of a conditional capital increase pursuant to Article 6 of these Articles of Association, the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital.

10	Im Falle einer Ausgabe von neuen Aktien unterliegen Zeichnung und Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien den Beschränkungen von Artikel 7 und Artikel 9 dieser Statuten.	10

In the event of an issue of new Shares, the subscription and acquisition of the new Shares and any subsequent transfer of the Shares shall be subject to the limitations pursuant to Article 7 and Article 9 of these Articles of Association.

(2) If both Agenda Items 5 and 14B are approved, (i) this number will be increased to reflect the aggregate authorization from these agenda items, and (ii) the proposed limitations to Article 5 of the Articles of Association on the use of capital authorized under Agenda Item 5 would also be incorporated into Article 5, resulting in a general authorization to issue [  ] shares as described in Agenda Item 5 and a limited authorization to issue [  ] shares as described in Agenda Item 14B.

Transocean 2023    AN-3    Proxy Statement

ANNEX C

Amendments to the Articles of Association to Implement the New Swiss Corporate Law Effective on January 1, 2023

1. Information and documentation available prior to the Annual General Meeting (Article 11 of the Articles of Association)

	Artikel 11		Article 11
Ordentliche Generalver-sammlung

Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt. Spätestens zwanzig Kalendertage vor der Versammlung sind der Geschäftsbericht, der Vergütungsbericht, die Revisionsberichte und der Bericht über die nichtfinanziellen Belange nach Artikel 964a OR (soweit und sobald, dass dieser Bericht gemäss anwendbarem Recht zu erstellen ist) den Aktionären zugänglich zu machen. Sofern diese Unterlagen nicht elektronisch zugänglich sind, kann jeder Aktionär verlangen, dass ihm unverzüglich eine Ausfertigung des Geschäftsberichts, des Vergütungsberichts, der Revisionsberichte und des Berichts über die nichtfinanziellen Belange nach Artikel 964a OR ohne Kostenfolge zugesandt wird.

Annual General Meeting

The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The Annual Report, the Compensation Report, the Auditor's Reports and the report on non-financial matters pursuant to article 964a CO (to the extent and as soon as such report is to be established in accordance with applicable law) shall be made available to the shareholders no later than twenty calendar days prior to the Annual General Meeting. Unless these documents are accessible electronically, each shareholder is entitled to request prompt delivery of a copy of the Annual Report, the Compensation Report, the Auditor's Reports and the report on non-financial matters pursuant to article 964a CO free of charge.

2. Rights of shareholders to request that a general meeting be convened (Article 12 para. 2 of the Articles of Association)

		Artikel 12			Article 12
Ausser-ordentliche Generalversammlung		[…]	Extraordinary General Meetings		[…]
	2	Ausserdem muss der Verwaltungsrat eine ausserordentliche Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn ein oder		2	An Extraordinary General Meeting shall further be convened by the Board of Directors upon resolution of a General Meeting of Shareholders or if so requested by one or more shareholders

Transocean 2023    AN-1    Proxy Statement

ANNEX C

mehrere Aktionäre, welche zusammen mindestens 5 % des im Handelsregister eingetragenen Aktienkapitals oder Stimmen vertreten, dies verlangen, unter der Voraussetzung, dass folgende Angaben gemacht werden: (a)(1) die Verhandlungsgegenstände, schriftlich unterzeichnet von dem/den antragstellenden Aktionär(en), (2) die Anträge sowie (3) der Nachweis der erforderlichen Anzahl der im Aktienbuch eingetragenen Aktien; und (b) die weiteren Informationen, die von der Gesellschaft nach den Regeln der U.S. Securities and Exchange Commission (SEC) in einem sog. Proxy Statement aufgenommen und veröffentlicht werden müssen.

who, in the aggregate, represent at least 5% of the share capital or votes recorded in the Commercial Register and who submit (a)(1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register and (b) such other information as would be required to be included in a proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission (SEC).

3. Form of general meeting notice (Article 13 para. 1; Article 33 para. 1 and 2 of the Articles of Association)

		Artikel 13			Article 13
Einberufung	1

Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls die Revisionsstelle, spätestens 20 Kalendertage vor dem Tag der Generalversammlung einberufen. Die Einberufung erfolgt gemäss Artikel 33 Abs. 2 dieser Statuten. Für die Einhaltung der Einberufungsfrist ist der Tag der Veröffentlichung der Einberufung im Publikationsorgan massgeblich, wobei der Tag der Veröffentlichung nicht mitzuzählen ist. Die im Aktienbuch eingetragenen Aktionäre können zudem auf dem ordentlichen Postweg oder in einer anderen Form, die den Nachweis durch Text ermöglicht, über die Generalversammlung informiert werden.

			Notice of Shareholders' Meetings	1

Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditor, no later than twenty calendar days prior to the date of the General Meeting of Shareholders. Notice of the General Meeting of Shareholders shall be given pursuant to Article 33 para. 2 of these Articles of Association. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record may in addition be informed of the General Meeting of Shareholders by ordinary mail

Transocean 2023    AN-2    Proxy Statement

ANNEX C

or in another form that allows proof by text.
2	[…]	2	[…]

		Artikel 33			Article 33
Bekannt-machungen, Mitteilungen	1	Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt. Der Verwaltungsrat kann weitere Publikationsorgane bezeichnen.	Announcements, Communications	1	The official means of publication of the Company shall be the Swiss Official Gazette of Commerce. The Board of Directors may specify other means of publication.

Transocean 2023    AN-3    Proxy Statement

ANNEX C

2

Soweit keine individuelle Benachrichtigung durch das Gesetz, börsengesetzliche Bestimmungen oder diese Statuten verlangt wird, gelten sämtliche Mitteilungen an die Aktionäre als gültig erfolgt, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht worden sind. Einladungen zu Generalversammlungen können stattdessen allein durch Veröffentlichung eines Proxy Statement (oder einer Änderung oder eines Zusatzes dazu) nach den Regeln der SEC erfolgen (wobei Änderungen oder Zusätze zu Einladungen, für die Zwecke dieser Statuten und den Vorschriften des Aktienrechts, auch ausschliesslich durch eine Veröffentlichung im Schweizerischen Handelsamtsblatt erfolgen dürfen). Schriftliche Bekanntmachungen der Gesellschaft an die Aktionäre werden auf dem ordentlichen Postweg oder in einer anderen Form, die den Nachweis durch Text ermöglicht, an die letzte im Aktienbuch verzeichnete Adresse des Aktionärs oder des bevollmächtigten Empfängers geschickt. Finanzinstitute, welche Aktien für wirtschaftlich Berechtigte halten und als solches im Aktienbuch eingetragen sind, gelten als bevollmächtigte Empfänger.

2

To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Invitations to General Meetings of Shareholders may also be made solely by way of a publication of a proxy statement (or amendments or supplements thereto) pursuant to SEC Regulations (whereby amendments or supplements to invitations, for purposes of these Articles of Associations and corporate law, may also be made exclusively by way of a publication in the Swiss Official Gazette of Commerce). Written communications by the Company to its shareholders shall be sent by ordinary mail or in another form that allows proof by text to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

4. General meeting authorities (Article 19, Article 29a para. 5a of the Articles of Association)

	Artikel 19		Article 19
Befugnisse der Generalver-sammlung	Der Generalversammlung sind folgende Geschäfte vorbehalten:	Powers of the General Meeting of Shareholders	The following powers shall be vested exclusively in the General Meeting of Shareholders:
	(a) Die Festsetzung und Änderung dieser Statuten;		(a) The adoption and amendment of these Articles of Association;

Transocean 2023    AN-4    Proxy Statement

ANNEX C

(b) die Wahl der Mitglieder des Verwaltungsrates, des Verwaltungsratspräsidenten, der Mitglieder des Vergütungsausschusses, der Revisionsstelle und des unabhängigen Stimmrechtsvertreters;	(b) the election of the members of the Board of Directors, the Chair of the Board of Directors, the members of the Compensation Committee, the Auditor and the independent proxy;
(c) die Genehmigung des Lageberichts und der Konzernrechnung;	(c) the approval of the Management Report and the Consolidated Financial Statements;
(d) die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;

(d)    the approval of the Annual Statutory Financial Statements of the Company and the resolution on the allocation of profit shown on the Annual Statutory Balance Sheet, in particular the determination of any dividend;

(e) die Festsetzung der Zwischendividende und die Genehmigung des dafür erforderlichen Zwischenabschlusses;	(e) the determination of interim dividends and the approval of interim financial statements required for such purposes;
(f) die Beschlussfassung über die Rückzahlung der gesetzlichen Kapitalreserve;	(f) the resolution regarding the repayment of the statutory capital reserve;
(g) die Zusammenlegung von Aktien;	(g) the combination of Shares;
(h) die Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung gemäss Artikel 29a dieser Statuten;	(h) the ratification of the compensation of the Board of Directors and the Executive Management Team pursuant to Article 29a of these Articles of Association;
(i) die Entlastung der Mitglieder des Verwaltungsrates und der Geschäftsleitung;	(i) the discharge from liability of the members of the Board of Directors and the Executive Management Team;

Transocean 2023    AN-5    Proxy Statement

ANNEX C

(j) die Genehmigung eines Zusammenschlusses mit einem Nahestehenden Aktionär (gemäss der Definition dieser Begriffe in Artikel 35 dieser Statuten);	(j) the approval of a Business Combination with an Interested Shareholder (as each such term is defined in Article 35 of these Articles of Association); and
(k) die Dekotierung der Beteiligungspapiere der Gesellschaft;	(k) the delisting of the Company's equity securities;
(l) die Genehmigung des Berichts über nichtfinanzielle Belange nach Artikel 964c OR; und	(l) the approval of the report on non-financial matters pursuant to article 964c CO; and

(m)   die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr, vorbehältlich Artikel 716a OR, durch den Verwaltungsrat vorgelegt werden.

(m)   the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

		Artikel 29a			Article 29a
Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung durch die Aktionäre		[…]	Shareholder Ratification of Compensation of the Board of Directors and the Executive Management Team		[…]
5a

Wird variable Vergütung des Verwaltungsrats oder der Geschäftsleitung von den Aktionären an der ordentlichen Generalversammlung prospektiv genehmigt, legt der Verwaltungsrat den Aktionären an der ordentlichen Generalversammlung den Vergütungsbericht gemäss Schweizer Obligationenrecht zur Konsultativabstimmung vor.

5a

If variable compensation of the Board of Directors or the Executive Management is approved by shareholders at the Annual General Meeting of Shareholders prospectively, the Board of Directors shall submit the compensation report established under the Swiss Code of Obligations to an advisory vote of shareholders at the Annual General Meeting of Shareholders.

		[…]			[…]

Transocean 2023    AN-6    Proxy Statement

ANNEX C

5. Additional shareholder resolutions subject to a qualified majority (Article 20 of the Articles of Association)

		Artikel 20			Article 20
Besonderes Quorum	1	Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der an der Generalversammlung vertretenen Stimmen und die absolute Mehrheit der an der Generalversammlung vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:	Special Vote	1

The approval of at least two-thirds of the votes and the absolute majority of the par value of Shares, each as represented at a General Meeting of Shareholders, shall be required for resolutions with respect to:

		(a) Die Ergänzung oder Änderung des Gesellschaftszweckes gemäss Artikel 2 dieser Statuten;			(a) The amendment or modification of the purpose of the Company as described in Article 2 of these Articles of Association;
		(b) die Zusammenlegung von Aktien, die an einer Börse kotiert sind;			(b) the combination of Shares listed on a stock exchange;
		(c) die Einführung und Abschaffung von Stimmrechtsaktien;			(c) the creation and the cancelation of shares with privileged voting rights;
		(d) die Beschränkung der Übertragbarkeit der Aktien und die Aufhebung einer solche Beschränkung;			(d) the restriction on the transferability of Shares and the cancelation of such restriction;
		(e) die Beschränkung der Ausübung des Stimmrechts und die Aufhebung einer solchen Beschränkung;			(e) the restriction on the exercise of the right to vote and the cancelation of such restriction;
		(f) die Einführung oder Änderung eines Kapitalbands oder eines/des bedingten Kapitals;			(f) the introduction of or the amendment to a capital band or conditional share capital;
		(g) den Wechsel der Währung des Aktienkapitals;			(g) the change of currency of the share capital;
		(h) die Dekotierung der Beteiligungspapiere der Gesellschaft;			(h) the delisting of the Company's equity securities;

Transocean 2023    AN-7    Proxy Statement

ANNEX C

	(i) die Kapitalerhöhung (i) aus Eigenkapital, (ii) gegen Sacheinlage oder (iii) die Gewährung von besonderen Vorteilen;		(i) an increase in share capital (i) through the conversion of capital surplus, (ii) through contribution in kind, or (iii) the granting of special privileges;
	(j) die Einschränkung oder Aufhebung des Bezugsrechts;		(j) the limitation on or withdrawal of preemptive rights;
	(k) die Verlegung des Sitzes der Gesellschaft;		(k) the relocation of the registered office of the Company;
	(l) die Umwandlung von Namen- in Inhaberaktien und umgekehrt;		(l) the conversion of registered shares into bearer shares and vice versa;
	(m) die Einführung einer statutarischen Schiedsklausel; und		(m) the introduction of an arbitration agreement in the Articles of Association; and
	(n) die Auflösung der Gesellschaft.		(n) the dissolution of the Company.
2	[…]	2	[…]
3

Zusätzlich zu etwaigen gesetzlich bestehenden Zustimmungserfordernissen ist ein Beschluss der Generalversammlung mit einer Mehrheit, die mindestens die Summe von: (i) zwei Drittel aller stimmberechtigten Aktien; zuzüglich (ii) einer Zahl von stimmberechtigten Aktien, die einem Drittel der von Nahestehenden Aktionären (wie in Artikel 35 dieser Statuten definiert) gehaltenen Aktienstimmen entspricht, auf sich vereinigt, erforderlich für (1) jeden Zusammenschluss der Gesellschaft mit einem Nahestehenden Aktionär innerhalb eines Zeitraumes von drei Jahren, seitdem diese Person zu einem Nahestehenden Aktionär wurde, (2) jede Änderung von Artikel 19(i) dieser Statuten oder (3) jede Änderung von

3

In addition to any approval that may be required under applicable law, the approval of a majority at least equal to the sum of: (i) two-thirds of the Shares entitled to vote; plus (ii) a number of Shares entitled to vote that is equal to one-third of the number of Shares held by Interested Shareholders (as defined in Article 35 of these Articles of Association), shall be required for the Company to (1) engage in any Business Combination with an Interested Shareholder for a period of three years following the time that such Person became an Interested Shareholder, (2) amend Article 19(i) of these Articles of Association or (3) amend this Article 20 para. 3 of these Articles of Association (including any of the definitions pertaining thereto as set forth

Transocean 2023    AN-8    Proxy Statement

ANNEX C

Artikel 20 Abs. 3 dieser Statuten (einschliesslich der dazugehörigen Definitionen in Artikel 35 dieser Statuten). Das im vorangehenden Satz aufgestellte Zustimmungserfordernis ist jedoch nicht anwendbar falls:

in Article 35 of these Articles of Association); provided, however, that the approval requirement in the preceding sentence shall not apply if:
(a) […]	(a) […]

6. Consideration payable for a non-competition undertaking of an Executive Management Team member (Article 29d para 4 of the Articles of Association)

		Artikel 29d			Article 29d
Verträge betreffend Vergütung mit Mitgliedern des Verwaltungs-rates und der Geschäfts- leitung		[…]	Agreements Regarding Compensation With Members of the Board of Directors and the Executive Management Team		[…]
	4	Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung Konkurrenzverbote für die Zeit nach Beendigung des Arbeitsvertrags vereinbaren. Die Dauer eines solchen Konkurrenzverbots für ein Mitglied der Geschäftsleitung darf ein (1) Jahr nicht überschreiten, und die Entschädigung für ein Konkurrenzverbot darf den Durchschnitt der in den vergangen drei Geschäftsjahren an das betreffende Mitglied der Geschäftsleitung bezahlten Vergütung nicht übersteigen.		4

The Company or companies under its control may enter into non-competition agreements with members of the Executive Management Team for the period after the termination of the employment agreement. The duration of any such non-competition undertaking by an Executive Management Team member shall not exceed one (1) year, and the consideration paid for a non-competition undertaking shall not exceed the average of the compensation paid to the relevant member of the Executive Management Team during the three preceding financial years.

Transocean 2023    AN-9    Proxy Statement

ANNEX C

7. “Mandates” outside the group

		Artikel 29e			Article 29e
Mandate ausserhalb des Konzerns		[…]	Mandates Outside the Group		[…]
	4	Als “Mandate” gelten Positionen in vergleichbaren Funktionen bei anderen Unternehmen mit wirtschaftlichem Zweck. Mandate in verschiedenen Rechtseinheiten, die unter einheitlicher Kontrolle oder gleicher wirtschaftlicher Berechtigung stehen, gelten als ein Mandat.		4

“Mandates” shall mean positions in comparable functions at other enterprises with an economic purpose. Mandates in different legal entities that are under joint or common Control or same beneficial ownership shall be deemed one Mandate.

8. Administrative and technical changes to our Articles of Association

		Artikel 14			Article 14
Traktandierung		[…]	Agenda		[…]
	2	Zu nicht gehörig angekündigten Verhandlungsgegenständen können keine Beschlüsse gefasst werden. Hiervon ausgenommen sind jedoch der Beschluss über den in einer Generalversammlung gestellten Antrag auf (i) Einberufung einer ausserordentlichen Generalversammlung sowie (ii) Durchführung einer Sonderuntersuchung gemäss Artikel 697c des Schweizerischen Obligationenrechts (OR).		2

No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given. Proposals made during a General Meeting of Shareholders to (i) convene an Extraordinary General Meeting or (ii) initiate a special investigation in accordance with article 697c of the Swiss Code of Obligations (CO) are not subject to the due notice requirement set forth herein.

		[…]			[…]

Transocean 2023    AN-10    Proxy Statement

ANNEX C

		Artikel 21			Article 21
Präsenzquorum	1	Die nachfolgend aufgeführten Angelegenheiten erfordern zum Zeitpunkt der Konstituierung der Generalversammlung ein Präsenzquorum von Aktionären oder deren Vertretern, welche mindestens zwei Drittel des im Handelsregister eingetragenen Aktienkapitals vertreten, damit die Generalversammlung beschlussfähig ist: (a) Die Beschlussfassung über die Abwahl eines amtierenden Verwaltungsratsmitglieds; und (a) die Beschlussfassung, diesen Artikel 21 oder Artikel 18, 19(i), 20, 22, 23 oder 24 dieser Statuten zu ergänzen, zu ändern, nicht anzuwenden oder ausser Kraft zu setzen.	Presence Quorum	1

The matters set forth below require that a quorum of shareholders of record holding in person or by proxy at least two-thirds of the share capital recorded in the Commercial Register are present at the time when the General Meeting of Shareholders proceeds to business:

(a)  the adoption of a resolution to remove a serving Director; and

(b)  the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel this Article 21 or Articles 18, 19(i), 20, 22, 23 or 24 of these Articles of Association.

		[…]			[…]

Transocean 2023    AN-11    Proxy Statement

ANNEX C

		Abschnitt 8: Definitionen			Section 8: Definitions
		Artikel 35			Article 35
		[…]			[…]
Zusammenschluss	14	Zusammenschluss bedeutet, wenn im Rahmen dieser Statuten in Bezug auf die Gesellschaft oder einen Nahestehenden Aktionär der Gesellschaft verwendet:	Business Combination	14	Business Combination, when used in these Articles of Association in reference to the Company and any Interested Shareholder of the Company, means:

(a)   Jede Fusion oder andere Form des Zusammenschlusses der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, mit (1) dem Nahestehenden Aktionär oder (2) einer anderen Kapitalgesellschaft, rechts- oder nicht-rechtsfähigen Personengesellschaft oder einem anderen Rechtsträger, soweit diese Fusion oder andere Form des Zusammenschlusses durch den Nahestehenden Aktionär verursacht worden ist und als Folge dieser Fusion oder anderen Form des Zusammenschlusses Artikel 19(i) und Artikel 20 Abs. 3 dieser Statuten (sowie jede der dazu gehörigen Definition in Artikel 35 dieser Statuten) oder im Wesentlichen gleiche Bestimmungen wie Artikel 19(f), Artikel 20 Abs. 3 (und die dazugehörigen Definitionen in Artikel 35 dieser Statuten auf den überlebenden Rechtsträger) nicht anwendbar sind;

(a)    Any merger or consolidation of the Company or any direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Shareholder or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation Article 19(i) and Article 20 para. 3 of these Articles of Association (including the relevant definitions in Article 35 of these Articles of Association pertaining thereto) or a provision substantially the same as such Article 19(f) and Article 20 para. 3 (including the relevant definitions in Article 35) are not applicable to the surviving entity;

		(b) […]			(b) […]

Transocean 2023    AN-12    Proxy Statement